UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	October 25, 2004
OGE ENERGY CORP.
(Exact Name of Registrant as Specified in Its Charter)
Oklahoma
(State or Other Jurisdiction of Incorporation)
1-12579	73-1481638
(Commission File Number)	(IRS Employer Identification No.)
321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321
(Address of Principal Executive Offices)	(Zip Code)
405-553-3000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 1.02 Termination of a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

        On October 20, OGE Energy Corp. (“OGE Energy”) and its wholly-owned subsidiary, Oklahoma Gas and Electric Company (“OG&E”), entered into separate unsecured five-year revolving credit facilities (each, a “Facility”), with an option, which may be exercised up to two times, to extend the Facility for an additional year. OGE Energy’s $450 million Facility replaced its $300 million 364-day credit facility that was to expire on December 9, 2004. OG&E’s $100 million Facility replaced its $100 million 364-day credit facility that was to expire on December 9, 2004. There were no borrowings outstanding under either of these terminated facilities.

        Both Facilities permit borrowings at interest rates equal to the eurodollar base rate, plus a margin of 0.22% to 1.25%, or an alternate base rate. Both Facilities have facility fees that range from 0.08% to 0.25%. If more than 50% of the Facility is utilized, a utilization fee at a per annum rate ranging from 0.10% to 0.25% is payable by the borrower. In addition, both Facilities provide for an annual fee to be paid to the administrative agent. Interest rates and facility fees are based on the borrower’s then-current senior unsecured credit rating. Each of the Facilities provide for issuance of up to $100 million of face amount of letters of credit, provided that the face amount of any letter of credit issued under the Facility reduces the amount available to be borrowed under the Facility. Advances under the Facilities are subject to certain conditions precedent, including the accuracy in all material respects of certain representations and warranties and the absence of any default or unmatured default. Advances may be used to refinance existing indebtedness and for general corporate purposes, including commercial paper liquidity support.

        Both Facilities have a financial covenant requiring that the borrower maintain a maximum debt to capitalization ratio of 65%, as defined in the Facilities. The Facilities also contain covenants which restrict the borrower and certain subsidiaries in respect of, among other things, mergers and consolidations, sales of certain assets, incurrence of liens and transactions with affiliates. Both Facilities are subject to acceleration upon the occurrence of any default, including acceleration of and termination of commitments relating to indebtedness (other than non-recourse indebtedness) of $65 million or more in the aggregate, change of control (as defined in each of the Facilities), nonpayment of judgments in excess of $65 million, and the occurrence of certain ERISA and bankruptcy events.

        As of October 22, 2004, there were no borrowings outstanding under either Facility.

        For further information regarding the terms of the Facilities, see the credit agreements which are attached as Exhibit 99.01 and Exhibit 99.02 and incorporated by reference herein.

        OGE Energy is the parent company of OG&E, a regulated electric utility with approximately 733,000 customers in Oklahoma and western Arkansas, and Enogex Inc. and its subsidiaries (“Enogex”), a natural gas pipeline business with principal operations in Oklahoma and Arkansas.

Item 8.01 Other Events

        On October 25, 2004, the Company is scheduled to make a financial presentation at the Edison Electric Institute Financial Conference to discuss, among other things, 2004 and 2005 earnings guidance.

        For 2004, the Company expects consolidated earnings to be near $1.60 per share compared to previous guidance of between $1.60 and $1.70 per share. The primary reason for the low-end of the earnings range is due to the impact of mild summer weather at OG&E which had cooling degree days 14 percent below normal during the third quarter. The mild third quarter weather negatively impacted OG&E’s revenues by approximately $20 million, or $0.14 per share. OG&E’s earnings range is now expected to be between $111 million and $115 million, or $1.26 to $1.30 per share. In addition, Enogex has recorded an impairment charge of approximately $8.6 million in the third quarter of 2004 related to notification received from a customer that a transportation agreement on four of its pipeline segments located in West Texas would be terminated effective December 31, 2004. In conjunction with the preparation of the third quarter financial statements, Enogex performed an evaluation on these assets and concluded that an impairment charge needed to be recorded. Enogex still expects to meet its previous 2004 earnings guidance of between $40 million and $44 million, or $0.45 to $0.50 per share. The 2004 earnings guidance for the holding company remains unchanged at a projected loss of approximately $13 million to $14 million, or $0.15 to $0.16 per share.

        For 2005, the Company expects consolidated earnings will be between $136 million and $145 million, or $1.50 to $1.60 per share, assuming approximately 90.4 million average diluted shares outstanding. OG&E’s earnings are projected to be between $108 million and $112 million, or $1.19 to $1.23 per share. OG&E expects margin growth of near two percent to be more than offset by increased operating expenses and higher interest costs associated with the issuance of $140 million of long-term debt in August 2004. OG&E expects to file a rate case in mid-year 2005 to recover, among other things, its investment in, and the operating expenses of, the McClain Plant and expects new rates to be in effect by the first quarter of 2006. The earnings guidance also assumes full recovery of the costs associated with the Enogex gas transportation and storage services now pending before the Oklahoma Corporation Commission (“OCC”). On October 22, 2004, the administrative law judge overseeing the proceeding recommended $41.9 million recovery with OG&E refunding to its customers any amounts collected in excess of this amount. If this recommendation ultimately is accepted, OG&E believes its refund obligation would be approximately $6.2 million, which the Company does not believe is material in light of previously established reserves. An OCC order in this case is expected by the end of 2004.

        For 2005, Enogex projects earnings of between $39 million and $43 million, or $0.43 to $0.48 per share. Enogex forecasts lower margins due to lower commodity spreads of $1.53 per Million British thermal unit (“MMBtu”) in 2005 as compared to $2.21 per MMBtu in 2004. These lower margins assume lower average natural gas liquids prices of $0.71 per gallon in 2005 as compared to $0.78 per gallon in 2004. These lower commodity prices are primarily offset by lower operating expenses due to the $8.6 million impairment charge recorded in the third quarter of 2004 and lower interest expenses due to the retirement of long-term debt.

        For 2005, the holding company, which primarily has interest expense but no operating revenue, projects a loss between $6 million and $8 million, or $0.07 to $0.09 per share. The decrease in the projected loss as compared to 2004 is primarily due to lower interest expenses associated with the retirement of $200 million of trust preferred securities on October 15, 2004.

        The matters discussed above regarding 2004 and 2005 earnings guidance are forward-looking statements that are subject to certain risks, uncertainties and assumptions. Actual results may vary materially. Factors that could cause actual results to differ materially include, but are not limited to: general economic conditions, including the availability of credit, actions of rating agencies and their impact on capital expenditures; the Company’s ability and the ability of its subsidiaries to obtain financing on favorable terms; prices of electricity, natural gas and natural gas liquids, each on a stand-alone basis and in relation to each other; business conditions in the energy industry; competitive factors including the extent and timing of the entry of additional competition in the markets served by the Company; unusual weather; federal or state legislation and regulatory decisions and initiatives that affect cost and investment recovery, have an impact on rate structures and affect the speed and degree to which competition enters the Company’s markets; changes in accounting standards, rules or guidelines; creditworthiness of suppliers, customers and other contractual parties; the higher degree of risk associated with the Company’s nonregulated business compared with the Company’s regulated utility business; and other commitments, contingencies and risk factors listed in the reports filed from time to time by the Company with the Securities and Exchange Commission including Exhibit 99.01 to the Company’s Form 10-K for the year ended December 31, 2003.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits
Exhibit Number	Description
99.01	Credit agreement dated October 20, 2004, by and between the Company, Wachovia Bank, National Association, JPMorgan Chase Bank, Citibank, N.A., The Royal Bank of Scotland plc and Union Bank of California, N.A.

99.02	Credit agreement dated October 20, 2004, by and between OG&E, Wachovia Bank, National Association, JPMorgan Chase Bank, Citibank, N.A., The Royal Bank of Scotland plc and Union Bank of California, N.A.

99.03	Press release dated October 20, 2004, announcing OGE Energy Corp. announces new credit facilities.

      SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP. (Registrant)
By	/s/ Donald R. Rowlett
Donald R. Rowlett Vice President and Controller (On behalf of the registrant and in his capacity as Chief Accounting Officer)

October 25, 2004

Exhibit 99.01

EXECUTION COPY

CREDIT AGREEMENT

DATED AS OF OCTOBER 20, 2004

AMONG

OGE ENERGY CORP.,

THE LENDERS

AND

WACHOVIA BANK, NATIONAL ASSOCIATION
AS SYNDICATION AGENT

AND

JPMORGAN CHASE BANK
AS SYNDICATION AGENT

AND

CITIBANK, N.A., THE ROYAL BANK OF SCOTLAND plc
AND UNION BANK OF CALIFORNIA, N.A.
AS CO-DOCUMENTATION AGENTS

WACHOVIA CAPITAL MARKETS, LLC AND J.P. MORGAN SECURITIES INC.
AS CO-LEAD ARRANGERS AND JOINT BOOK RUNNERS

SIDLEY AUSTIN BROWN & WOOD
Bank One Plaza
10 South Dearborn Street
Chicago, Illinois 60603

TABLE OF CONTENTS
ARTICLE I	DEFINITIONS	1
ARTICLE II	THE CREDITS	13
2.1.	Commitment	13
2.2.	Required Payments; Termination	14
2.3.	Ratable Loans	14
2.4.	Types of Advances	14
2.5.	Facility Fee; Utilization Fee; Reductions in Aggregate Commitment	14
2.6.	Minimum Amount of Each Advance	15
2.7.	Optional Principal Payments	15
2.8.	Method of Selecting Types and Interest Periods for New Advances	15
2.9.	Conversion and Continuation of Outstanding Advances	16
2.10.	Changes in Interest Rate, etc.	16
2.11.	Rates Applicable After Default	17
2.12.	Method of Payment	17
2.13.	Noteless Agreement; Evidence of Indebtedness	17
2.14.	Telephonic Notices	18
2.15.	Interest Payment Dates; Interest and Fee Basis	18
2.16.	Notification of Advances, Interest Rates, Prepayments and
	Commitment Reductions; Availability or Loans	19
2.17.	Lending Installations	19
2.18.	Non-Receipt of Funds by the Agent	19
2.19.	Replacement of Lender	20
2.20.	Facility LCs	20
2.21.	Extension of Revolving Credit Termination Date	25
ARTICLE III	YIELD PROTECTION; TAXES	25
3.1.	Yield Protection	25
3.2.	Changes in Capital Adequacy Regulations	26
3.3.	Availability of Types of Advances	27
3.4.	Funding Indemnification	27
3.5.	Taxes	27
3.6.	Lender Statements; Survival of Indemnity	29
3.7.	Alternative Lending Installation	30
ARTICLE IV	CONDITIONS PRECEDENT	30
4.1.	Initial Credit Extension	30
4.2.	Each Credit Extension	31
ARTICLE V	REPRESENTATIONS AND WARRANTIES	32
5.1.	Existence and Standing	32

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5.2.	Authorization and Validity	32
5.3.	No Conflict; Government Consent	32
5.4.	Financial Statements	33
5.5.	Material Adverse Change	33
5.6.	Taxes	33
5.7.	Litigation	33
5.8.	Subsidiaries	33
5.9.	Regulation U	33
5.10.	Compliance With Laws	34
5.11.	Investment Company Act	34
5.12.	Public Utility Holding Company Act	34
5.13.	Non-Energy-Related Assets	34
ARTICLE VI	COVENANTS	34
6.1.	Financial Reporting	34
6.2.	Use of Proceeds	35
6.3.	Notice of Default	36
6.4.	Maintenance of Existence	36
6.5.	Taxes	36
6.6.	Insurance	36
6.7.	Compliance with Laws	36
6.8.	Maintenance of Properties	36
6.9.	Inspection; Keeping of Books and Records	36
6.10.	Merger	37
6.11.	Sale of Assets	37
6.12.	Liens	38
6.13.	Affiliates	40
6.14.	Leverage Ratio	41
ARTICLE VII	DEFAULTS	41
ARTICLE VIII	ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES	43
8.1.	Acceleration	43
8.2.	Amendments	44
8.3.	Preservation of Rights	45
ARTICLE IX	GENERAL PROVISIONS	45
9.1.	Survival of Representations	45
9.2.	Governmental Regulation	45
9.3.	Headings	45
9.4.	Entire Agreement	45
9.5.	Several Obligations; Benefits of this Agreement	45
9.6.	Expenses; Indemnification	46
9.7.	Numbers of Documents	46

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9.8.	Accounting	46
9.9.	Severability of Provisions	47
9.10.	Nonliability of Lenders	47
9.11.	Confidentiality	47
9.12.	Lenders Not Utilizing Plan Assets	48
9.13.	Nonreliance	48
9.14.	Disclosure	48
9.15.	USA Patriot Act Notification	48
9.16.	Existing Credit Agreement	49
ARTICLE X	THE AGENT	49
10.1.	Appointment; Nature of Relationship	49
10.2.	Powers	49
10.3.	General Immunity	49
10.4.	No Responsibility for Loans, Recitals, etc.	49
10.5.	Action on Instructions of Lenders	50
10.6.	Employment of Agents and Counsel	50
10.7.	Reliance on Documents; Counsel	50
10.8.	Agent's Reimbursement and Indemnification	50
10.9.	Notice of Default	51
10.10.	Rights as a Lender	51
10.11.	Lender Credit Decision	51
10.12.	Successor Agent	52
10.13.	Agent and Arrangers’ Fees	52
10.14.	Delegation to Affiliates	52
10.15.	Syndication Agent and Co-Documentation Agents	52
ARTICLE XI	SETOFF; RATABLE PAYMENTS	53
11.1.	Setoff	53
11.2.	Ratable Payments	53
ARTICLE XII	BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS	53
12.1.	Successors and Assigns	53
12.2.	Participations	54
12.3.	Assignments	55
12.4.	Dissemination of Information	56
12.5.	Tax Certifications	56
ARTICLE XIII	NOTICES	57
13.1.	Notices	57
13.2.	Change of Address	57
ARTICLE XIV	COUNTERPARTS	57

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ARTICLE XV	CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL	57

SCHEDULES

Commitment Schedule

Pricing Schedule

Schedule 1	-	Subsidiaries
Schedule 2	-	Liens
Schedule 3	-	Non-Energy-Related Assets

EXHIBITS

Exhibit A	-	Form of Borrower’s Counsels’ Opinions
Exhibit B	-	Form of Compliance Certificate
Exhibit C	-	Form of Assignment and Assumption Agreement
Exhibit D	-	Form of Loan/Credit Related Money Transfer Instruction
Exhibit E	-	Form of Promissory Note (if requested)

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CREDIT AGREEMENT

        This Agreement, dated as of October 20, 2004, is among OGE Energy Corp., an Oklahoma corporation, the Lenders and Wachovia Bank, National Association, a national banking association, as Administrative Agent, JPMorgan Chase Bank, as Syndication Agent and Citibank, N.A., The Royal Bank of Scotland plc and Union Bank of California, N.A. as Co-Documentation Agents. The parties hereto agree as follows:

ARTICLE I

DEFINITIONS

        As used in this Agreement:

        “Accounting Changes” is defined in Section 9.8 hereof.

        “Advance” means a borrowing hereunder, (i) made by the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurodollar Loans, for the same Interest Period.

        “Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

        “Agent” means Wachovia in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

        “Aggregate Commitment” means the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof. The initial Aggregate Commitment is Four Hundred Fifty Million and 00/100 Dollars ($450,000,000).

        “Aggregate Outstanding Credit Exposure” means, at any time, the aggregate of the Outstanding Credit Exposure of all the Lenders.

        “Agreement” means this Credit Agreement, as it may be amended, restated, supplemented or otherwise modified and as in effect from time to time.

        “Agreement Accounting Principles” means generally accepted accounting principles applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4, as modified in accordance with Section 9.8.

        “Alternate Base Rate” means, for any day, a fluctuating rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day and one half of one percent (0.5% ) per annum.

        “Applicable Fee Rate” means, with respect to the Facility Fee and the Utilization Fee at any time, the percentage rate per annum which is applicable at such time with respect to each such fee as set forth in the Pricing Schedule.

        “Applicable Margin” means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.

        “Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

        “Arranger” means each of (i) Wachovia Capital Markets, LLC and (ii) J.P. Morgan Securities Inc., and their respective successors, in its capacity as Co-Lead Arranger and Joint Book Runner.

        “Article” means an article of this Agreement unless another document is specifically referenced.

        “Assignment and Assumption Agreement” means an assignment agreement in the form of Exhibit C hereto.

        “Authorized Officer” means any of the president, chief financial officer, treasurer, an assistant treasurer or the controller of the Borrower or such other representative of the Borrower as may be designated by any one of the foregoing with the consent of the Agent.

        “Borrower” means OGE Energy Corp., an Oklahoma corporation, and its permitted successors and assigns (including, without limitation, a debtor in possession on its behalf).

        “Borrowing Date” means a date on which an Advance is made hereunder.

        “Borrowing Notice” is defined in Section 2.8.

        “Business Day” means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Charlotte, North Carolina and New York, New York for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes (including, without limitation, any borrowing or payment of Floating Rate Advances), a day (other than a Saturday or Sunday) on which banks generally are open in Charlotte, North Carolina for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

        “Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

        “Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

        “Change in Control” means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of voting stock of the Borrower or (ii) the majority of the Board of Directors of the Borrower fails to consist of Continuing Directors.

        “Closing Date” means October 20, 2004.

        “Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any rule or regulation issued thereunder.

        “Co-Documentation Agent” means each of Citibank, N.A., The Royal Bank of Scotland plc and Union Bank of California, N.A. in its capacity as Co-Documentation Agent hereunder.

        “Collateral Shortfall Amount” is defined in Section 8.1.

        “Commitment” means, for each Lender, including, without limitation, the LC Issuer, such Lender’s obligation to make Loans to, and participate in Facility LCs issued upon the application of, the Borrower in aggregate amount not exceeding the amount set forth on the Commitment Schedule opposite such Lender’s name, as it may be modified as a result of any assignment that has become effective pursuant to Section 12.3 or as otherwise modified from time to time pursuant to the terms hereof.

        “Commitment Schedule” means the Schedule identifying each Lender’s Commitment as of the Closing Date attached hereto and identified as such.

        “Consolidated Capitalization” means the sum of (i) Consolidated Indebtedness, (ii) consolidated common stockholders’ equity as would appear on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared in accordance with Agreement Accounting Principles, (iii) the aggregate liquidation preference of preferred stocks (other than preferred stocks subject to mandatory redemption or repurchase) of the Borrower and its Consolidated Subsidiaries upon involuntary liquidation, (iv) the aggregate outstanding amount of all Equity Preferred Securities and (v) minority interests as would appear on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared in accordance with Agreement Accounting Principles.

        “Consolidated Indebtedness” means, at any date, all Indebtedness of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles, excluding, however, all Non-Recourse Indebtedness.

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        “Consolidated Subsidiary” means, for any Person, at any date any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date; unless otherwise specified “Consolidated Subsidiary” means a Consolidated Subsidiary of the Borrower.

        “Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

        “Continuing Director” means, with respect to any Person as of any date of determination, any member of the board of directors of such Person who (a) was a member of such board of directors on the Closing Date, or (b) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board at the time of such nomination or election.

        “Controlled Group” means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

        “Conversion/Continuation Notice” is defined in Section 2.9.

        “Credit Extension” means the making of an Advance or the issuance of a Facility LC hereunder.

        “Credit Extension Date” means the Borrowing Date for an advance or the issuance date for a Facility LC.

        “Default” means an event described in Article VII.

        “Dollar” and “$” means dollars in the lawful currency of the United States of America.

        “Energy-Related Assets” means or includes assets used for the generation, transmission or distribution of electric energy or used for the distribution of natural or manufactured gas which provide services (directly or indirectly) to (i) a “public utility company” as defined under PUHCA and/or (ii) a state-regulated public utility, in each case owned, directly or indirectly, by the Borrower.

        “Enogex” means Enogex, Inc., an Oklahoma corporation and its permitted successors and assigns.

4

        “Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

        “Equity Preferred Securities” means any securities, however denominated, (i) issued by the Borrower or any Consolidated Subsidiary of the Borrower, (ii) that are not subject to mandatory redemption or the underlying securities, if any, of which are not subject to mandatory redemption, (iii) that are perpetual or mature no less than 20 years from the date of issuance, (iv) the indebtedness issued in connection with which, including any guaranty, is subordinated in right of payment to the unsecured and unsubordinated indebtedness of the issuer of such indebtedness or guaranty and (v) the terms of which permit the deferral of interest or distributions thereon to a date occurring after the first anniversary of the Revolving Credit Termination Date.

        “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rules or regulations issued thereunder.

        “Eurodollar Advance” means an Advance which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurodollar Rate.

        “Eurodollar Base Rate” means, with respect to a Eurodollar Advance for the relevant Interest Period, (a) the rate per annum appearing on Page 3750 of the Bridge Telerate Service (formerly Dow Jones Market Service) (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period; (b) if for any reason the rate specified in clause (a) of this definition does not so appear on Page 3750 of the Bridge Telerate Service (or any successor or substitute page or any such successor to or substitute for such Service), the rate per annum appearing on Reuters Screen LIBO page (or any successor or substitute page) as the London interbank offered rate for deposits in dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period; and (c) if the rate specified in clause (a) of this definition does not so appear on Page 3750 of the Bridge Telerate Service (or any successor or substitute page or any such successor to or substitute for such Service) and if no rate specified in clause (b) of this definition so appears on Reuters Screen LIBO page (or any successor or substitute page), the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Agent to be the rate at which Wachovia or one of its affiliate banks offers to place deposits in Dollars with first class banks in the London interbank market at

5

approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, in the amount of $5,000,000, and having a maturity equal to such Interest Period.

        “Eurodollar Loan” means a Loan which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurodollar Rate.

        “Eurodollar Rate” means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (ii) the Applicable Margin.

        “Excluded Taxes” means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes (imposed in lieu of net income taxes) imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or any political combination or subdivision or taxing authority thereof or (ii) the jurisdiction in which the Agent’s or such Lender’s principal executive office or such Lender’s applicable Lending Installation is located.

        “Exhibit” refers to an exhibit to this Agreement, unless another document is specifically referenced.

        “Existing Credit Agreement” means that certain Credit Agreement dated as of December 11, 2003 among the Borrower, the financial institutions party thereto as lenders and agents and Bank One, NA, as administrative agent, as the same has been amended, restated, supplemented or otherwise modified from time to time.

        “Facility LC” is defined in Section 2.20.1

        “Facility LC Application” is defined in Section 2.20.3

        “Facility LC Collateral Account” is defined in Section 2.20.11

        “Facility Fee” is defined in Section 2.5.1.

        “Federal Funds Effective Rate” means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:00 a.m. (Charlotte, North Carolina time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

        “Fitch” means Fitch Ratings and any successor thereto.

        “Floating Rate” means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) the Applicable Margin.

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        “Floating Rate Advance” means an Advance which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

        “Floating Rate Loan” means a Loan which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

        “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

        “GAAP” means generally accepted accounting principles in effect from time to time.

        “Indebtedness” of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all indebtedness of such Person for the deferred purchase price of property or services purchased (excluding current accounts payable incurred in the ordinary course of business), (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired, (iv) all indebtedness under Capitalized Leases in accordance with Agreement Accounting Principles, (v) all reimbursement obligations outstanding of such Person with respect to surety bonds, Letters of Credit and bankers’ acceptances, (vi) indebtedness secured by any Lien on property or assets of such Person, whether or not assumed (but in any event not exceeding the fair market value of the property or asset), (vii) all direct guarantees of Indebtedness referred to in clauses (i)-(vi) above of another Person and (viii) all amounts payable in connection with mandatory redemptions or repurchases of preferred stock.

        “Interest Period” means, with respect to a Eurodollar Advance, a period of one, two, three or six months or such other period agreed to by the Lenders and the Borrower, commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on but exclude the day which corresponds numerically to such date one, two, three or six months or such other agreed upon period thereafter; provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month or such other succeeding period, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month or such other succeeding period. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day; provided,however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

        “Investment Grade Status” exists as to any Person at any date if all senior long-term unsecured debt securities of such Person outstanding at such date which had been rated by S&P, Moody’s or Fitch are rated BBB- or higher by S&P, Baa3 or higher by Moody’s or BBB- or higher by Fitch, as the case may be.

        “LC Fee” is defined in Section 2.20.4.

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        “LC Issuers” means (i) Wachovia (or any subsidiary or affiliate of Wachovia designated by Wachovia) in its separate capacity as an issuer of Facility LCs pursuant to 2.20 hereunder with respect to each Facility LC issued or deemed issued by Wachovia upon the Borrower’s request and (ii) any Lender (other than Wachovia), or any subsidiary or affiliate of such Lender designated by such Lender, in its separate capacity as an issuer of Facility LCs pursuant to 2.20 with respect to any and all Facility LCs issued by such Lender in its sole discretion upon the Borrower’s request. All references contained in this Agreement and the other Loan Documents to the “LC Issuer” shall be deemed to apply equally to each of the institutions referred to in clauses (i) and (ii) of this definition in their respective capacities as issuers of any and all Facility LCs issued by each such institution.

        “LC Obligations” means, at any time, the sum, without duplication, of (i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.

        “LC Payment Date” is defined in Section 2.20.5.

        “Lenders” means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns. Unless otherwise specified, the term “Lenders” includes the LC Issuer.

        “Lending Installation” means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent listed on the signature pages hereof or on the administrative information sheets provided to the Agent in connection herewith or on a Schedule or otherwise selected by such Lender or the Agent pursuant to Section 2.17.

        “Letter of Credit” of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

        “Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

        “Loan” means, with respect to a Lender, such Lender’s loan made pursuant to Article II (or any conversion or continuation thereof).

        “Loan Documents” means this Agreement, the Facility LC Applications and all other documents, instruments, notes (including any Notes issued pursuant to Section 2.13 (if requested)) and agreements executed in connection therewith or contemplated thereby, as the same may be amended, restated or otherwise modified and in effect from time to time.

        “Material Adverse Effect” means a material adverse effect on (i) the business, Property, condition (financial or otherwise), operations or results of operations of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the

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Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent, the LC Issuer or the Lenders thereunder.

        “Material Indebtedness” means Indebtedness (other than Non-Recourse Indebtedness) in an outstanding principal amount of $65,000,000 or more in the aggregate (or the equivalent thereof in any currency other than U.S. dollars).

        “Material Indebtedness Agreement” means any agreement under which any Material Indebtedness was created or is governed or which includes a commitment pursuant to which Indebtedness in an amount which would constitute Material Indebtedness may be incurred at the option of the borrower thereunder (whether or not an amount of Indebtedness constituting Material Indebtedness is outstanding thereunder).

        “Material Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, as promulgated under the Securities Act of 1933, as amended, as such regulation is in effect on the date of this Agreement.

        “Modify” and “Modification” are defined in Section 2.20.1.

        “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

        “Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, which is covered by Title IV of ERISA and to which the Borrower or any member of the Controlled Group is obligated to make contributions.

        “Non-Recourse Indebtedness” means Indebtedness of any Subsidiary (other than a Material Subsidiary) as to which (A) neither the Borrower nor any Material Subsidiary provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (B) neither the Borrower nor any Material Subsidiary is directly or indirectly liable as a guarantor or otherwise, (C) neither the Borrower nor any Material Subsidiary is the lender or other type of creditor, or (D) the relevant legal documents do not provide that the lenders or other type of creditors with respect thereto will have any recourse to the stock or assets of the Borrower or any Material Subsidiary.

        “Non-U.S. Lender” is defined in Section 3.5(iv).

        “Note” is defined in Section 2.13.

        “Obligations” means all Loans, all Reimbursement Obligations, advances, debts, liabilities and obligations owing by the Borrower to the Agent, any Lender, the LC Issuer, any Arranger, any affiliate of the Agent, any Lender, the LC Issuer or any Arranger, or any indemnitee under the provisions of Section 9.6 or any other provisions of the Loan Documents, in each case of any kind or nature, arising under this Agreement or any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however

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acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys’ fees and disbursements, and any other sum chargeable to the Borrower or any of its Subsidiaries under this Agreement or any other Loan Document.

        “OG&E” means Oklahoma Gas and Electric Company, an Oklahoma corporation.

        “Other Taxes” is defined in Section 3.5(ii).

        “Outstanding Credit Exposure” means, as to any Lender at any time, the sum of (i) the aggregate principal amount of its Loans outstanding at such time, plus (ii) an amount equal to its ratable obligation to purchase participations in the LC Obligations at such time.

        “Participants” is defined in Section 12.2.1.

        “Payment Date” means the last day of March, June, September and December and the Revolving Credit Termination Date.

        “PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

        “Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

        “Plan” means an employee pension benefit plan, excluding any Multiemployer Plan, which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

        “Pricing Schedule” means the Schedule identifying the Applicable Margin and Applicable Fee Rate attached hereto and identified as such.

        “Prime Rate” means a rate per annum equal to the prime rate of interest announced from time to time by Wachovia or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

        “Property” of a Person means any and all right, title and interest of such Person in or to property, whether real, personal, tangible, intangible, or mixed.

        “Pro Rata Share” means, with respect to a Lender, a portion equal to a fraction the numerator of which is such Lender’s Commitment at such time (in each case, as adjusted from time to time in accordance with the provisions of this Agreement) and the denominator of which is the Aggregate Commitment at such time, or, if the Aggregate Commitment has been terminated, a fraction the numerator of which is such Lender’s Outstanding Credit Exposure at such time and the denominator of which is the Aggregate Outstanding Credit Exposure at such time.

        “PUHCA” means the Public Utility Holding Company Act of 1935, as amended.

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        “Purchasers” is defined in Section 12.3.1.

        “Receivables Purchase Documents” means any series of receivables purchase or sale agreements generally consistent with terms contained in comparable structured finance transactions pursuant to which the Borrower or any of its Subsidiaries, in their respective capacities as sellers or transferors of any consumer loan receivables, sell or transfer to SPVs all of their respective rights, title and interest in and to certain consumer loan receivables for further sale or transfer to other purchasers of or investors in such assets (and the other documents, instruments and agreements executed in connection therewith), as any such agreements may be amended, restated, supplemented or otherwise modified from time to time, or any replacement or substitution therefor.

        “Receivables Purchase Facility” means any securitization facility made available to the Borrower or any of its Subsidiaries, pursuant to which consumer loan receivables of the Borrower or any of its Subsidiaries are transferred to one or more SPVs, and thereafter to certain investors, pursuant to the terms and conditions of the Receivables Purchase Documents.

        “Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

        “Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

        “Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by foreign lenders for the purpose of purchasing or carrying margin stock (as defined therein).

        “Reimbursement Obligations” means, at any time, the aggregate of all obligations of the Borrower then outstanding under Section 2.20 to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under Facility LCs.

        “Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan subject to Title IV of ERISA, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event; provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

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        “Required Lenders” means Lenders in the aggregate having greater than fifty percent (50%) of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding greater than fifty percent (50%) of the Aggregate Outstanding Credit Exposure.

        “Reserve Requirement” means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

        “Revolving Credit Termination Date” means the earlier of (a) October 20, 2009, as it may be extended pursuant to Section 2.21 and (b) the date of termination in whole of the Aggregate Commitment pursuant to Section 2.5 hereof or the Commitments pursuant to Section 8.1 hereof.

        “S&P” means Standard and Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., and any successor thereto.

        “Schedule” refers to a specific schedule to this Agreement, unless another document is specifically referenced.

        “SEC Reports” means (i) the Annual Report on Form 10-K of the Borrower for the fiscal year ended December 31, 2003, (ii) the Quarterly Reports on Form 10-Q of the Borrower for the fiscal quarters ended March 31, 2004, and June 30, 2004 and (iii) the Current Reports on Form 8-K filed by the Borrower prior to the Closing Date.

        “Section” means a numbered section of this Agreement, unless another document is specifically referenced.

        “Single Employer Plan” means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

        “SPV” means any special purpose entity established for the purpose of purchasing consumer loan receivables in connection with a receivables securitization transaction permitted under the terms of this Agreement.

        “Subsidiary” means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, “Subsidiary” means a Subsidiary of the Borrower.

        “Substantial Portion” means, with respect to the Property of the Borrower and its Subsidiaries, Property which represents more than 25% of the consolidated assets of the Borrower and its Subsidiaries or property which is responsible for more than 25% of the consolidated net income of the Borrower and its Subsidiaries, in each case, as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the end of the four fiscal quarter period ending with the fiscal quarter immediately prior to the fiscal quarter in which such determination is made (or if financial statements have not been delivered hereunder

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for that fiscal quarter which ends such four fiscal quarter period, then the financial statements delivered hereunder for the quarter ending immediately prior to that quarter).

        “Syndication Agent” means JPMorgan Chase Bank, in its capacity as Syndication Agent hereunder.

        “Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

        “Transferee” is defined in Section 12.4.

        “Type” means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance and with respect to any Loan, its nature as a Floating Rate Loan or a Eurodollar Loan.

        “Unfunded Liabilities” means the amount (if any) by which the present value of all vested and unvested accrued benefits under each Single Employer Plan subject to Title IV of ERISA exceeds the fair market value of all such Plan’s assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan for which a valuation report is available, using actuarial assumptions for funding purposes as set forth in such report.

        “Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

        “Utilization Fee” is defined in Section 2.5.2.

        “Wachovia” means Wachovia Bank, National Association, a national banking association with its principal office in Charlotte, North Carolina, in its individual capacity, and its successors.

        “Wholly-Owned Subsidiary” of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

        The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

THE CREDITS

        2.1.     Commitment. From and including the date of this Agreement and prior to the Revolving Credit Termination Date, upon the satisfaction of the conditions precedent set forth in

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Section 4.1 and 4.2, as applicable, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to (i) make Loans to the Borrower from time to time and (ii) participate in Facility LCs issued upon the request of the Borrower, in each case in an amount not to exceed in the aggregate at any one time outstanding its Commitment; provided that at no time shall the Aggregate Outstanding Credit Exposure hereunder exceed the Aggregate Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Revolving Credit Termination Date. The commitment of each Lender to lend hereunder shall expire on the Revolving Credit Termination Date applicable to it. The LC Issuer will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.20.

        2.2.     Required Payments; Termination. Any outstanding Advances and all other unpaid Obligations shall be paid in full by the Borrower on the Revolving Credit Termination Date. Notwithstanding the termination of this Agreement on the Revolving Credit Termination Date, until all of the Obligations (other than contingent indemnity obligations) shall have been fully paid and satisfied and all financing arrangements among the Borrower and the Lenders hereunder and under the other Loan Documents shall have been terminated, all of the rights and remedies under this Agreement and the other Loan Documents shall survive. In addition, the Borrower shall make all payments required under Section 2.21 to each Lender that does not consent to the extension of the Revolving Credit Termination Date.

        2.3.     Ratable Loans. Each Advance hereunder shall consist of Loans made from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment.

        2.4.     Types of Advances. The Advances may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9.

        2.5.     Facility Fee; Utilization Fee; Reductions in Aggregate Commitment.

2.5.1 Facility Fee. The Borrower agrees to pay to the Agent for the account of each Lender a Facility Fee (the “Facility Fee”) at a per annum rate equal to the Applicable Fee Rate on such Lender’s Commitment (whether used or unused) from the date hereof to and including the Revolving Credit Termination Date applicable thereto, payable on each Payment Date and the Revolving Credit Termination Date; provided that, if any Lender continues to have Loans outstanding hereunder after the termination of its Commitment (including, without limitation, during any period when Loans may be outstanding but new Loans may not be borrowed hereunder), then the Facility Fee shall continue to accrue on the aggregate principal amount of the Loans owed to such Lender until the date on which such Loans are repaid in full.

2.5.2 Utilization Fee. For any period during which the Aggregate Outstanding Credit Exposure of all the Lenders hereunder exceeds fifty percent (50%) of the Aggregate Commitment hereunder (which, after the Commitments have been terminated, shall be based on the Aggregate Commitment immediately prior to such termination) then in effect on such date, the Borrower will pay to the Agent for the ratable benefit of the

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Lenders a utilization fee (the “Utilization Fee”) at a per annum rate equal to the Applicable Fee Rate on the average daily Aggregate Outstanding Credit Exposure during such period. The Utilization Fee shall be payable quarterly in arrears on each Payment Date and on the date this Agreement is terminated in full and all Obligations hereunder have been paid in full pursuant to Section 2.2.

2.5.3 Reductions in Aggregate Commitment. The Borrower may permanently reduce the Aggregate Commitment in whole, or in part, ratably among the Lenders in integral multiples of $5,000,000, upon at least two (2) Business Days’ written notice to the Agent, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Aggregate Commitment may not be reduced below the aggregate principal amount of the outstanding Advances, after taking into account any prepayments to be made on or before such date. All accrued facility fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder and on the final date upon which all Loans are repaid hereunder.

        2.6.     Minimum Amount of Each Advance. Each Eurodollar Advance shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), and each Floating Rate Advance shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof); provided, however, that any Floating Rate Advance may be in the amount of the unused Aggregate Commitment.

        2.7.     Optional Principal Payments. The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Floating Rate Advances on any Business Day upon notice to the Agent by no later than 11:00 a.m. (Charlotte, North Carolina time) on the date of such prepayment. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $500,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon three (3) Business Days’ prior notice to the Agent.

        2.8.     Method of Selecting Types and Interest Periods for New Advances. The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time. The Borrower shall give the Agent irrevocable notice (a “Borrowing Notice”) not later than 11:00 a.m. (Charlotte, North Carolina time) on the Borrowing Date of each Floating Rate Advance and three (3) Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

2.8.1 the Borrowing Date, which shall be a Business Day, of such Advance,

2.8.2 the aggregate amount of such Advance,

2.8.3 the Type of Advance selected, and

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2.8.4 in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than noon (Charlotte, North Carolina time) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available in Charlotte, North Carolina to the Agent at its address specified pursuant to Article XIII. The Agent will promptly make the funds so received from the Lenders available to the Borrower at the Agent’s aforesaid address.

        2.9.     Conversion and Continuation of Outstanding Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this Section 2.9 or are repaid in accordance with Section 2.7. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.7 or (y) the Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2.6, the Borrower may elect from time to time to convert all or any part of a Floating Rate Advance into a Eurodollar Advance. The Borrower shall give the Agent irrevocable notice (a “Conversion/Continuation Notice”) of each conversion of a Floating Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 11:00 a.m. (Charlotte, North Carolina time) on the third Business Day prior to the date of the requested conversion or continuation, specifying:

2.9.1 the requested date, which shall be a Business Day, of such conversion or continuation,

2.9.2 the aggregate amount and Type of the Advance which is to be converted or continued, and

2.9.3 the duration of the Interest Period applicable thereto.

        2.10.     Changes in Interest Rate, etc. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.9, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.9 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Agent as applicable to such Eurodollar Advance based upon the Borrower’s selections under Sections 2.8 and 2.9 and otherwise in accordance with the terms hereof. No Interest Period may end after the Revolving Credit Termination Date. The Borrower shall select Interest Periods so that it is not necessary to

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repay any portion of a Eurodollar Advance prior to the last day of the applicable Interest Period in order to make a mandatory prepayment required pursuant to Section 2.2.

        2.11.     Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.8, 2.9 or 2.10, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower, declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum, (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum, and (iii) the LC Fee shall be increased by 2% per annum; provided that, during the continuance of a Default under Section 7.6 or 7.7, the interest rates set forth in clauses (i) and (ii) above and the increase in the LC Fee set forth in clause (iii) above shall be applicable to all Advances without any election or action on the part of the Agent or any Lender.

        2.12.     Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent’s address specified pursuant to Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (Charlotte, North Carolina time) on the date when due and shall be applied ratably (except in the case of Reimbursement Obligations for which the LC Issuer has not been fully indemnified by the Lenders, or as otherwise specifically required hereunder) by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Borrower maintained with Wachovia for each payment of principal, interest and fees as it becomes due hereunder. Each reference to the Agent in this Section 2.12 shall also be deemed to refer, and shall apply equally, to the LC Issuer in the case of payments required to be made by the Borrower to the LC Issuer pursuant to Section 2.20.6.

        2.13     Noteless Agreement; Evidence of Indebtedness. (i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(ii)	The Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period (in the case of a Eurodollar Advance) with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (c) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, and (d) the amount of any sum

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received by the Agent hereunder from the Borrower and each Lender’s share thereof.

(iii)	The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

(iv)	Any Lender may request that its Loans be evidenced by a promissory note in substantially the form of Exhibit E (a “Note”). In such event, the Borrower shall prepare, execute and deliver to such Lender such Note payable to the order of such Lender. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (prior to any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein, except to the extent that any such Lender subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

        2.14.     Telephonic Notices. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice, signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

        2.15.     Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Advance shall be payable in arrears on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest on Eurodollar Advances, LC Fees and all other fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest on Floating Rate Advances shall be calculated for actual days elapsed on the basis of a 365, or when appropriate 366, day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (Charlotte, North Carolina time) at the place

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of payment. If any payment of principal of or interest on an Advance, any fees or any other amounts payable to the Agent or any Lender hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest and fees in connection with such payment.

        2.16.     Notification of Advances, Interest Rates, Prepayments and Commitment Reductions; Availability of Loans. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The LC Issuer shall notify the Agent promptly after the issuance of a Facility LC, and the Agent will notify each Lender of such issuance. The Agent will notify the Borrower and each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give the Borrower and each Lender prompt notice of each change in the Alternate Base Rate. Not later than 12:00 noon (Charlotte, North Carolina time) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available in Charlotte, North Carolina to the Agent at its address specified pursuant to Article XIII. The Agent will promptly make the funds so received from the Lenders available to the Borrower at the Agent’s aforesaid address.

        2.17.     Lending Installations. Each Lender may book its Loans and its participation in any LC Obligations and the LC Issuer may book the Facility LCs at any Lending Installation selected by such Lender or the LC Issuer, as applicable, and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility LCs, participations in LC Obligations and any Notes issued hereunder shall be deemed held by each Lender or the LC Issuer, as applicable, for the benefit of any such Lending Installation. Each Lender and the LC Issuer may, by written notice to the Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made.

        2.18.     Non-Receipt of Funds by the Agent. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

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        2.19.     Replacement of Lender. If the Borrower is required pursuant to Section 3.1, 3.2 or 3.5 to make any additional payment to any Lender or if any Lender’s obligation to make or continue, or to convert Floating Rate Advances into, Eurodollar Advances shall be suspended pursuant to Section 3.3 (any Lender so affected an “Affected Lender”), the Borrower may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Lender as a Lender party to this Agreement; provided that no Default or Unmatured Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Agent shall agree, as of such date, to purchase for cash the Loans due to the Affected Lender pursuant to an assignment substantially in the form of Exhibit C and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 12.3 applicable to assignments, and (ii) the Borrower shall pay to such Affected Lender in same day funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2 and 3.5, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 3.4 had the Loans of such Affected Lender been prepaid on such date rather than sold to the replacement Lender, in each case to the extent not paid by the purchasing lender.

        2.20.     Facility LCs.

2.20.1 Issuance. The LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue standby and commercial letters of credit (each, a “Facility LC”) and to renew, extend, increase, decrease or otherwise modify each Facility LC (“Modify,” and each such action, a “Modification”), from time to time from and including the date of this Agreement and prior to the Revolving Credit Termination Date upon the request of the Borrower; provided that immediately after each such Facility LC is issued or Modified, (i) the aggregate amount of the outstanding LC Obligations shall not exceed $100,000,000, and (ii) the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Commitment. No Facility LC shall have an expiry date later than the earlier of (x) the fifth Business Day prior to the Revolving Credit Termination Date and (y) one year after its issuance; provided that any Facility LC with a one-year tenor may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in the preceding clause (x)). If any Facility LC contains a provision pursuant to which it is deemed to be automatically renewed unless notice of termination is given by the LC Issuer with respect to such Facility LC, the LC Issuer shall timely give notice of termination if (i) as of the close of business on the seventeenth (17th) day prior to the last day upon which the LC Issuer’s notice of termination may be given to the beneficiaries of such Facility LC, the LC Issuer has received a notice of termination from the Borrower or a notice from the Agent that the conditions to issuance of such Facility LC have not been satisfied or (ii) the renewed Facility LC would extend beyond the date referred to in clause (x) above.

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2.20.2 Participations. Upon the issuance or Modification by the LC Issuer of a Facility LC in accordance with this Section 2.20, the LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

2.20.3 Notice. Subject to Section 2.20.1, the Borrower shall give the LC Issuer notice prior to 11:00 a.m. (Charlotte, North Carolina time) at least five (5) Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. The LC Issuer shall promptly notify the Agent, and, upon issuance only, the Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender’s participation in such Facility LC. The issuance or Modification by the LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article IV (the satisfaction of which the LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to the LC Issuer and that the Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the LC Issuer shall have reasonably requested (each, a “Facility LC Application”). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

2.20.4 LC Fees. The Borrower shall pay to the Agent, for the account of the Lenders ratably in accordance with their respective Pro Rata Shares, (i) with respect to each standby Facility LC, a letter of credit fee at a per annum rate equal to the Applicable Margin for Eurodollar Loans in effect from time to time on the average daily undrawn stated amount under such standby Facility LC, such fee to be payable in arrears on each Payment Date, and (ii) with respect to each commercial Facility LC, a letter of credit fee at a per annum rate equal to 0.20% on the average daily undrawn stated amount under such commercial Facility LC (or, with respect to a Modification of any such commercial Facility LC which increases the stated amount thereof, such increase in the stated amount), such fee to be payable upon demand on the date the LC Issuer shall make payment on such commercial Facility LC. The Borrower shall also pay to the LC Issuer for its own account (x) a fronting fee at a per annum rate equal to 0.125% on the average daily undrawn stated amount under each standby Facility LC, such fee to be payable in arrears on each Payment Date, and (y) documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs in accordance with the LC Issuer’s standard schedule for such charges as in effect from time to time. Each fee described in this Section 2.20.4 shall constitute an “LC Fee”.

2.20.5 Administration; Reimbursement by Lenders. Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the LC

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Issuer shall notify the Agent and the Agent shall promptly notify the Borrower and each other Lender as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the “LC Payment Date”). The responsibility of the LC Issuer to the Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. The LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse the LC Issuer on demand for (i) such Lender’s Pro Rata Share of the amount of each payment made by the LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.20.6 below, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of the LC Issuer’s demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Charlotte, North Carolina time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three days and, thereafter, at a rate of interest equal to the rate applicable to Floating Rate Advances.

2.20.6 Reimbursement by Borrower. The Borrower shall be irrevocably and unconditionally obligated to reimburse the LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by the LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind; provided that neither the Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) the LC Issuer’s failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. All such amounts paid by the LC Issuer and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the rate applicable to Floating Rate Advances, including any increase thereof pursuant to Section 2.11, from and after the applicable LC Payment Date. The LC Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by the LC Issuer, but only to the extent such Lender has made payment to the LC Issuer in respect of such Facility LC pursuant to Section 2.20.5. Subject to the terms and conditions of this Agreement (including, without limitation, the submission of a Borrowing Notice in compliance with Section 2.8 and the satisfaction of the applicable conditions precedent set forth in Article IV), the Borrower may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.

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2.20.7 Obligations Absolute. The Borrower’s obligations under this Section 2.20 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the LC Issuer, any Lender or any beneficiary of a Facility LC. The Borrower further agrees with the LC Issuer and the Lenders that the LC Issuer and the Lenders shall not be responsible for, and the Borrower’s Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee. The LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. The Borrower agrees that any action taken or omitted by the LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrower and shall not put the LC Issuer or any Lender under any liability to the Borrower. Nothing in this Section 2.20.7 is intended to limit the right of the Borrower to make a claim against the LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.20.6.

2.20.8 Actions of LC Issuer. The LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer. In the absence of (x) willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) the LC Issuer’s failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC, the LC Issuer shall be fully (i) justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action, and (ii) protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

2.20.9 Indemnification. The Borrower hereby agrees to indemnify and hold harmless each Lender, the LC Issuer and the Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, the LC Issuer or the Agent may incur (or

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which may be claimed against such Lender, the LC Issuer or the Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the LC Issuer may incur by reason of or on account of the LC Issuer issuing any Facility LC which specifies that the term “Beneficiary” included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the LC Issuer, evidencing the appointment of such successor Beneficiary; provided that the Borrower shall not be required to indemnify any Lender, the LC Issuer or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC, (y) the LC Issuer’s failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC, or (z) the failure of any Lender to fulfill or comply with its obligations to the LC Issuer hereunder.

2.20.10 Lenders’ Indemnification. Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify the LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees’ gross negligence or willful misconduct or the LC Issuer’s failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.20 or any action taken or omitted by such indemnitees hereunder.

2.20.11 Facility LC Collateral Account. The Borrower agrees that it will, upon the request of the Agent or the Required Lenders and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to the LC Issuer or the Lenders in respect of any Facility LC, maintain a special collateral account pursuant to arrangements reasonably satisfactory to the Agent (the “Facility LC Collateral Account”) at the Agent’s office at the address specified pursuant to Article XIII, in the name of such Borrower but under the sole dominion and control of the Agent, for the benefit of the Lenders and in which such Borrower shall have no interest other than as set forth in Section 8.1. The Borrower hereby pledges, assigns and grants to the Agent, on behalf of and for the ratable benefit of the Lenders (including the LC Issuer), a security interest in all of the Borrower’s right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Obligations. The Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of Wachovia having a maturity not exceeding thirty (30) days. Nothing in this Section 2.20.11 shall either obligate the Agent to require the Borrower to deposit any funds in the Facility LC Collateral Account or limit the right of the Agent to release any

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funds held in the Facility LC Collateral Account in each case other than as required by Section 8.1.

2.20.12 Rights as a Lender. In its capacity as a Lender, the LC Issuer shall have the same rights and obligations as any other Lender.

        2.21.     Extension of Revolving Credit Termination Date. No earlier than sixty (60) days and no later than thirty (30) days prior to each anniversary of the Closing Date, the Borrower shall have the option to request an extension of the Revolving Credit Termination Date for an additional one-year period; provided that no more than two (2) of such one-year extensions shall be permitted hereunder. Any election by a Lender to renew its Commitment will be at such Lender’s sole discretion. Subject to the Agent’s receipt of written consents to such extension from the Required Lenders, and so long as no Default or Unmatured Default has occurred and is continuing, the Revolving Credit Termination Date shall be extended for an additional one-year period for each consenting Lender; provided that each non-consenting Lender shall be required only to complete its Commitment up to the previously effective Revolving Credit Termination Date (without giving effect to such extension). All Obligations and other amounts payable hereunder to such non-consenting Lender shall become due and payable by the Borrower on the previously effective Revolving Credit Termination Date (without giving effect to such extension) and the Aggregate Commitment shall be reduced by the total Commitments of all non-consenting Lenders expiring on such previously effective Revolving Credit Termination Date (without giving effect to such extension) unless one or more lenders (including other Lenders) shall have agreed to assume or increase a Commitment hereunder. Each non-consenting Lender shall be required to maintain its original Commitment up to the previously effective Revolving Credit Termination Date (without giving effect to such extension) that such non-consenting Lender had previously agreed upon.

ARTICLE III

YIELD PROTECTION; TAXES

        3.1.     Yield Protection. If, on or after the date of this Agreement, the adoption of any law, rule or regulation or any change in any such law, rule or regulation or in the interpretation or administration thereof by any governmental, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

3.1.1 subjects any Lender or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its Eurodollar Loans, Facility LCs or participations therein, or

3.1.2 imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

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3.1.3 imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Commitment or Eurodollar Loans or of issuing or participating in Facility LCs, or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its Commitment or Eurodollar Loans or Facility LCs (including participations therein), or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Commitment or Eurodollar Loans or Facility LCs (including participations therein) held or interest or LC Fees received by it, by an amount deemed material by such Lender.

and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation of making or maintaining its Eurodollar Loans or Commitment or of issuing or participating in Facility LCs, as applicable, or to reduce the return received by such Lender or applicable Lending Installation in connection with such Eurodollar Loans, Commitment or Facility LCs (including participations therein), then, within fifteen (15) days of demand, accompanied by the written statement required by Section 3.6, by such Lender, the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received; provided that no such amount shall be payable with respect to any period commencing more than ninety (90) days prior to the date such Lender first notifies the Borrower of its intention to demand compensation therefor under this Section 3.1.

        3.2.     Changes in Capital Adequacy Regulations. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender or is increased as a result of a “Change” (as defined below), then, within fifteen (15) days of demand, accompanied by the written statement required by Section 3.6, by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its Commitment to make Loans and issue or participate in Facility LCs, as applicable, hereunder (after taking into account such Lender’s policies as to capital adequacy); provided that no such amount shall be payable with respect to any period commencing more than thirty (30) days before the date such Lender first notifies the Borrower of its intention to demand compensation under this Section 3.2. “Change” means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) after the date of this Agreement, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency given or made after the date of this Agreement. “Risk-Based Capital Guidelines” means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled “International Convergence of Capital Measurements and Capital

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Standards,” including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

        3.3.     Availability of Types of Advances. If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, then the Agent shall suspend the availability of Eurodollar Advances and require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law, subject to the payment of any funding indemnification amounts required by Section 3.4.

        3.4.     Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrower in a Borrowing Notice or a Conversion/Continuation Notice for any reason other than default by the Lenders, or a Eurodollar Advance is not prepaid on the date specified by the Borrower pursuant to Section 2.7 for any reason, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

        3.5.     Taxes. (i) All payments by the Borrower to or for the account of any Lender or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof or, if a receipt cannot be obtained with reasonable efforts, such other evidence of payment as is reasonably acceptable to the Agent, in each case within thirty (30) days after such payment is made.

(ii)	In addition, the Borrower shall pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or Facility LC Application or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note or Facility LC Application (“Other Taxes”).

(iii)	The Borrower shall indemnify the Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Agent or such

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Lender as a result of its Commitment, any Loans made by it hereunder, any Facility LC issued or participated in by it hereunder, or otherwise in connection with its participation in this Agreement and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within thirty (30) days of the date the Agent or such Lender makes demand therefor pursuant to Section 3.6.

(iv)	Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a “Non-U.S. Lender”) agrees that it will, not more than ten (10) Business Days after the date on which it becomes a party to this Agreement (but in any event before a payment is due to it hereunder), (i) deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, or (ii) in the case of a Non-U.S. Lender that is fiscally transparent, deliver to the Agent a United States Internal Revenue Form W-8IMY together with the applicable accompanying forms, W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

(v)	For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv) above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to gross up or indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv) above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

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(vi)	Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

(vii)	If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent or the Borrower did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent and the Borrower fully for all amounts paid, directly or indirectly, by the Agent or the Borrower, as the case may be, as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent or the Borrower, as the case may be, under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent or the Borrower, as the case may be, which attorneys may be employees of the Agent or the Borrower, as the case may be). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

(viii)	In the event that the Borrower makes a payment for the account of any Lender and such Lender, in its reasonable judgment, determines that it has finally and irrevocably received or been granted a credit against or release or remission for, or repayment of, any tax paid or payable by it in respect of or calculated with reference to the deduction or withholding giving rise to such payment, such Lender shall, to the extent that it determines that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Borrower such amount as such Lender shall, in its reasonable judgment, have determined to be attributable to such deduction or withholding and which will leave such Lender (after such payment) in no worse position than it would have been in if the Borrower had not been required to make such deduction or withholding. Nothing herein contained shall interfere with the right of a Lender to arrange its tax affairs in whatever manner it thinks fit or oblige any Lender to claim any tax credit or to disclose any information relation to its tax affairs or any computations in respect thereof or require any Lender to do anything that would prejudice its ability to benefit from any other credits, relief, remissions or repayments to which it may be entitled.

        3.6.     Lender Statements; Survival of Indemnity. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and

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binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable within fifteen (15) days after demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

        3.7.     Alternative Lending Installation. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the reasonable judgment of such Lender, disadvantageous to such Lender. A Lender’s designation of an alternative Lending Installation shall not affect the Borrower’s rights under Section 2.19 to replace a Lender.

ARTICLE IV

CONDITIONS PRECEDENT

        4.1.     Initial Credit Extension. The Lenders shall not be required to make the initial Credit Extension hereunder unless the following conditions precedent have been satisfied and the Borrower has furnished to the Agent sufficient copies for the Lenders of:

4.1.1 Copies of the articles or certificate of incorporation of the Borrower, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation.

4.1.2 Copies, certified by the Secretary or Assistant Secretary of the Borrower, of its by-laws and of its Board of Directors’ resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which the Borrower is a party.

4.1.3 An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower, which shall (i) identify by name and title and bear the signatures of the Authorized Officers and any other officers of the Borrower authorized to sign the Loan Documents to which the Borrower is a party, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower and (ii) certify as to the tax identification number and business address of the Borrower, as well as any other information reasonably requested in writing by the Agent or any Lender prior to the Closing Date as necessary for the Agent or any Lender to verify the identity of the Borrower as required by Section 326 of the USA PATRIOT ACT.

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4.1.4 A certificate, signed by the chief financial officer or treasurer of the Borrower, stating that on the Closing Date no Default or Unmatured Default has occurred and is continuing.

4.1.5 A written opinion of the Borrower’s counsels, in form and substance satisfactory to the Agent and addressed to the Lenders, in substantially the form of Exhibit A.

4.1.6 Any Notes requested by a Lender pursuant to Section 2.13 payable to the order of each such requesting Lender.

4.1.7 Written money transfer instructions, in substantially the form of Exhibit D, addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

4.1.8 The Agent shall have determined that there is an absence of any material adverse change or disruption in primary or secondary loan syndication markets, financial markets or in capital markets generally that would likely impair syndication of the Loans hereunder.

4.1.9 Evidence satisfactory to the Agent that each Existing Credit Agreement has been, or shall simultaneously on the Closing Date be, terminated (except for those provisions that expressly survive the termination thereof) and all loans outstanding and other amounts owed to the respective lenders or agents thereunder shall have been, or simultaneously with the initial Advance hereunder will be, paid in full.

4.1.10 Such other documents as any Lender or its counsel may have reasonably requested.

        The Agent shall promptly notify the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding on all parties hereto.

        4.2.     Each Credit Extension. The Lenders shall not be required to make any Credit Extension (including the initial Credit Extension hereunder) unless on the applicable Credit Extension Date:

4.2.1 There exists no Default or Unmatured Default.

4.2.2 The representations and warranties contained in Article V (other than representations and warranties set forth in Section 5.5 and 5.7) are true and correct in all material respects as of such Credit Extension Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

4.2.3 All legal matters incident to the making of such Credit Extension shall be satisfactory to the Lenders and their counsel.

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        Each Borrowing Notice or request for issuance of a Facility LC with respect to each such Credit Extension shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2.1 and 4.2.2 have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit B as a condition to making a Credit Extension.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

        The Borrower represents and warrants to the Lenders that:

        5.1.     Existence and Standing. Each of the Borrower and its Material Subsidiaries is a corporation, partnership (in the case of Subsidiaries only) or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to be in good standing could not reasonably be expected to have a Material Adverse Effect.

        5.2.     Authorization and Validity. The Borrower has the power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which the Borrower is a party constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

        5.3.     No Conflict; Government Consent. Neither the execution and delivery by the Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Material Subsidiaries or (ii) the Borrower’s or any Material Subsidiary’s articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Borrower or any of its Material Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Material Subsidiary pursuant to the terms of any such indenture, instrument or agreement, except for any such violations, conflicts or defaults which, individually and in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Material Subsidiaries, is required to be obtained by the

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Borrower or any of its Material Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

        5.4.     Financial Statements. The December 31, 2003 consolidated financial statements of the Borrower and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

        5.5.     Material Adverse Change. Since December 31, 2003, except as disclosed in the SEC Reports, there has been no change in the business, Property, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries, on a consolidated basis, which could reasonably be expected to have a Material Adverse Effect.

        5.6.     Taxes. The Borrower and its Material Subsidiaries have filed all United States federal tax returns and all other material tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Material Subsidiaries, except in respect of such taxes, if any, (i) which are not in the aggregate material or (ii) as are being contested in good faith and as to which adequate reserves have been set aside in accordance with GAAP and as to which no Lien exists (except as permitted by Section 6.12.1). The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

        5.7.     Litigation. Except as disclosed in the SEC Reports, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions.

        5.8.     Subsidiaries. Schedule 1 contains an accurate list of all Material Subsidiaries of the Borrower as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Material Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

        5.9.     Regulation U. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (as defined in Regulation U), and after applying the proceeds of each Advance, margin stock (as so defined) constitutes less than 25% of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

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        5.10.     Compliance With Laws. The Borrower and its Material Subsidiaries have complied in all material respects with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect and except where the necessity of compliance therewith is being contested in good faith by appropriate proceedings.

        5.11.     Investment Company Act. Neither the Borrower nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

        5.12.     Public Utility Holding Company Act. The Borrower is a “holding company”, as such term is defined in PUHCA. The Borrower is currently exempt from the provisions of PUHCA (except Section 9 thereof).

        5.13.     Non-Energy-Related Assets. The material assets owned by the Borrower or any Subsidiary (other than Enogex and its Subsidiaries) on the Closing Date which are not Energy-Related Assets are identified on Schedule 3.

ARTICLE VI

COVENANTS

        During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

        6.1.     Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Lenders:

6.1.1 Within ninety (90) days after the close of each of its fiscal years, financial statements prepared in accordance GAAP on a consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period, statements of income and statements of cash flows, accompanied by an audit report, consistent with the requirements of the Securities and Exchange Commission, of a nationally recognized firm of independent public accountants or other independent public accountants reasonably acceptable to the Required Lenders.

6.1.2 Within forty-five (45) days after the close of the first three quarterly periods of each of its fiscal years, for itself and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated statements of income and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer or treasurer.

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6.1.3 Together with the financial statements required under Sections 6.1(i) and (ii), a compliance certificate in substantially the form of Exhibit B signed by an Authorized Officer showing the calculations necessary to determine compliance with Sections 6.11.6 and 6.14 and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

6.1.4 If requested, within 270 days after the close of each fiscal year of the Borrower, a copy of the actuarial report showing the Unfunded Liabilities of each Single Employer Plan as of the valuation date occurring in such fiscal year, certified by an actuary enrolled under ERISA.

6.1.5 As soon as possible and in any event within ten (10) days after the Borrower knows that any Reportable Event has occurred with respect to any Plan that could reasonably be expected to have a Material Adverse Effect, a statement, signed by the chief financial officer or treasurer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

6.1.6 From time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Lender, may reasonably request.

6.1.7 Promptly upon the filing thereof, copies of all registration statements (other than any registration statement on Form S-8 and any registration statement in connection with a dividend reinvestment plan, shareholder purchase plan or employee benefit plan) and reports on form 10-K, 10-Q or 8-K (or their equivalents) which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

        Information required to be delivered pursuant to these Sections 6.1.1, 6.1.2, and 6.1.7 shall be deemed to have been delivered on the date on which the Borrower provides notice to the Lenders that such information has been posted on the Securities and Exchange Commission website on the Internet at sec.gov/edaux/searches.htm, on the Borrower’s IntraLinks site at intralinks.com or at another website identified in such notice and accessible by the Lenders without charge; provided that (i) such notice may be included in a certificate delivered pursuant to Section 6.1.3 and such notice or certificate shall also be deemed to have been delivered upon being posted to the Borrower’s IntraLinks site or such other website and (ii) the Borrower shall deliver paper copies of the information referred to in Sections 6.1.1, 6.1.2 and 6.1.7 to any Lender which requests such delivery.

        6.2.     Use of Proceeds. The Borrower will use the proceeds of the Credit Extensions to refinance existing indebtedness and for general corporate purposes, including without limitation commercial paper liquidity support. The Borrower shall use the proceeds of the Advances in compliance with all applicable legal and regulatory requirements and any such use shall not result in a violation of any such requirements, including, without limitation, Regulations U and X, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

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        6.3.     Notice of Default. The Borrower will deliver to the Agent within five (5) days after any officer of the Borrower with responsibility relating thereto obtains knowledge of any Default or Unmatured Default, if such Default or Unmatured Default is then continuing, a certificate of an Authorized Officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto.

        6.4.     Maintenance of Existence. The Borrower will preserve, renew and keep in full force and effect, and will cause each Material Subsidiary to preserve, renew and keep in full force and effect their respective corporate or other legal existence and their respective rights, privileges and franchises material to the normal conduct of their respective businesses; provided that nothing in this Section 6.4 shall prohibit (i) any transaction permitted pursuant to Section 6.10 or (ii) the termination of any right, privilege or franchise of the Borrower or any Material Subsidiary or of the corporate or other legal existence of any Material Subsidiary or the change in form of organization of the Borrower or any Material Subsidiary if the Borrower in good faith determines that such termination or change is in the best interest of the Borrower, is not materially disadvantageous to the Lenders and, in the case of a change in the form of organization of the Borrower, the Agent has consented thereto.

        6.5.     Taxes. The Borrower will, and will cause each Material Subsidiary to, pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those (i) which are not in the aggregate material or (ii) which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with GAAP.

        6.6.     Insurance. The Borrower will, and will cause each Material Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts, subject to such deductibles and self-insurance retentions, and covering such risks as is consistent with sound business practice, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

        6.7.     Compliance with Laws. The Borrower will, and will cause each Material Subsidiary to, comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws, except where failure to so comply could not reasonably be expected to result in a Material Adverse Effect or necessity of compliance therewith is being contested in good faith by appropriate proceedings.

        6.8.     Maintenance of Properties. Subject to Section 6.11, the Borrower will, and will cause each Material Subsidiary to keep its Property useful and necessary in the operation of its business in good repair, working order and condition, ordinary wear and tear excepted.

        6.9.     Inspection; Keeping of Books and Records. The Borrower will, and will cause each Material Subsidiary to, permit the Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property (subject to such physical security requirements as the Borrower or the applicable Subsidiary may reasonably require), to examine and make copies of the books of accounts and other financial records of the Borrower and each Material Subsidiary

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(except to the extent that such access is restricted by law or by a bona fide non-disclosure agreement not entered into for the purpose of evading the requirements of this Section), and to discuss the affairs, finances and accounts of the Borrower and each Material Subsidiary with, and to be advised as to the same by, their respective officers upon reasonable notice and at such reasonable times and intervals as the Agent or any Lender may designate. The Borrower shall keep and maintain, and cause each of its Material Subsidiaries to keep and maintain, in all material respects, proper books of record and account in which entries in conformity with GAAP shall be made of all dealings and transactions in relation to their respective businesses and activities.

        6.10.     Merger. The Borrower will not, nor will it permit any Material Subsidiary to, merge or consolidate with or into any other Person, except that (i) a Material Subsidiary may merge into the Borrower or a Wholly-Owned Subsidiary and any Material Subsidiary may merge into any other corporation if after giving effect thereto the survivor is no longer a Subsidiary of the Borrower and the assets of such Subsidiary could have been sold pursuant to the provisions of Section 6.11 if such transaction were treated as a disposition of the assets of such Subsidiary and (ii) the Borrower may merge with another Person if (A) the Borrower is the corporation surviving such merger and (B) after giving effect thereto, (1) no Default shall have occurred and be continuing and (2) the Borrower shall have Investment Grade Status on the date of such merger.

        6.11.     Sale of Assets. The Borrower will not, nor will it permit any Material Subsidiary to, lease, sell, transfer or otherwise dispose (collectively, “Disposition”) of its assets to any other Person, except:

6.11.1 Dispositions in the ordinary course of business.

6.11.2 Dispositions to the Borrower or a Subsidiary of the Borrower.

6.11.3 Dispositions of obsolete property or other property no longer used or useful in the business of the Borrower or such Material Subsidiary.

6.11.4 Dispositions of assets to the extent that the net proceeds thereof are invested or re-invested, or held as cash or cash equivalents for reinvestment, directly or indirectly, in each case in Energy-Related Assets.

6.11.5 Dispositions of (i) all or a portion of the assets or capital stock of Enogex or any of its Subsidiaries or (ii) any non-Energy-Related Assets of any other Subsidiary of the Borrower, in each case for fair market value as determined in good faith by the Board of Directors; provided that any such Dispositions (other than Dispositions pursuant to Sections 6.11.1 and 6.11.3) involving Energy-Related Assets transferred after the Closing Date to Enogex or any of its Subsidiaries pursuant to Section 6.11.2 and subsequently sold, transferred or otherwise disposed of to an unaffiliated third party shall be subject to the limitations of Section 6.11.6.

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6.11.6 In addition to Dispositions permitted pursuant to Sections 6.11.1 through 6.11.5, Dispositions of assets of the Borrower or any Subsidiary of the Borrower (other than Enogex or any of its Subsidiaries) that, together with all Dispositions involving Energy-Related Assets transferred to Enogex or any of its Subsidiaries pursuant to Section 6.11.2 after the Closing Date (but exclusive of Energy-Related Assets the net proceeds of which are reinvested, or held as cash or cash equivalents for reinvestment, directly or indirectly, in Energy-Related Assets) do not constitute a Material Part of the Assets.

“Material Part of the Assets” means assets with a net book value in excess of 25% of the total assets of the Borrower and its Subsidiaries on a consolidated basis as determined in accordance with GAAP, as shown on the consolidated balance sheet of the Borrower and its Subsidiaries most recently delivered to the Lenders pursuant to Section 6.1.1 or 6.1.2, as applicable, prior to the date of determination.

        6.12.     Liens. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

6.12.1 Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

6.12.2 Liens imposed by law, such as landlords’, carriers’, warehousemen’s and mechanics’ liens and other similar Liens arising in the ordinary course of business which secure payment of obligations not more than sixty (60) days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

6.12.3 Liens including Liens imposed by Environmental Laws arising in the ordinary course of its business which (i) do not secure Indebtedness, (ii) do not secure any obligation in an amount exceeding $40,000,000 at any time at which Investment Grade Status does not exist as to the Borrower and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business

6.12.4 Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

6.12.5 Liens existing on the date hereof and described in Schedule 2.

6.12.6 Deposits securing liability to insurance carriers under insurance or self-insurance arrangements.

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6.12.7 Deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business.

6.12.8 Easements, reservations, rights-of-way, restrictions, survey exceptions and other similar encumbrances as to real property of the Borrower and its Subsidiaries which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not materially interfere with the conduct of the business of the Borrower or such Subsidiary conducted at the property subject thereto.

6.12.9 Liens existing on property or assets at the time of acquisition thereof by the Borrower or a Subsidiary; provided that (i) such Liens existed at the time of such acquisition and were not created in anticipation thereof, and (ii) any such Lien does not encumber any other property or assets (other than additions thereto and property in replacement or substitution thereof).

6.12.10 Liens existing on property or assets of a Person which becomes a Subsidiary of the Borrower; provided that (i) such Liens existed at the time such Person became a Subsidiary and were not created in anticipation thereof, and (ii) any such Lien does not encumber any other property or assets (other than additions thereto and property in replacement or substitution thereof).

6.12.11 Liens arising by reason of any judgment, decree or order of any court or other governmental authority, if appropriate legal proceedings are being diligently prosecuted and shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired, in an aggregate amount not to exceed $65,000,000 at any time outstanding.

6.12.12 Leases and subleases of real property owned or leased by the Borrower or any Subsidiary not interfering with the ordinary conduct of the business of the Borrower and the Subsidiaries.

6.12.13 Liens securing Indebtedness (including Capitalized Lease Obligations) of the Borrower and its Subsidiaries incurred to finance the acquisition, repair, construction, development or improvement of fixed or capital assets; provided that (i) such Liens shall be created substantially simultaneously with or within 18 months of the acquisition or completion of repair, construction, development or improvement of such fixed or capital assets and (ii) such Liens do not encumber any property other than the property financed by such Indebtedness (other than additions thereto and property in replacement or substitution thereof).

6.12.14 Liens in favor of the United States of America or any state thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any state thereof, or for the benefit of holders of securities issued by any such entity, to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price of the cost of the repair, construction, development or improvement of

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any fixed or capital assets; provided that such Liens do not encumber any property other than the property financed by such Indebtedness (other than additions thereto and property in replacement or substitution thereof).

6.12.15 Liens securing Indebtedness of the Borrower to a Subsidiary or of a Subsidiary to the Borrower or another Subsidiary.

6.12.16 Liens arising in connection with a Receivables Purchase Facility.

6.12.17 Liens created or assumed by a Subsidiary on any contract for the sale of any product or service or any proceeds therefrom (including accounts and other receivables) or related to the operation or use of any acquired property and created not later than 18 months after the later of the date such acquisition or the commencement of full operation of such property.

6.12.18 Liens created by a Subsidiary on advance payment obligations by such Subsidiary to secure indebtedness incurred to finance advances for oil, gas hydrocarbon and other mineral exploration and development.

6.12.19 Cash collateral and other Liens securing obligations of any Subsidiary incurred in the ordinary course of its energy marketing business.

6.12.20 Liens securing obligations, neither assumed by the Borrower or any Subsidiary nor on account of which the Borrower or any Subsidiary customarily pays interest, upon real estate or under which any Subsidiary has a right-of-way, easement, franchise or other servitude or of which any Subsidiary is the lessee of the whole thereof or any interest therein for the purpose of locating pipe lines, substations, measuring stations, tanks, pumping or delivery equipment or similar equipment.

6.12.21 Liens arising by virtue of any statutory or common law provision relating to banker’s liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with a depository institution.

6.12.22 Renewals, extensions and replacements of the Liens permitted under Sections 6.12.5, 6.12.9, 6.12.10, 6.12.13, 6.12.14, 6.12.17 and 6.12.18 above; provided that no such Lien shall as a result thereof cover any additional assets (other than additions thereto and property in replacement or substitution thereof).

6.12.23 Liens not described in Sections 6.12.1 through 6.12.22, inclusive, securing Indebtedness of the Borrower (other than Indebtedness of the Borrower owed to any Subsidiary) and/or securing Indebtedness of the Borrower’s Subsidiaries (other than Indebtedness of any Subsidiary owed to the Borrower or any other Subsidiary), in an aggregate outstanding amount not to exceed ten percent (10%) of the consolidated assets of the Borrower and its Subsidiaries at the time of such incurrence.

        6.13.     Affiliates. The Borrower will not, and will not permit any Material Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or

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service) with, or make any payment or transfer to, any Affiliate (other than the Borrower and its Subsidiaries) except upon fair and reasonable terms no less favorable to the Borrower or such Material Subsidiary than the Borrower or such Material Subsidiary would obtain in a comparable arms-length transaction.

        6.14.     Leverage Ratio. The Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters, of (i) Consolidated Indebtedness to (ii) Consolidated Capitalization to be greater than 0.65 to 1.0.

ARTICLE VII

DEFAULTS

        The occurrence of any one or more of the following events shall constitute a Default:

        7.1     Any representation or warranty made or deemed made by or on behalf of the Borrower under or in connection with this Agreement, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

        7.2     Nonpayment of principal of any Loan when due, or nonpayment of any Reimbursement Obligation within five (5) Business Days after the same becomes due, or nonpayment of interest upon any Loan or of any fee or other obligations under any of the Loan Documents within five (5) Business Days after the same becomes due.

        7.3     The breach by the Borrower of any of the terms or provisions of Section 6.2, 6.10, 6.11, 6.12, 6.13 or 6.14.

        7.4     The breach by the Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement which is not remedied within thirty (30) days after written notice is given to the Borrower by the Agent or any Lender.

        7.5     Failure of the Borrower or any of its Material Subsidiaries to pay when due (after any applicable grace period) any Material Indebtedness; or any Material Indebtedness of the Borrower or any of its Material Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

        7.6     The Borrower or any of its Material Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization,

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arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith in a timely manner any appointment or proceeding described in Section 7.7.

        7.7     Without the application, approval or consent of the Borrower or any of its Material Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Material Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of its Material Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of ninety (90) consecutive days.

        7.8     A judgment or other court order for the payment of money in excess of $65,000,000 shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue without being vacated, discharged, satisfied or stayed or bonded pending appeal for a period of forty-five (45) days.

        7.9     The Unfunded Liabilities of all Single Employer Plans could in the aggregate reasonably be expected to result in a Material Adverse Effect or any Reportable Event shall occur in connection with any Plan that could reasonably be expected to have a Material Adverse Effect.

        7.10     Any Change in Control shall occur.

        7.11     The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred, pursuant to Section 4201 of ERISA, withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $65,000,000 or requires payments exceeding $10,000,000 per annum.

        7.12     The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased, in the aggregate, over the amounts contributed to such Multiemployer Plans for the respective plan years of such Multiemployer Plans immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $65,000,000.

        7.13     Any Loan Document shall fail to remain in full force or effect or any action shall be taken by the Borrower to assert the invalidity or unenforceability of any Loan Document.

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ARTICLE VIII

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

        8.1.     Acceleration. (i) If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent, the LC Issuer or any Lender, and the Borrower will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of (x) the amount of LC Obligations at such time less (y) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties (other than the Agent and the Lenders) and has not been applied against the Obligations (the “Collateral Shortfall Amount”). If any other Default occurs, the Required Lenders may (a) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives and (b) upon notice to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrower to pay (a “Funding Demand”), and the Borrower will forthwith upon such demand and without any further notice or act pay to the Agent the Collateral Shortfall Amount which funds shall be deposited in the Facility LC Collateral Account.

        (ii)     If at any time while any Default is continuing with respect to which the Required Lenders have made a Funding Demand, the Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Agent may make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

        (iii)     The Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Obligations.

        (iv)     At any time while any Default is continuing, neither the Borrower nor any Person claiming on behalf of or through the Borrower shall, unless the Required Lenders shall otherwise consent, have any right to withdraw any of the funds held in the Facility LC Collateral Account. Upon request of the Borrower, the Agent shall permit the Borrower to withdraw from the Facility LC Collateral Account, so long as no Default then exists, the balance of the Facility LC Collateral Account. If a Default then exists, the Agent shall, upon the request of the Borrower apply the Excess Balance (as defined below) to the payment of the Obligations; provided further that if there are no Obligations (other than LC Obligations) due and payable, the Agent shall, upon request of the Borrower, release to the Borrower the Excess Balance. As used herein, “Excess Balance” means the amount by which the balance of the Facility LC Collateral Account exceeds the amount of L/C Obligations. In addition, after all of the Obligations have been paid

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in full and the Aggregate Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Agent to the Borrower or paid to whomever may be legally entitled thereto at such time.

        (v)     If, after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and the obligation and power of the LC Issuer to issue Facility LCs hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

        8.2.     Amendments. Subject to the provisions of this Section 8.2, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of all of the Lenders affected thereby:

8.2.1 Except as specifically provided in this Agreement, extend the final maturity of any Loan, extend the expiry date of any Facility LC to a date after the Revolving Credit Termination Date, or postpone any regularly scheduled payment of principal of any Loan or forgive all or any portion of the principal amount thereof, or any Reimbursement Obligations related thereto, or reduce the rate or extend the time of payment of interest or fees thereon or Reimbursement Obligations related thereto (other than a waiver of the application of the default rate of interest pursuant to Section 2.11 hereof).

8.2.2 Reduce the percentage specified in the definition of Required Lenders or any other percentage of Lenders specified to be the applicable percentage in this Agreement to act on specified matters or amend the definition of “Pro Rata Share”.

8.2.3 Except as specifically provided in this Agreement, extend the Revolving Credit Termination Date, or reduce the amount or extend the payment date for, the mandatory payments required under Section 2.2, or increase the amount of the Commitment of any Lender hereunder or the commitment to issue Facility LCs, or permit the Borrower to assign its rights or obligations under this Agreement.

8.2.4 Amend this Section 8.2.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent, and no amendment of any provision relating to the LC Issuer shall be effective without the written consent of the LC Issuer. The Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement.

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        8.3.     Preservation of Rights. No delay or omission of the Lenders, the LC Issuer or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent, the LC Issuer and the Lenders until the Obligations have been paid in full.

ARTICLE IX

GENERAL PROVISIONS

        9.1.     Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.

        9.2.     Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, neither the LC Issuer nor any Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

        9.3.     Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

        9.4.     Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent, the LC Issuer and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent, the LC Issuer and the Lenders relating to the subject matter thereof other than those contained in the fee letters described in Section 10.13 which shall survive and remain in full force and effect during the term of this Agreement.

        9.5.     Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that each Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set

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forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

        9.6.     Expenses; Indemnification. (i) The Borrower shall reimburse the Agent and each Arranger for any costs, internal charges and out-of-pocket expenses (including attorneys’ and paralegals’ fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent and expenses of and fees for other advisors and professionals engaged by the Agent or any Arranger) paid or incurred by the Agent or any Arranger in connection with the investigation, preparation, negotiation, documentation, execution, delivery, syndication, distribution (including, without limitation, via the internet), review, amendment, modification and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent, the Syndication Agent, the Co-Documentation Agents, the LC Issuer, the Arrangers and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys’ and paralegals’ fees and time charges and expenses of attorneys and paralegals for the Agent, the Syndication Agent, the Co-Documentation Agents, the LC Issuer, the Arrangers and the Lenders, which attorneys and paralegals may be employees of the Agent, the Syndication Agent, the Co-Documentation Agents, the LC Issuer, the Arrangers or the Lenders) paid or incurred by the Agent, the Syndication Agent, the LC Issuer, the Arrangers or any Lender in connection with the collection and enforcement of the Loan Documents.

(ii)	The Borrower hereby further agrees to indemnify the Agent, the Syndication Agent, the Co-Documentation Agents, the LC Issuer, the Arrangers, each Lender, their respective affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Syndication Agent, the Co-Documentation Agents, the LC Issuer, the Arrangers, any Lender or any affiliate is a party thereto, and all reasonable attorneys’ and paralegals’ fees, reasonable time charges and reasonable expenses of attorneys and paralegals of the party seeking indemnification, which attorneys and paralegals may or may not be employees of such party seeking indemnification) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder except to the extent that they have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this Section 9.6 shall survive the termination of this Agreement.

        9.7.     Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders, to the extent that the Agent deems necessary.

        9.8.     Accounting. Except as provided to the contrary herein, all accounting terms used in the calculation of any financial covenant or test shall be interpreted and all accounting determinations hereunder in the calculation of any financial covenant or test shall be made in accordance with Agreement Accounting Principles. If any changes in generally accepted

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accounting principles are hereafter required or permitted and are adopted by the Borrower or any of its Subsidiaries with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, tests, restrictions or standards herein or in the related definitions or terms used therein (“Accounting Changes”), the parties hereto agree, at the Borrower’s request, to enter into negotiations, in good faith, in order to amend such provisions in a credit neutral manner so as to reflect equitably such changes with the desired result that the criteria for evaluating the Borrower’s and its Subsidiaries’ financial condition shall be the same after such changes as if such changes had not been made; provided, however, until such provisions are amended in a manner reasonably satisfactory to the Agent and the Required Lenders, no Accounting Change shall be given effect in such calculations. In the event such amendment is entered into, all references in this Agreement to Agreement Accounting Principles shall mean generally accepted accounting principles as of the date of such amendment. Notwithstanding the foregoing, all financial statements to be delivered by the Borrower pursuant to Section 6.1 shall be prepared in accordance with generally accepted accounting principles in effect at such time.

        9.9.     Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

        9.10.     Nonliability of Lenders. The relationship between the Borrower on the one hand and the Lenders, the LC Issuer and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent, the LC Issuer nor any Arranger or Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent, the LC Issuer nor any Arranger or Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations. The Borrower agrees that neither the Agent, the LC Issuer nor any Arranger or Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the LC Issuer, nor any Arranger or Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

        9.11.     Confidentiality. Each of the Agent, the LC Issuer and the Lenders agrees that any information delivered or made available by the Borrower pursuant to this Agreement shall be kept confidential, shall be used solely in connection with evaluating, approving, structuring, administering or enforcing the credit facility contemplated hereby and shall not be provided to any other Person; provided that nothing herein shall prevent any Lender from disclosing such information (a) to any other Lender or the Agent, (b) to any other Person if reasonably incidental to the evaluation, administration or enforcement of the credit facility contemplated hereby, which

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Person has been informed of the confidential nature of such information, (c) upon the order of any court or administrative agency, (d) upon the request or demand of any regulatory agency or authority, (e) which had been publicly disclosed other than as a result of a disclosure by the Agent or any Lender prohibited by this Agreement, (f) in connection with any litigation (to the extent relating to or involving the Loan Documents or the credit facility evidenced thereby) to which the Agent, any Lender or its Affiliates may be a party, (g) to the extent necessary in connection with the exercise of any remedy hereunder, (h) to such Lender’s or the Agent’s legal counsel, independent auditors and other professional advisors, which Persons have been informed of the confidential nature of such information, (i) to such Lender’s direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, in each case which have been informed as to the confidential nature of such information, (j) to rating agencies if requested or required by such agencies in connection with a rating relating to the Credit Extensions hereunder and (k) subject to provisions substantially similar to those contained in this Section 9.11, to any actual or proposed Participant or assignee.

        9.12.     Lenders Not Utilizing Plan Assets. Each Lender represents and warrants that none of the consideration used by such Lender to make its Loans constitutes for any purpose of ERISA or Section 4975 of the Code assets of any “plan” as defined in Section 3(3) of ERISA or Section 4975 of the Code and the rights and interests of such Lender in and under the Loan Documents shall not constitute such “plan assets” under ERISA.

        9.13.     Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Credit Extensions provided for herein.

        9.14.     Disclosure. The Borrower and each Lender, including the LC Issuer, hereby acknowledge and agree that Wachovia and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates.

        9.15.     USA Patriot Act Notification. The following notification is provided to the Borrower pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government of the United States of America fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each Person that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. Accordingly, when the Borrower opens an account, the Agent and the Lenders will ask for the Borrower’s name, tax identification number, business address, and other information that will allow the Agent and the Lenders to identify the Borrower. The Agent and the Lenders may also ask to see the Borrower’s legal organizational documents or other identifying documents.

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        9.16.     Existing Credit Agreement. The Borrower, and the Lenders party to the Existing Credit Agreement comprising the “Required Lenders” as defined therein, hereby agree that (i) the commitments of the lenders under the Existing Credit Agreement shall terminate in their entirety immediately and automatically upon the effectiveness of this Agreement, without further action by any party to the Existing Credit Agreement, (ii) all accrued fees under the Existing Credit Agreement shall be due and payable at such time and (iii) subject to the funding loss indemnities in the Existing Credit Agreement, the Borrower shall prepay any and all loans outstanding thereunder on the date of effectiveness of this Agreement.

ARTICLE X

THE AGENT

        10.1.     Appointment; Nature of Relationship. Wachovia Bank, National Association is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the “Agent”) hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term “Agent,” it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders’ contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a “representative” of the Lenders within the meaning of the term “secured party” as defined in the New York Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

        10.2.     Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

        10.3.     General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

        10.4.     No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain,

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inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower’s or any such guarantor’s respective Subsidiaries. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

        10.5.     Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

        10.6.     Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent’s duties hereunder and under any other Loan Document.

        10.7.     Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

        10.8.     Agent’s Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent, the Syndication Agent and the Co-Documentation Agents ratably in proportion to the Lenders’ Pro Rata Shares of the Aggregate Commitment (or, if the Aggregate Commitment has been terminated, of the Outstanding Credit Exposure) (i) for any amounts not reimbursed by the Borrower for which the Agent, the Syndication Agent or either Co-

50

Documentation Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Agent, the Syndication Agent, or either Co-Documentation Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent or the Syndication Agent in connection with any dispute between the Agent or the Syndication Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent, the Syndication Agent, or either Co-Documentation Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent, the Syndication Agent, or either Co-Documentation Agent in connection with any dispute between the Agent, the Syndication Agent, the Co-Documentation Agents and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents; provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification and (ii) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

        10.9.     Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a “notice of default”. In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

        10.10.     Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Agent, and the term “Lender” or “Lenders” shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender.

        10.11.     Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent, any Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, any Arranger or any other Lender and based on such documents and

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information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

        10.12.     Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five (45) days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty (30) days after the resigning Agent’s giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term “Prime Rate” as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

        10.13.     Agent and Arrangers’ Fees. The Borrower agrees to pay to the Agent and each Arranger, for their respective accounts, the fees agreed to by the Borrower, the Agent and such Arranger pursuant to those certain letter agreements dated September 22, 2004, or as otherwise agreed from time to time.

        10.14.     Delegation to Affiliates. The Borrower and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate’s directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.

        10.15.     Syndication Agent and Co-Documentation Agents. None of the Syndication Agent and the Co-Documentation Agents shall have any obligation, liability, responsibility or

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duty under this Agreement other than those applicable to all Lenders. Without limiting the foregoing, none of the Syndication Agent and the Co-Documentation Agents shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgements with respect to the Syndication Agent and the Co-Documentation Agents as it makes with respect to the Agent in Section 10.11.

ARTICLE XI

SETOFF; RATABLE PAYMENTS

        11.1.     Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due.

        11.2.     Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Outstanding Credit Exposure (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Aggregate Outstanding Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Aggregate Outstanding Credit Exposure. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their respective Pro Rata Shares of the Aggregate Outstanding Credit Exposure. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

ARTICLE XII

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

        12.1.     Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower, the Agent and the Lenders and their respective successors and assigns permitted hereby, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents without the prior written consent of each Lender, (ii) any assignment by any Lender must be made in compliance with Section 12.3, and (iii) any transfer by participation must be made in compliance with Section 12.2. Any attempted assignment or transfer by any party not made in compliance with this Section 12.1 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with Section 12.3.3. The parties to this Agreement acknowledge that clause (ii) of this Section 12.1 relates only to absolute assignments and this Section 12.1 does not prohibit assignments creating security interests, including, without limitation, any pledge or

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assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Agent may treat each Lender which made any Credit Extension or which holds any Note as the owner thereof for all purposes hereof unless and until such Lender complies with Section 12.3; provided, however, that the Agent may in its discretion (but shall not be required to) follow instructions from the Lender which made any Credit Extension or which holds any Note to direct payments relating to such Credit Extension or Note to another Person. Any assignee of the rights to any Credit Extension or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Lender, who at the time of making such request or giving such authority or consent is the owner of the rights to any Credit Extension (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Credit Extension.

        12.2.     Participations.

12.2.1 Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities (“Participants”) participating interests in any Outstanding Credit Exposure of such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Outstanding Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents.

12.2.2 Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Credit Extension or Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section 8.2.

12.2.3 Benefit of Certain Provisions. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents; provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount

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received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender. The Borrower further agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.2, 3.4 and 3.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3; provided that (i) a Participant shall not be entitled to receive any greater payment under Section 3.1, 3.2, 3.4 or 3.5 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the Borrower, and (ii) any Participant not incorporated under the laws of the United States of America or any State thereof agrees to comply with the provisions of Section 3.5 to the same extent as if it were a Lender.

        12.3.     Assignments.

12.3.1 Permitted Assignments. Any Lender may at any time assign to one or more banks or other entities (“Purchasers”) all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit C or in such other form as may be agreed to by the parties thereto. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate of a Lender or an Approved Fund shall either be in an amount equal to the entire applicable Commitment and Outstanding Credit Exposure of the assigning Lender or (unless each of the Borrower and the Agent otherwise consents) be in an aggregate amount not less than $5,000,000. The amount of the assignment shall be based on the Commitment or Outstanding Credit Exposure (if the Commitment has been terminated) subject to the assignment, determined as of the date of such assignment or as of the “Trade Date,” if the “Trade Date” is specified in the assignment.

12.3.2 Consents. The consent of the Agent and the Borrower shall be required prior to an assignment becoming effective; provided that the consent of the Borrower shall not be required if a Default has occurred and is continuing. Any consent required under this Section 12.3.2 shall not be unreasonably withheld or delayed.

12.3.3 Effect; Effective Date. Upon (i) delivery to the Agent of an assignment, together with any consents required by Section 12.3.2, and (ii) payment of a $3,500 fee to the Agent for processing such assignment (unless such fee is waived by the Agent), such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation and warranty by the Purchaser to the effect that none of the funds, money, assets or other consideration used to make the purchase and assumption of the Commitment and Outstanding Credit Exposure under the applicable assignment agreement constitutes “plan assets” as defined under ERISA and that the rights, benefits and interests of the Purchaser in and under the Loan Documents will not be “plan assets” under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights, benefits and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party thereto, and the transferor Lender shall be released with

55

respect to the Commitment and Outstanding Credit Exposure assigned to such Purchaser without any further consent or action by the Borrower, the Lenders or the Agent. In the case of an assignment covering all of the assigning Lender’s rights, benefits and obligations under this Agreement, such Lender shall cease to be a Lender hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan Documents which survive payment of the Obligations and termination of the Loan Documents. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.3 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.2. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.3, the transferor Lender, the Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that, upon cancellation and surrender to the Borrower of the Notes (if any) held by the transferor Lender, new Notes or, as appropriate, replacement Notes are issued to such transferor Lender, if applicable, and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments (or if the Aggregate Commitment has been terminated, their respective Outstanding Credit Exposure), as adjusted pursuant to such assignment.

12.3.4 Register. The Agent, acting solely for this purpose as an agent of the Borrower (and the Borrower hereby designates the Agent to act in such capacity), shall maintain at one of its offices a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

        12.4.     Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of the Borrower and its Subsidiaries; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

        12.5.     Tax Certifications. If any interest in any Loan Document is transferred to any Transferee which is not incorporated under the laws of the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).

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ARTICLE XIII

NOTICES

        13.1.     Notices. Except as otherwise permitted by Section 2.14 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower, the Lenders, the LC Issuer or the Agent, at its address or facsimile number set forth on the signature pages hereof or, (y) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, three (3) Business Days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that, subject to Section 2.14, notices to the Agent under Article II shall not be effective until received.

        13.2.     Change of Address. The Borrower, the Agent, the LC Issuer and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

ARTICLE XIV

COUNTERPARTS

        This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent, the LC Issuer and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed original counterpart of this Agreement.

ARTICLE XV

CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

        15.1 CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

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        15.2 CONSENT TO JURISDICTION. THE BORROWER, THE AGENT, THE LC ISSUER AND EACH LENDER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER, THE AGENT AND EACH LENDER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

        15.3 WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT, THE LC ISSUER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

[Signature Pages Follow]

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        IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.

OGE ENERGY CORP.,
as the Borrower

By: /s/ Deborah S. Fleming
Name: Deborah S. Fleming
Title: Treasurer

Address:
321 N. Harvey
Oklahoma City, OK 73102

Attention: Deborah S. Fleming
Telephone No.: 405 553 3800
Facsimile No.: 405 553 3576

1

WACHOVIA BANK, NATIONAL ASSOCIATION
as Administrative Agent and as a Lender

By: /s/ Lawrence P. Sullivan
Name: Lawrence P. Sullivan
Title: Director

Address:
301 S. College St., NC-0760, DC-05
Charlotte, NC 28288-0760

Attention: Lawrence P. Sullivan
Telephone No.: 704 715 1794
Facsimile No.: 704 383 6647

2

JPMORGAN CHASE BANK,
as Syndication Agent and as a Lender

By: /s/ Robert Traband
Name: Robert Traband
Title: Vice President

Address:
JPMorgan Chase Bank
600 Travis, 20th Floor
Houston, TX 77030

Attention: Robert Traband
Telephone No.: 713 216 1081
Facsimile No.: 713 216 8870

3

CITIBANK, N.A.,
as Co-Documentation Agent and as a Lender

By: /s/ Robert J. Harrity, Jr.
Name: Robert J. Harrity, Jr.
Title: Managing Director

Address:
388 Greenwich St.
21st Floor
New York, NY 10013

Attention: Robert J. Harrity, Jr.
Telephone No.: 212 816 8113
Facsimile No.: 212 816 8098

4

THE ROYAL BANK OF SCOTLAND plc,
as Co-Documentation Agent and as a Lender

By: /s/ Patricia J. Dundee
Name: Patricia J. Dundee
Title: Senior Vice President

Attention: Brian J. Smith
Telephone No.: 713 221 2417
Facsimile No.: 713 221 2430

5

UNION BANK OF CALIFORNIA, NATIONAL ASSOCIATION,
as Co-Documentation Agent and as a Lender

By: /s/ Susan K. Johnson
Name: Susan K. Johnson
Title: Vice President

Address:
445 South Figueroa Street
15th Floor
Los Angeles, CA 90071

Attention: Alex Wernbery
Telephone No.: 213 236 5016
Facsimile No.: 213 236 4096

6

BANK OF OKLAHOMA, N.A.
as a Lender

By: /s/ Laura Christofferson
Name: Laura Christofferson
Title: Senior Vice President

Address:
Bank of Oklahoma Plaza
201 Robert S. Kerr
Oklahoma City, OK 73102

Attention: Laura Christofferson
Telephone No.: 405 272 2327
Facsimile No.: 405 272 2588

7

THE BANK OF NEW YORK,
as a Lender

By: /s/ Nathan S. Howard
Name: Nathan S. Howard
Title: Vice President

Address:
One Wall Street, 19th Floor
New York, NY 10286

Attention: Nathan S. Howard
Telephone No.: 212 635 7916
Facsimile No.: 212 635 7923

8

COMMERZBANK AG, New York and Grand Cayman Branches
as a Lender

By: /s/ Timothy Chin
Name: Timothy Chin
Title: Vice President

By: /s/ Andrew Kjoller
Name: Andrew Kjoller
Title: Vice President

Address:
2 World Financial Center
New York, NY 10281

Attention: Timothy Chin
Telephone No.: 212 266 7631
Facsimile No.: 212 266 7530

9

WILLIAM STREET COMMITMENT CORPORATION,
as a Lender

(Recourse only to assets of William Street Commitment
Corporation)

By: /s/ Jennifer M. Hill
Name: Jennifer M. Hill
Title: Chief Financial Officer

Address:
85 Broad St., 6th Floor
New York, NY 10004

Attention: Philip Green
Telephone No.: 212 357 7570

10

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By: /s/ Keven D. Smith
Name: Keven D. Smith
Title: Vice President

Address:
127 Public Square
Cleveland, OH 44114
OH-01-27-0847

Attention: Paulette M. Murray
Telephone No.: 216 689 4605
Facsimile No.: 216 689 5962

11

LASALLE BANK NATIONAL ASSOCIATION,
as a Lender

By: /s/ Meghan Schultz
Name: Meghan Schultz
Title: Commercial Banking Officer

Address:
135 S. LaSalle Street
Suite 211
Chicago, IL 60603

Attention: Meghan Schultz
Telephone No.: 312 904 9457
Facsimile No.: 312 904 1994

12

LEHMAN BROTHERS BANK, FSB,
as a Lender

By: /s/ Gary Taylor
Name: Gary Taylor
Title: Vice President

Address:
745 7th Avenue
New York, NY 10019

Attention: Gary Taylor
Telephone No.: 212 526 6560
Facsimile No.: 212 520 0450

13

SUNITOMO MITSUI BANKING CORPORATION,
as a Lender

By: /s/ David A. Buck
Name: David A. Buck
Title: Senior Vice President

Address:
277 Park Avenue, 5th Floor
New York, NY 10172

Attention: Joana Bekerman
Telephone No.: 212 224 4071
Facsimile No.: 212 224 5222

14

UBS LOAN FINANCE LLC,
as a Lender

By: /s/ Wilfred V. Saint
Name: Wilfred V. Saint
Title: Director Banking Products Services, US

By: /s/ Doris Mesa
Name: Doris Mesa
Title: Associate Director Banking Products Services, US

Address:
677 Washington Boulevard
Stamford, Connecticut 06901

Attention: Christopher M. Aitkin
Telephone No.: 203 719 3845
Facsimile No.: 203 719 3888

15

UMB BANK, n.a., CORPORATION,
as a Lender

By: /s/ Richard J. Lehrter
Name: Richard J. Lehrter
Title: Community Bank President

Address:
1437 South Boulder Ave, Suite 300
Tulsa, OK 74119

Attention: Richard J. Lehrter
Telephone No.: 918 295 2000
Facsimile No.: 918 295 2020

16

U.S. BANK NATIONAL ASSOCIATION, CORPORATION,
as a Lender

By: /s/ David F. Higbee
Name: David F. Higbee
Title: Vice President

Address:
SL-MO-T12M
One U.S. Bank Plaza
St. Louis, MO 63101

Attention: Amanda Tanner
Telephone No.: 314 418 2432
Facsimile No.: 314 418 3859

17

COMMITMENT SCHEDULE

LENDER	COMMITMENT

Wachovia Bank, National Association	$ 41,727,272.73
JPMorgan Chase Bank	$ 41,727,272.73
Citibank, N.A	$ 33,545,454.54
The Royal Bank of Scotland plc	$ 33,545,454.54
Union Bank of California, N.A	$ 33,545,454.54
Bank of Oklahoma, N.A	$ 28,636,363.64
The Bank of New York	$ 28,636,363.64
Commerzbank AG	$ 28,636,363.64
William Street Commitment Corporation	$ 28,636,363.64
KeyBank National Association	$ 28,636,363.64
LaSalle Bank National Association	$ 28,636,363.64
Lehman Brothers Bank, FSB	$ 28,636,363.64
Sumitomo Mitsui Banking Corporation	$ 16,363,636.36
UBS AG	$ 16,363,636.36
UMB Bank, n.a	$ 16,363,636.36
US Bank National Association	$ 16,363,636.36
AGGREGATE COMMITMENT	$ 450,000,000

PRICING SCHEDULE

APPLICABLE MARGIN	LEVEL I STATUS	LEVEL II STATUS	LEVEL III STATUS	LEVEL IV STATUS	LEVEL V STATUS	LEVEL VI STATUS	LEVEL VII STATUS

Eurodollar Rate	0.22%	0.27%	0.325%	0.375%	0.60%	0.825%	1.25%

ABR	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

APPLICABLE FEE RATE	LEVEL I STATUS	LEVEL II STATUS	LEVEL III STATUS	LEVEL IV STATUS	LEVEL V STATUS	LEVEL VI STATUS	LEVEL VII STATUS

Facility Fee	0.08%	0.08%	0.10%	0.125%	0.15%	0.175%	0.25%

Utilization Fee (when usage	0.10%	0.10%	0.125%	0.125%	0.125%	0.125%	0.25%
exceeds 50%)

        “Fitch Rating” means, at any time, the rating issued by Fitch Ratings (“Fitch”) and then in effect with respect to the Borrower’s senior unsecured long-term debt securities without third-party credit enhancement.

        “Level I Status” exists at any date if, on such date, the Borrower has at least two of the following ratings: a Moody’s Rating of A1 or better, a Fitch Rating of A+ or better or a S&P Rating of A+ or better.

        “Level II Status” exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status and (ii) the Borrower has at least two of the following ratings: a Moody’s Rating of A2 or better, a Fitch Rating of A or better or a S&P Rating of A or better.

        “Level III Status” exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status or Level II Status and (ii) the Borrower has at least two of the following ratings: a Moody’s Rating of A3 or better, a Fitch Rating of A- or better or a S&P Rating of A- or better.

        “Level IV Status” exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status, Level II Status or Level III Status and (ii) the Borrower has at least two of the following ratings: a Moody’s Rating of Baa1 or better, a Fitch Rating of BBB+ or better or a S&P Rating of BBB+ or better.

        “Level V Status” exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status and (ii) the Borrower has at least two of the following ratings: a Moody’s Rating of Baa2 or better, a Fitch Rating of BBB or better or a S&P Rating of BBB or better.

1

        “Level VI Status” exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status and (ii) the Borrower has at least two of the following ratings: a Moody’s Rating of Baa3 or better, a Fitch Rating of BBB- or better or a S&P Rating of BBB- or better.

        “Level VII Status” exists at any date if, on such date, the Borrower has not qualified for Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI Status.

        “Moody’s Rating” means, at any time, the rating issued by Moody’s Investors Service, Inc. (“Moody’s”) and then in effect with respect to the Borrower’s senior unsecured long-term debt securities without third-party credit enhancement.

        “S&P Rating” means, at any time, the rating issued by Standard and Poor’s Rating Services, a division of The McGraw Hill Companies, Inc. (“S&P”), and then in effect with respect to the Borrower’s senior unsecured long-term debt securities without third-party credit enhancement.

        “Status” means Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status, Level VI Status or Level VII Status.

        The Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table based on the Borrower’s Status as determined from its then-current Moody’s Rating, Fitch Rating and S&P Ratings. The credit rating in effect on any date for the purposes of this Schedule is that in effect at the close of business on such date. The Borrower shall at all times maintain a rating from at least two of Moody’s, Fitch and S&P. If at any time the Borrower does not have a rating from at least two of Moody’s, Fitch and S&P, Level VII Status shall exist.

        Notwithstanding the foregoing, if the Borrower is split-rated and (i) two ratings are equal and higher than the third, the higher rating will apply, (ii) two ratings are equal and lower than the third, the lower rating will apply, (iii) no ratings are equal, the intermediate rating will apply. In the event that the Borrower shall maintain ratings from only two of Moody’s, Fitch and S&P and the Borrower is split-rated and (x) the ratings differential is one level, the higher rating will apply and (y) the ratings differential is two levels or more, the intermediate rating will apply.

2

SCHEDULE 1

MATERIAL SUBSIDIARIES
(See Section 5.8)

Name of Subsidiary	Jurisdiction of Organization	Percentage of Ownership	Owner
Oklahoma Gas and Electric Company	Oklahoma	100%	OGE Energy Corp.
Enogex Inc.	Oklahoma	100%	OGE Energy Corp.

1

SCHEDULE 2

LIENS
(See Section 6.12)

None.

2

SCHEDULE 3

NON-ENERGY RELATED ASSETS
(See Section 5.13)

As of the Closing Date, the Borrower and its Subsidiaries do not own any material asset which is a non-Energy-Related Asset.

Please note that for purposes hereof,

(i) assets which are not tangible and/or do not constitute property, plant and equipment, such as insurance premiums, Rabbi trusts or similar savings plans and memberships, are treated as Energy-Related Assets to the extent they relate to assets or persons which are involved in the operations of, or provide services to, a public utility subsidiary (as defined in PUHCA) or a state regulated public utility;

(ii) assets constituting general plant (e.g., office furniture and equipment, communications equipment, computer software and hardware) used in the operations of or used to provide services to a public utility subsidiary (as defined in PUHCA) or a state regulated public utility are treated as Energy-Related Assets; and

(iii) property, plant and equipment that was once in service, but is no longer used, or property, plant and equipment that was purchased for use (whether or not such assets have at such time yet been placed in service), by or to provide services to, a public utility subsidiary (as defined in PUHCA) or a state regulated public utility are treated as Energy-Related Assets.

3

EXHIBIT A

FORM OF OPINIONS

Omitted

1

EXHIBIT B

COMPLIANCE CERTIFICATE

To:       The Lenders parties to the
             Credit Agreement Described Below

        This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of October 20, 2004 (as amended, modified, renewed or extended from time to time, the “Agreement”) among OGE ENERGY CORP. (the “Borrower”), the lenders party thereto and Wachovia Bank, National Association, as Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

        THE UNDERSIGNED HEREBY CERTIFIES THAT:

        1.    I am the duly elected __________ of the Borrower;

        2.    I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

        3.    The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

        4.    Schedule I attached hereto sets forth financial data and computations evidencing the Borrower’s compliance with certain covenants of the Agreement.

        Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

1

        The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ______ day of ____________, _______.

2

SCHEDULE I TO COMPLIANCE CERTIFICATE

Compliance as of ____________, _______ with
Provisions of Sections 6.11.6 and 6.14 of
the Agreement

1

EXHIBIT C

ASSIGNMENT AND ASSUMPTION AGREEMENT

        This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

        For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including without limitation any letters of credit, guaranties and swingline loans included in such facilities and, to the extent permitted to be assigned under applicable law, all claims (including without limitation contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), suits, causes of action and any other right of the Assignor against any Person whether known or unknown arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby) (the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1

1.	Assignor:
2.	Assignee:		and is an Affiliate/Approved
Fund of [identify Lender]1
3.	Borrower:	OGE ENERGY CORP.
4.	Agent:	Wachovia Bank, National Association	, as the agent under the Credit
Agreement.
5.	Credit Agreement:	The Credit Agreement dated as of October 20, 2004 among OGE ENERGY CORP., the Lenders party thereto, Wachovia Bank, National Association, as Agent, and the other agents party thereto.
6. Assigned Interest:
	Aggregate Amount of Commitment/Loans for all Lenders*	Amount of Commitment/Loans Assigned*	Percentage Assigned of Commitment/Loans²
	$	$	_______%
	$	$	_______%
	$	$	_______%
7. Trade Date:			³

Effective Date: ____________, 20__ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER BY THE AGENT.]

__________________________________
¹ Select as applicable.

*    Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

²    Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

³    Insert if satisfaction of minimum amounts is to be determined as of the Trade Date.

2

        The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]
By:
Title:
ASSIGNEE [NAME OF ASSIGNEE]
By:
Title:

Consented to and Accepted:

WACHOVIA BANK, NATIONAL
ASSOCIATION, as Agent
By:
Title:

[Consented to:]4

OGE ENERGY CORP.

By:
Title:

___________________________________________
4        To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

3

ANNEX 1

TERMS AND CONDITIONS FOR ASSIGNMENT
AND ASSUMPTION

               1.   Representations and Warranties.

                1.1   Assignor. The Assignor represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, perfection, priority, collectibility, or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document, (v) inspecting any of the property, books or records of the Borrower, or any guarantor, or (vi) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

                1.2.   Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iii) agrees that its payment instructions and notice instructions are as set forth in Schedule 1 to this Assignment and Assumption, (iv) none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are “plan assets” as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be “plan assets” under ERISA, (v) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys’ fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee’s non-performance of the obligations assumed under this Assignment and Assumption, (vi) it has received a copy of the Credit Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Lender, and (vii) attached as Schedule 1 to this Assignment and Assumption is any documentation required to be delivered by the Assignee with respect to its tax status pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan

1

Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

                2.   Payments. The Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the [Assignor]5 for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

                3.   General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

___________________________________________
5        If assignment is made pursuant to Section 2.19 and Borrower has made the payments required by said Section, the Assignor’s portion of payments in respect of the Assigned Interest shall be payable to the Borrower.

2

ADMINISTRATIVE QUESTIONNAIRE

[(Schedule to be supplied by Closing Unit or Trading Documentation Unit)]

1

US AND NON-US TAX INFORMATION REPORTING REQUIREMENTS

[(Schedule to be supplied by Closing Unit or Trading Documentation Unit)]

1

EXHIBIT D

LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To Wachovia Bank, National Association, as Agent (the “Agent”) under the Credit Agreement Described Below.

Re:	Credit Agreement, dated October 20, 2004 (as the same may be amended or modified, the “Credit Agreement”), among OGE Energy Corp. (the “Borrower”), the Lenders named therein and the Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

        The Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Agent of a specific written revocation of such instructions by the Borrower; provided, however, that the Agent may otherwise transfer funds as hereafter directed in writing by the Borrower in accordance with Section 13.1 of the Credit Agreement or based on any telephonic notice made in accordance with Section 2.14 of the Credit Agreement.

Facility Identification Number(s)
Customer/Account Name
Transfer Funds To

For Account No.
Reference/Attention To

Authorized Officer (Customer Representative)	Date

(Please Print)	Signature
Bank Officer Name	Date

(Please Print)	Signature

(Deliver Completed Form to Credit Support Staff For Immediate Processing)

1

EXHIBIT E

NOTE

[Date]

        OGE ENERGY CORP., an Oklahoma corporation (the “Borrower”), promises to pay to ____________________________________ (the “Lender”) on the Revolving Credit Termination Date __________ DOLLARS ($_____) or, if less, the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at the main office of Wachovia Bank, National Association in Charlotte, North Carolina, as Agent, together with accrued but unpaid interest thereon. The Borrower shall pay interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement.

        The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

        This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of October 20, 2004 (which, as it may be amended or modified and in effect from time to time, is herein called the “Agreement”), among the Borrower, the lenders party thereto, including the Lender, and Wachovia Bank, National Association, as Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

        Any assignment of this Note, or any rights or interest herein, may only be made in accordance with the terms and conditions of the Agreement. This Note is a registered Note and, as provided in the Agreement, the Borrower, the Agent and the Lenders may treat the person whose name is recorded in the Register as the owner hereof for all purposes, notwithstanding notice to the contrary. The entries in the Register shall be conclusive, absent manifest error.

        This Note shall be governed by, and construed in accordance with, the laws of the State of New York, but giving effect to federal laws applicable to national banks.

OGE ENERGY CORP.
By:
Print Name:
Title:

1

SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
TO
NOTE OF OGE ENERGY CORP.,
DATED _____________ ____, 20___

Date	Principal Amount of Loan	Maturity of Interest Period	Principal Amount Paid	Unpaid Balance

2

Exhibit 99.02

EXECUTION COPY

CREDIT AGREEMENT

DATED AS OF OCTOBER 20, 2004

AMONG

OKLAHOMA GAS AND ELECTRIC COMPANY,

THE LENDERS

AND

WACHOVIA BANK, NATIONAL ASSOCIATION
AS ADMINISTRATIVE AGENT

AND

JPMORGAN CHASE BANK
AS SYNDICATION AGENT

AND

CITIBANK, N.A., THE ROYAL BANK OF SCOTLAND plc
AND UNION BANK OF CALIFORNIA, N.A.
AS CO-DOCUMENTATION AGENTS

WACHOVIA CAPITAL MARKETS, LLC AND J.P. MORGAN SECURITIES INC.
AS CO-LEAD ARRANGERS AND JOINT BOOK RUNNERS

SIDLEY AUSTIN BROWN & WOOD LLP
Bank One Plaza
10 South Dearborn Street
Chicago, Illinois 60603

TABLE OF CONTENTS

ARTICLE I	DEFINITIONS	1
ARTICLE II	THE CREDITS	13
2.1.	Commitment	13
2.2.	Required Payments; Termination	14
2.3.	Ratable Loans	14
2.4.	Types of Advances	14
2.5.	Facility Fee; Utilization Fee; Reductions in Aggregate Commitment	14
2.6.	Minimum Amount of Each Advance	15
2.7.	Optional Principal Payments	15
2.8.	Method of Selecting Types and Interest Periods for New Advances	15
2.9.	Conversion and Continuation of Outstanding Advances	15
2.10.	Changes in Interest Rate, etc	16
2.11.	Rates Applicable After Default	16
2.12.	Method of Payment	17
2.13.	Noteless Agreement; Evidence of Indebtedness	17
2.14.	Telephonic Notices	18
2.15.	Interest Payment Dates; Interest and Fee Basis	18
2.16.	Notification of Advances, Interest Rates, Prepayments and Commitment
	Reductions; Availability or Loans	18
2.17.	Lending Installations	19
2.18.	Non-Receipt of Funds by the Agent	19
2.19.	Replacement of Lender	19
2.20.	Facility LCs	20
2.21.	Extension of Revolving Credit Termination Date	24
ARTICLE III	YIELD PROTECTION; TAXES	25
3.1.	Yield Protection	25
3.2.	Changes in Capital Adequacy Regulations	25
3.3.	Availability of Types of Advances	26
3.4.	Funding Indemnification	26
3.5.	Taxes	26
3.6.	Lender Statements; Survival of Indemnity	29
3.7.	Alternative Lending Installation	29
ARTICLE IV	CONDITIONS PRECEDENT	29
4.1.	Initial Credit Extension	29
4.2.	Each Credit Extension	31
ARTICLE V	REPRESENTATIONS AND WARRANTIES	31
5.1.	Existence and Standing	31
5.2.	Authorization and Validity	31

i

5.3.	No Conflict; Government Consent	32
5.4.	Financial Statements	32
5.5.	Material Adverse Change	32
5.6.	Taxes	32
5.7.	Litigation and Contingent Obligations	32
5.8.	Subsidiaries	33
5.9.	Regulation U	33
5.10.	Compliance With Laws	33
5.11.	Investment Company Act	33
5.12.	Public Utility Holding Company Act	33
5.13.	Non-Energy-Related Assets	33
ARTICLE VI	COVENANTS	33
6.1.	Financial Reporting	34
6.2.	Use of Proceeds	35
6.3.	Notice of Default	35
6.4.	Maintenance of Existence	35
6.5.	Taxes	35
6.6.	Insurance	35
6.7.	Compliance with Laws	36
6.8.	Maintenance of Properties	36
6.9.	Inspection; Keeping of Books and Records	36
6.10.	Merger	36
6.11.	Sale of Assets	36
6.12.	Liens	37
6.13.	Affiliates	39
6.14.	Leverage Ratio	40
ARTICLE VII	DEFAULTS	40
ARTICLE VIII	ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES	41
8.1.	Acceleration	41
8.2.	Amendments	43
8.3.	Preservation of Rights	43
ARTICLE IX	GENERAL PROVISIONS	44
9.1.	Survival of Representations	44
9.2.	Governmental Regulation	44
9.3.	Headings	44
9.4.	Entire Agreement	44
9.5.	Several Obligations; Benefits of this Agreement	44
9.6.	Expenses; Indemnification	44
9.7.	Numbers of Documents	45
9.8.	Accounting	45
9.9.	Severability of Provisions	46

ii

9.10.	Nonliability of Lenders	46
9.11.	Confidentiality	46
9.12.	Lenders Not Utilizing Plan Assets	47
9.13.	Nonreliance	47
9.14.	Disclosure	47
9.15.	USA Patriot Act Notification	47
9.16.	Existing Credit Agreement	47
ARTICLE X	THE AGENT	48
10.1.	Appointment; Nature of Relationship	48
10.2.	Powers	48
10.3.	General Immunity	48
10.4.	No Responsibility for Loans, Recitals, etc	48
10.5.	Action on Instructions of Lenders	49
10.6.	Employment of Agents and Counsel	49
10.7.	Reliance on Documents; Counsel	49
10.8.	Agent's Reimbursement and Indemnification	49
10.9.	Notice of Default	50
10.10.	Rights as a Lender	50
10.11.	Lender Credit Decision	50
10.12.	Successor Agent	50
10.13.	Agent and Arrangers’ Fees	51
10.14.	Delegation to Affiliates	51
10.15.	Syndication Agent and Co-Documentation Agents	51
ARTICLE XI	SETOFF; RATABLE PAYMENTS	52
11.1.	Setoff	52
11.2.	Ratable Payments	52
ARTICLE XII	BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS	52
12.1.	Successors and Assigns	52
12.2.	Participations	53
12.3.	Assignments	54
12.4.	Dissemination of Information	55
12.5.	Tax Certifications	55
ARTICLE XIII	NOTICES	55
13.1.	Notices	55
13.2.	Change of Address	56
ARTICLE XIV	COUNTERPARTS	56
ARTICLE XV	CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF
	JURY TRIAL	52

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SCHEDULES

Commitment Schedule Pricing Schedule
Schedule 1 Schedule 2 Schedule 3	- - -	Subsidiaries Liens Non-Energy-Related Assets

EXHIBITS

Exhibit A Exhibit B Exhibit C Exhibit D Exhibit E	- - - - -	Form of Borrower's Counsels' Opinions

Form of Compliance Certificate

Form of Assignment and Assumption Agreement

Form of Loan/Credit Related Money Transfer Instruction

Form of Promissory Note (if requested)

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CREDIT AGREEMENT

        This Agreement, dated as of October 20, 2004, is among Oklahoma Gas and Electric Company, an Oklahoma corporation, the Lenders and Wachovia Bank, National Association, a national banking association, as Administrative Agent, JPMorgan Chase Bank, as Syndication Agent and Citibank, N.A., The Royal Bank of Scotland plc and Union Bank of California, N.A. as Co-Documentation Agents. The parties hereto agree as follows:

ARTICLE I

DEFINITIONS

        As used in this Agreement:

        “Accounting Changes” is defined in Section 9.8 hereof.

        “Advance” means a borrowing hereunder, (i) made by the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurodollar Loans, for the same Interest Period.

        “Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

        “Agent” means Wachovia in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

        “Aggregate Commitment” means the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof. The initial Aggregate Commitment is One Hundred Million and 00/100 Dollars ($100,000,000).

        “Aggregate Outstanding Credit Exposure” means, at any time, the aggregate of the Outstanding Credit Exposure of all the Lenders.

        “Agreement” means this Credit Agreement, as it may be amended, restated, supplemented or otherwise modified and as in effect from time to time.

        “Agreement Accounting Principles” means generally accepted accounting principles applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4, as modified in accordance with Section 9.8.

        “Alternate Base Rate” means, for any day, a fluctuating rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day and one half of one percent (0.5% ) per annum.

        “Applicable Fee Rate” means, with respect to the Facility Fee and the Utilization Fee at any time, the percentage rate per annum which is applicable at such time with respect to each such fee as set forth in the Pricing Schedule.

        “Applicable Margin” means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.

        “Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

        “Arranger” means each of (i) Wachovia Capital Markets, LLC and (ii) J.P. Morgan Securities Inc., and their respective successors, in its capacity as Co-Lead Arranger and Joint Book Runner.

        “Article” means an article of this Agreement unless another document is specifically referenced.

        “Assignment and Assumption Agreement” means an assignment agreement in the form of Exhibit C hereto.

        “Authorized Officer” means any of the president, chief financial officer, treasurer, an assistant treasurer or the controller of the Borrower or such other representative of the Borrower as may be designated by any one of the foregoing with the consent of the Agent.

        “Borrower” means Oklahoma Gas and Electric Company, an Oklahoma corporation, and its permitted successors and assigns (including, without limitation, a debtor in possession on its behalf).

        “Borrowing Date” means a date on which an Advance is made hereunder.

        “Borrowing Notice” is defined in Section 2.8.

        “Business Day” means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Charlotte, North Carolina and New York, New York for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes (including, without limitation, any borrowing or payment of Floating Rate Advances), a day (other than a Saturday or Sunday) on which banks generally are open in Charlotte, North Carolina for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

        “Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

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        “Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

        “Change in Control” means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of voting stock of the Parent; (ii) the Parent shall cease to own, directly or indirectly and free and clear of all Liens or other encumbrances, at least 80% of the outstanding shares of voting stock of the Borrower on a fully diluted basis; or (iii) the majority of the Board of Directors of the Parent fails to consist of Continuing Directors.

        “Closing Date” means October 20, 2004.

        “Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any rule or regulation issued thereunder.

        “Co-Documentation Agent” means each of Citibank, N.A., The Royal Bank of Scotland plc and Union Bank of California, N.A. in its capacity as Co-Documentation Agent hereunder.

        “Collateral Shortfall Amount” is defined in Section 8.1.

        “Commitment” means, for each Lender, including, without limitation, the LC Issuer, such Lender’s obligation to make Loans to, and participate in Facility LCs issued upon the application of, the Borrower in aggregate amount not exceeding the amount set forth on the Commitment Schedule opposite such Lender’s name, as it may be modified as a result of any assignment that has become effective pursuant to Section 12.3 or as otherwise modified from time to time pursuant to the terms hereof.

        “Commitment Schedule” means the Schedule identifying each Lender’s Commitment as of the Closing Date attached hereto and identified as such.

        “Consolidated Capitalization” means the sum of (i) Consolidated Indebtedness, (ii) consolidated common stockholders’ equity as would appear on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared in accordance with Agreement Accounting Principles, (iii) the aggregate liquidation preference of preferred stocks (other than preferred stocks subject to mandatory redemption or repurchase) of the Borrower and its Consolidated Subsidiaries upon involuntary liquidation, (iv) the aggregate outstanding amount of all Equity Preferred Securities and (v) minority interests as would appear on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared in accordance with Agreement Accounting Principles.

        “Consolidated Indebtedness” means, at any date, all Indebtedness of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles, excluding, however, all Non-Recourse Indebtedness.

        “Consolidated Subsidiary” means, for any Person, at any date any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated

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financial statements if such statements were prepared as of such date; unless otherwise specified “Consolidated Subsidiary” means a Consolidated Subsidiary of the Borrower.

        “Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

        “Continuing Director” means, with respect to any Person as of any date of determination, any member of the board of directors of such Person who (a) was a member of such board of directors on the Closing Date, or (b) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board at the time of such nomination or election.

        “Controlled Group” means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

        “Conversion/Continuation Notice” is defined in Section 2.9.

        “Credit Extension” means the making of an Advance or the issuance of a Facility LC hereunder.

        “Credit Extension Date” means the Borrowing Date for an advance or the issuance date for a Facility LC.

        “Default” means an event described in Article VII.

        “Dollar” and “$” means dollars in the lawful currency of the United States of America.

        “Energy-Related Assets” means or includes assets used for the generation, transmission or distribution of electric energy or used for the distribution of natural or manufactured gas which provide services (directly or indirectly) to (i) a “public utility company” as defined under PUHCA and/or (ii) a state-regulated public utility, in each case owned, directly or indirectly, by the Borrower.

        “Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing,

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distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

        “Equity Preferred Securities” means any securities, however denominated, (i) issued by the Borrower or any Consolidated Subsidiary of the Borrower, (ii) that are not subject to mandatory redemption or the underlying securities, if any, of which are not subject to mandatory redemption, (iii) that are perpetual or mature no less than 20 years from the date of issuance, (iv) the indebtedness issued in connection with which, including any guaranty, is subordinated in right of payment to the unsecured and unsubordinated indebtedness of the issuer of such indebtedness or guaranty and (v) the terms of which permit the deferral of interest or distributions thereon to a date occurring after the first anniversary of the Revolving Credit Termination Date.

        “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rules or regulations issued thereunder.

        “Eurodollar Advance” means an Advance which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurodollar Rate.

        “Eurodollar Base Rate” means, with respect to a Eurodollar Advance for the relevant Interest Period, (a) the rate per annum appearing on Page 3750 of the Bridge Telerate Service (formerly Dow Jones Market Service) (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period; (b) if for any reason the rate specified in clause (a) of this definition does not so appear on Page 3750 of the Bridge Telerate Service (or any successor or substitute page or any such successor to or substitute for such Service), the rate per annum appearing on Reuters Screen LIBO page (or any successor or substitute page) as the London interbank offered rate for deposits in dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period; and (c) if the rate specified in clause (a) of this definition does not so appear on Page 3750 of the Bridge Telerate Service (or any successor or substitute page or any such successor to or substitute for such Service) and if no rate specified in clause (b) of this definition so appears on Reuters Screen LIBO page (or any successor or substitute page), the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Agent to be the rate at which Wachovia or one of its affiliate banks offers to place deposits in Dollars with first class banks in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, in the amount of $5,000,000, and having a maturity equal to such Interest Period.

        “Eurodollar Loan” means a Loan which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurodollar Rate.

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        “Eurodollar Rate” means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (ii) the Applicable Margin.

        “Excluded Taxes” means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes (imposed in lieu of net income taxes) imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or any political combination or subdivision or taxing authority thereof or (ii) the jurisdiction in which the Agent’s or such Lender’s principal executive office or such Lender’s applicable Lending Installation is located.

        “Exhibit” refers to an exhibit to this Agreement, unless another document is specifically referenced.

        “Existing Credit Agreement” means that certain Credit Agreement dated as of June 26, 2003 among the Borrower, the financial institutions party thereto as lenders and agents and Bank One, NA, as administrative agent, as the same has been amended, restated, supplemented or otherwise modified from time to time.

        “Facility LC” is defined in Section 2.20.1

        “Facility LC Application” is defined in Section 2.20.3

        “Facility LC Collateral Account” is defined in Section 2.20.11

        “Facility Fee” is defined in Section 2.5.1.

        “Federal Funds Effective Rate” means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:00 a.m. (Charlotte, North Carolina time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

        “Fitch” means Fitch Ratings and any successor thereto.

        “Floating Rate” means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) the Applicable Margin.

        “Floating Rate Advance” means an Advance which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

        “Floating Rate Loan” means a Loan which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

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        “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

        “GAAP” means generally accepted accounting principles in effect from time to time.

        “Indebtedness” of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all indebtedness of such Person for the deferred purchase price of property or services purchased (excluding current accounts payable incurred in the ordinary course of business), (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired, (iv) all indebtedness under Capitalized Leases in accordance with Agreement Accounting Principles, (v) all reimbursement obligations outstanding of such Person with respect to surety bonds, Letters of Credit and bankers’ acceptances, (vi) indebtedness secured by any Lien on property or assets of such Person, whether or not assumed (but in any event not exceeding the fair market value of the property or asset), (vii) all direct guarantees of Indebtedness referred to in clauses (i)-(vi) above of another Person and (viii) all amounts payable in connection with mandatory redemptions or repurchases of preferred stock.

        “Interest Period” means, with respect to a Eurodollar Advance, a period of one, two, three or six months or such other period agreed to by the Lenders and the Borrower, commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on but exclude the day which corresponds numerically to such date one, two, three or six months or such other agreed upon period thereafter; provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month or such other succeeding period, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month or such other succeeding period. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day; provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

        “Investment Grade Status” exists as to any Person at any date if all senior long-term unsecured debt securities of such Person outstanding at such date which had been rated by S&P, Moody’s or Fitch are rated BBB- or higher by S&P, Baa3 or higher by Moody’s or BBB- or higher by Fitch, as the case may be.

        “LC Fee” is defined in Section 2.20.4.

        “LC Issuers” means (i) Wachovia (or any subsidiary or affiliate of Wachovia designated by Wachovia) in its separate capacity as an issuer of Facility LCs pursuant to 2.20 hereunder with respect to each Facility LC issued or deemed issued by Wachovia upon the Borrower’s request and (ii) any Lender (other than Wachovia), or any subsidiary or affiliate of such Lender designated by such Lender, in its separate capacity as an issuer of Facility LCs pursuant to 2.20 with respect to any and all Facility LCs issued by such Lender in its sole discretion upon the Borrower’s request. All references contained in this Agreement and the other Loan Documents to the “LC Issuer” shall be deemed to apply equally to each of the institutions referred to in

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clauses (i) and (ii) of this definition in their respective capacities as issuers of any and all Facility LCs issued by each such institution.

        “LC Obligations” means, at any time, the sum, without duplication, of (i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.

        “LC Payment Date” is defined in Section 2.20.5.

        “Lenders” means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns. Unless otherwise specified, the term “Lenders” includes the LC Issuer.

        “Lending Installation” means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent listed on the signature pages hereof or on the administrative information sheets provided to the Agent in connection herewith or on a Schedule or otherwise selected by such Lender or the Agent pursuant to Section 2.17.

        “Letter of Credit” of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

        “Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

        “Loan” means, with respect to a Lender, such Lender’s loan made pursuant to Article II (or any conversion or continuation thereof).

        “Loan Documents” means this Agreement, the Facility LC Applications and all other documents, instruments, notes (including any Notes issued pursuant to Section 2.13 (if requested)) and agreements executed in connection therewith or contemplated thereby, as the same may be amended, restated or otherwise modified and in effect from time to time.

        “Material Adverse Effect” means a material adverse effect on (i) the business, Property, condition (financial or otherwise), operations or results of operations of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent, the LC Issuer or the Lenders thereunder.

        “Material Indebtedness” means Indebtedness (other than Non-Recourse Indebtedness) in an outstanding principal amount of $65,000,000 or more in the aggregate (or the equivalent thereof in any currency other than U.S. dollars).

        “Material Indebtedness Agreement” means any agreement under which any Material Indebtedness was created or is governed or which includes a commitment pursuant to which

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Indebtedness in an amount which would constitute Material Indebtedness may be incurred at the option of the borrower thereunder (whether or not an amount of Indebtedness constituting Material Indebtedness is outstanding thereunder).

        “Material Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, as promulgated under the Securities Act of 1933, as amended, as such regulation is in effect on the date of this Agreement.

        “Modify” and “Modification” are defined in Section 2.20.1.

        “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

        “Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, which is covered by Title IV of ERISA and to which the Borrower or any member of the Controlled Group is obligated to make contributions.

        “Non-Recourse Indebtedness” means Indebtedness of any Subsidiary (other than a Material Subsidiary) as to which (A) neither the Borrower nor any Material Subsidiary provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (B) neither the Borrower nor any Material Subsidiary is directly or indirectly liable as a guarantor or otherwise, (C) neither the Borrower nor any Material Subsidiary is the lender or other type of creditor, or (D) the relevant legal documents do not provide that the lenders or other type of creditors with respect thereto will have any recourse to the stock or assets of the Borrower or any Material Subsidiary.

        “Non-U.S.     Lender” is defined in Section 3.5(iv).

        “Note” is defined in Section 2.13.

        “Obligations” means all Loans, all Reimbursement Obligations, advances, debts, liabilities and obligations owing by the Borrower to the Agent, any Lender, the LC Issuer, any Arranger, any affiliate of the Agent, any Lender, the LC Issuer or any Arranger, or any indemnitee under the provisions of Section 9.6 or any other provisions of the Loan Documents, in each case of any kind or nature, arising under this Agreement or any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys’ fees and disbursements, and any other sum chargeable to the Borrower or any of its Subsidiaries under this Agreement or any other Loan Document.

        “Other Taxes” is defined in Section 3.5(ii).

        “Outstanding Credit Exposure” means, as to any Lender at any time, the sum of (i) the aggregate principal amount of its Loans outstanding at such time, plus (ii) an amount equal to its ratable obligation to purchase participations in the LC Obligations at such time.

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        “Parent” means OGE Energy Corp., an Oklahoma corporation.

        “Participants” is defined in Section 12.2.1.

        “Payment Date” means the last day of March, June, September and December and the Revolving Credit Termination Date.

        “PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

        “Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

        “Plan” means an employee pension benefit plan, excluding any Multiemployer Plan, which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

        “Pricing Schedule” means the Schedule identifying the Applicable Margin and Applicable Fee Rate attached hereto and identified as such.

        “Prime Rate” means a rate per annum equal to the prime rate of interest announced from time to time by Wachovia or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

        “Property” of a Person means any and all right, title and interest of such Person in or to property, whether real, personal, tangible, intangible, or mixed.

        “Pro Rata Share” means, with respect to a Lender, a portion equal to a fraction the numerator of which is such Lender’s Commitment at such time (in each case, as adjusted from time to time in accordance with the provisions of this Agreement) and the denominator of which is the Aggregate Commitment at such time, or, if the Aggregate Commitment has been terminated, a fraction the numerator of which is such Lender’s Outstanding Credit Exposure at such time and the denominator of which is the Aggregate Outstanding Credit Exposure at such time.

        “PUHCA” means the Public Utility Holding Company Act of 1935, as amended.

        “Purchasers” is defined in Section 12.3.1.

        “Receivables Purchase Documents” means any series of receivables purchase or sale agreements generally consistent with terms contained in comparable structured finance transactions pursuant to which the Borrower or any of its Subsidiaries, in their respective capacities as sellers or transferors of any consumer loan receivables, sell or transfer to SPVs all of their respective rights, title and interest in and to certain consumer loan receivables for further sale or transfer to other purchasers of or investors in such assets (and the other documents, instruments and agreements executed in connection therewith), as any such agreements may be

10

amended, restated, supplemented or otherwise modified from time to time, or any replacement or substitution therefor.

        “Receivables Purchase Facility” means any securitization facility made available to the Borrower or any of its Subsidiaries, pursuant to which consumer loan receivables of the Borrower or any of its Subsidiaries are transferred to one or more SPVs, and thereafter to certain investors, pursuant to the terms and conditions of the Receivables Purchase Documents.

        “Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

        “Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

        “Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by foreign lenders for the purpose of purchasing or carrying margin stock (as defined therein).

        “Reimbursement Obligations” means, at any time, the aggregate of all obligations of the Borrower then outstanding under Section 2.20 to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under Facility LCs.

        “Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan subject to Title IV of ERISA, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event; provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

        “Required Lenders” means Lenders in the aggregate having greater than fifty percent (50%) of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding greater than fifty percent (50%) of the Aggregate Outstanding Credit Exposure.

        “Reserve Requirement” means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

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        “Revolving Credit Termination Date” means the earlier of (a) October 20, 2009, as it may be extended pursuant to Section 2.21 and (b) the date of termination in whole of the Aggregate Commitment pursuant to Section 2.5 hereof or the Commitments pursuant to Section 8.1 hereof.

        “S&P” means Standard and Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., and any successor thereto.

        “Schedule” refers to a specific schedule to this Agreement, unless another document is specifically referenced.

        “SEC Reports” means (i) the Annual Report on Form 10-K of the Borrower for the fiscal year ended December 31, 2003, (ii) the Quarterly Reports on Form 10-Q of the Borrower for the fiscal quarters ended March 31, 2004, and June 30, 2004 and (iii) the Current Reports on Form 8-K filed by the Borrower prior to the Closing Date.

        “Section” means a numbered section of this Agreement, unless another document is specifically referenced.

        “Single Employer Plan” means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

        “SPV” means any special purpose entity established for the purpose of purchasing consumer loan receivables in connection with a receivables securitization transaction permitted under the terms of this Agreement.

        “Subsidiary” means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, “Subsidiary” means a Subsidiary of the Borrower.

        “Substantial Portion” means, with respect to the Property of the Borrower and its Subsidiaries, Property which represents more than 25% of the consolidated assets of the Borrower and its Subsidiaries or property which is responsible for more than 25% of the consolidated net income of the Borrower and its Subsidiaries, in each case, as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the end of the four fiscal quarter period ending with the fiscal quarter immediately prior to the fiscal quarter in which such determination is made (or if financial statements have not been delivered hereunder for that fiscal quarter which ends such four fiscal quarter period, then the financial statements delivered hereunder for the quarter ending immediately prior to that quarter).

        “Syndication Agent” means JPMorgan Chase Bank, in its capacity as Syndication Agent hereunder.

        “Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

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        “Transferee” is defined in Section 12.4.

        “Type” means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance and with respect to any Loan, its nature as a Floating Rate Loan or a Eurodollar Loan.

        “Unfunded Liabilities” means the amount (if any) by which the present value of all vested and unvested accrued benefits under each Single Employer Plan subject to Title IV of ERISA exceeds the fair market value of all such Plan’s assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan for which a valuation report is available, using actuarial assumptions for funding purposes as set forth in such report.

        “Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

        “Utilization Fee” is defined in Section 2.5.2.

        “Wachovia” means Wachovia Bank, National Association, a national banking association with its principal office in Charlotte, North Carolina, in its individual capacity, and its successors.

        “Wholly-Owned Subsidiary” of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

        The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

THE CREDITS

        2.1.     Commitment.  From and including the date of this Agreement and prior to the Revolving Credit Termination Date, upon the satisfaction of the conditions precedent set forth in Section 4.1 and 4.2, as applicable, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to (i) make Loans to the Borrower from time to time and (ii) participate in Facility LCs issued upon the request of the Borrower, in each case in an amount not to exceed in the aggregate at any one time outstanding its Commitment; provided that at no time shall the Aggregate Outstanding Credit Exposure hereunder exceed the Aggregate Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Revolving Credit Termination Date. The commitment of each Lender to lend hereunder shall expire on the Revolving Credit Termination Date applicable to it. The LC Issuer will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.20.

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        2.2.     Required Payments; Termination.  Any outstanding Advances and all other unpaid Obligations shall be paid in full by the Borrower on the Revolving Credit Termination Date. Notwithstanding the termination of this Agreement on the Revolving Credit Termination Date, until all of the Obligations (other than contingent indemnity obligations) shall have been fully paid and satisfied and all financing arrangements among the Borrower and the Lenders hereunder and under the other Loan Documents shall have been terminated, all of the rights and remedies under this Agreement and the other Loan Documents shall survive. In addition, the Borrower shall make all payments required under Section 2.21 to each Lender that does not consent to the extension of the Revolving Credit Termination Date.

        2.3.     Ratable Loans.  Each Advance hereunder shall consist of Loans made from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment.

        2.4.     Types of Advances.  The Advances may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9.

        2.5.     Facility Fee; Utilization Fee; Reductions in Aggregate Commitment.

2.5.1 Facility Fee. The Borrower agrees to pay to the Agent for the account of each Lender a Facility Fee (the “Facility Fee”) at a per annum rate equal to the Applicable Fee Rate on such Lender’s Commitment (whether used or unused) from the date hereof to and including the Revolving Credit Termination Date applicable thereto, payable on each Payment Date and the Revolving Credit Termination Date; provided that, if any Lender continues to have Loans outstanding hereunder after the termination of its Commitment (including, without limitation, during any period when Loans may be outstanding but new Loans may not be borrowed hereunder), then the Facility Fee shall continue to accrue on the aggregate principal amount of the Loans owed to such Lender until the date on which such Loans are repaid in full.

2.5.2 Utilization Fee. For any period during which the Aggregate Outstanding Credit Exposure of all the Lenders hereunder exceeds fifty percent (50%) of the Aggregate Commitment hereunder (which, after the Commitments have been terminated, shall be based on the Aggregate Commitment immediately prior to such termination) then in effect on such date, the Borrower will pay to the Agent for the ratable benefit of the Lenders a utilization fee (the “Utilization Fee”) at a per annum rate equal to the Applicable Fee Rate on the average daily Aggregate Outstanding Credit Exposure during such period. The Utilization Fee shall be payable quarterly in arrears on each Payment Date and on the date this Agreement is terminated in full and all Obligations hereunder have been paid in full pursuant to Section 2.2.

2.5.3 Reductions in Aggregate Commitment. The Borrower may permanently reduce the Aggregate Commitment in whole, or in part, ratably among the Lenders in integral multiples of $5,000,000, upon at least two (2) Business Days’ written notice to the Agent, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Aggregate Commitment may not be reduced below the

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aggregate principal amount of the outstanding Advances, after taking into account any prepayments to be made on or before such date. All accrued facility fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder and on the final date upon which all Loans are repaid hereunder.

        2.6.     Minimum Amount of Each Advance.  Each Eurodollar Advance shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), and each Floating Rate Advance shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof); provided, however, that any Floating Rate Advance may be in the amount of the unused Aggregate Commitment.

        2.7.     Optional Principal Payments.  The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Floating Rate Advances on any Business Day upon notice to the Agent by no later than 11:00 a.m. (Charlotte, North Carolina time) on the date of such prepayment. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $500,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon three (3) Business Days’ prior notice to the Agent.

        2.8.     Method of Selecting Types and Interest Periods for New Advances.  The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time. The Borrower shall give the Agent irrevocable notice (a “Borrowing Notice”) not later than 11:00 a.m. (Charlotte, North Carolina time) on the Borrowing Date of each Floating Rate Advance and three (3) Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

2.8.1 the Borrowing Date, which shall be a Business Day, of such Advance,

2.8.2 the aggregate amount of such Advance,

2.8.3 the Type of Advance selected, and

2.8.4 in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than noon (Charlotte, North Carolina time) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available in Charlotte, North Carolina to the Agent at its address specified pursuant to Article XIII. The Agent will promptly make the funds so received from the Lenders available to the Borrower at the Agent’s aforesaid address.

        2.9.     Conversion and Continuation of Outstanding Advances.  Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this Section 2.9 or are repaid in accordance with Section 2.7. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be

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automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.7 or (y) the Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2.6, the Borrower may elect from time to time to convert all or any part of a Floating Rate Advance into a Eurodollar Advance. The Borrower shall give the Agent irrevocable notice (a “Conversion/Continuation Notice”) of each conversion of a Floating Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 11:00 a.m. (Charlotte, North Carolina time) on the third Business Day prior to the date of the requested conversion or continuation, specifying:

2.9.1 the requested date, which shall be a Business Day, of such conversion or continuation,

2.9.2 the aggregate amount and Type of the Advance which is to be converted or continued, and

2.9.3 the duration of the Interest Period applicable thereto.

        2.10.     Changes in Interest Rate, etc.  Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.9, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.9 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Agent as applicable to such Eurodollar Advance based upon the Borrower’s selections under Sections 2.8 and 2.9 and otherwise in accordance with the terms hereof. No Interest Period may end after the Revolving Credit Termination Date. The Borrower shall select Interest Periods so that it is not necessary to repay any portion of a Eurodollar Advance prior to the last day of the applicable Interest Period in order to make a mandatory prepayment required pursuant to Section 2.2.

        2.11.     Rates Applicable After Default.  Notwithstanding anything to the contrary contained in Section 2.8, 2.9 or 2.10, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower, declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum, (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum, and (iii) the LC Fee shall be increased by 2% per annum; provided that, during the continuance of a Default under Section 7.6 or 7.7, the interest rates set forth in clauses

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(i) and (ii) above and the increase in the LC Fee set forth in clause (iii) above shall be applicable to all Advances without any election or action on the part of the Agent or any Lender.

        2.12.     Method of Payment.  All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent’s address specified pursuant to Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (Charlotte, North Carolina time) on the date when due and shall be applied ratably (except in the case of Reimbursement Obligations for which the LC Issuer has not been fully indemnified by the Lenders, or as otherwise specifically required hereunder) by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Borrower maintained with Wachovia for each payment of principal, interest and fees as it becomes due hereunder. Each reference to the Agent in this Section 2.12 shall also be deemed to refer, and shall apply equally, to the LC Issuer in the case of payments required to be made by the Borrower to the LC Issuer pursuant to Section 2.20.6.

        2.13.     Noteless Agreement; Evidence of Indebtedness.  (i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(ii)	The Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period (in the case of a Eurodollar Advance) with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (c) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, and (d) the amount of any sum received by the Agent hereunder from the Borrower and each Lender’s share thereof.

(iii)	The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

(iv)	Any Lender may request that its Loans be evidenced by a promissory note in substantially the form of Exhibit E (a “Note”). In such event, the Borrower shall prepare, execute and deliver to such Lender such Note payable to the order of such Lender. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (prior to any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein, except to

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the extent that any such Lender subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

        2.14.     Telephonic Notices.  The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice, signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

        2.15.     Interest Payment Dates; Interest and Fee Basis.  Interest accrued on each Floating Rate Advance shall be payable in arrears on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest on Eurodollar Advances, LC Fees and all other fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest on Floating Rate Advances shall be calculated for actual days elapsed on the basis of a 365, or when appropriate 366, day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (Charlotte, North Carolina time) at the place of payment. If any payment of principal of or interest on an Advance, any fees or any other amounts payable to the Agent or any Lender hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest and fees in connection with such payment.

        2.16.     Notification of Advances, Interest Rates, Prepayments and Commitment Reductions; Availability of Loans. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The LC Issuer shall notify the Agent promptly after the issuance of a Facility LC, and the Agent will notify each Lender of such issuance. The Agent will notify the Borrower and each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give the Borrower and each Lender prompt notice of each change in the Alternate Base Rate. Not later than 12:00 noon (Charlotte, North Carolina time) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available in Charlotte, North Carolina to the Agent at its address specified pursuant to Article XIII. The Agent will

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promptly make the funds so received from the Lenders available to the Borrower at the Agent’s aforesaid address.

        2.17.     Lending Installations. Each Lender may book its Loans and its participation in any LC Obligations and the LC Issuer may book the Facility LCs at any Lending Installation selected by such Lender or the LC Issuer, as applicable, and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility LCs, participations in LC Obligations and any Notes issued hereunder shall be deemed held by each Lender or the LC Issuer, as applicable, for the benefit of any such Lending Installation. Each Lender and the LC Issuer may, by written notice to the Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made.

        2.18.     Non-Receipt of Funds by the Agent. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

        2.19.     Replacement of Lender. If the Borrower is required pursuant to Section 3.1, 3.2 or 3.5 to make any additional payment to any Lender or if any Lender’s obligation to make or continue, or to convert Floating Rate Advances into, Eurodollar Advances shall be suspended pursuant to Section 3.3 (any Lender so affected an “Affected Lender”), the Borrower may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Lender as a Lender party to this Agreement; provided that no Default or Unmatured Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Agent shall agree, as of such date, to purchase for cash the Loans due to the Affected Lender pursuant to an assignment substantially in the form of Exhibit C and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 12.3 applicable to assignments, and (ii) the Borrower shall pay to such Affected Lender in same day funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2 and 3.5, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 3.4 had the

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Loans of such Affected Lender been prepaid on such date rather than sold to the replacement Lender, in each case to the extent not paid by the purchasing lender.

        2.20.     Facility LCs.

2.20.1 Issuance. The LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue standby and commercial letters of credit (each, a “Facility LC”) and to renew, extend, increase, decrease or otherwise modify each Facility LC (“Modify,” and each such action, a “Modification”), from time to time from and including the date of this Agreement and prior to the Revolving Credit Termination Date upon the request of the Borrower; provided that immediately after each such Facility LC is issued or Modified, (i) the aggregate amount of the outstanding LC Obligations shall not exceed $100,000,000, and (ii) the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Commitment. No Facility LC shall have an expiry date later than the earlier of (x) the fifth Business Day prior to the Revolving Credit Termination Date and (y) one year after its issuance; provided that any Facility LC with a one-year tenor may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in the preceding clause (x)). If any Facility LC contains a provision pursuant to which it is deemed to be automatically renewed unless notice of termination is given by the LC Issuer with respect to such Facility LC, the LC Issuer shall timely give notice of termination if (i) as of the close of business on the seventeenth (17th) day prior to the last day upon which the LC Issuer’s notice of termination may be given to the beneficiaries of such Facility LC, the LC Issuer has received a notice of termination from the Borrower or a notice from the Agent that the conditions to issuance of such Facility LC have not been satisfied or (ii) the renewed Facility LC would extend beyond the date referred to in clause (x) above.

2.20.2 Participations. Upon the issuance or Modification by the LC Issuer of a Facility LC in accordance with this Section 2.20, the LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

2.20.3 Notice. Subject to Section 2.20.1, the Borrower shall give the LC Issuer notice prior to 11:00 a.m. (Charlotte, North Carolina time) at least five (5) Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. The LC Issuer shall promptly notify the Agent, and, upon issuance only, the Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender’s participation in such Facility LC. The issuance or Modification by the LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article IV (the satisfaction of which the LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to the LC Issuer and that the Borrower shall have executed and

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delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the LC Issuer shall have reasonably requested (each, a “Facility LC Application”). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

2.20.4 LC Fees. The Borrower shall pay to the Agent, for the account of the Lenders ratably in accordance with their respective Pro Rata Shares, (i) with respect to each standby Facility LC, a letter of credit fee at a per annum rate equal to the Applicable Margin for Eurodollar Loans in effect from time to time on the average daily undrawn stated amount under such standby Facility LC, such fee to be payable in arrears on each Payment Date, and (ii) with respect to each commercial Facility LC, a letter of credit fee at a per annum rate equal to 0.20% on the average daily undrawn stated amount under such commercial Facility LC (or, with respect to a Modification of any such commercial Facility LC which increases the stated amount thereof, such increase in the stated amount), such fee to be payable upon demand on the date the LC Issuer shall make payment on such commercial Facility LC. The Borrower shall also pay to the LC Issuer for its own account (x) a fronting fee at a per annum rate equal to 0.125% on the average daily undrawn stated amount under each standby Facility LC, such fee to be payable in arrears on each Payment Date, and (y) documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs in accordance with the LC Issuer’s standard schedule for such charges as in effect from time to time. Each fee described in this Section 2.20.4 shall constitute an “LC Fee”.

2.20.5 Administration; Reimbursement by Lenders. Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the LC Issuer shall notify the Agent and the Agent shall promptly notify the Borrower and each other Lender as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the “LC Payment Date”). The responsibility of the LC Issuer to the Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. The LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse the LC Issuer on demand for (i) such Lender’s Pro Rata Share of the amount of each payment made by the LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.20.6 below, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of the LC Issuer’s demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Charlotte, North Carolina time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three days and, thereafter, at a rate of interest equal to the rate applicable to Floating Rate Advances.

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2.20.6 Reimbursement by Borrower. The Borrower shall be irrevocably and unconditionally obligated to reimburse the LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by the LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind; provided that neither the Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) the LC Issuer’s failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. All such amounts paid by the LC Issuer and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the rate applicable to Floating Rate Advances, including any increase thereof pursuant to Section 2.11, from and after the applicable LC Payment Date. The LC Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by the LC Issuer, but only to the extent such Lender has made payment to the LC Issuer in respect of such Facility LC pursuant to Section 2.20.5. Subject to the terms and conditions of this Agreement (including, without limitation, the submission of a Borrowing Notice in compliance with Section 2.8 and the satisfaction of the applicable conditions precedent set forth in Article IV), the Borrower may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.

2.20.7 Obligations Absolute. The Borrower’s obligations under this Section 2.20 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the LC Issuer, any Lender or any beneficiary of a Facility LC. The Borrower further agrees with the LC Issuer and the Lenders that the LC Issuer and the Lenders shall not be responsible for, and the Borrower’s Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee. The LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. The Borrower agrees that any action taken or omitted by the LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrower and shall not put the LC Issuer or any Lender under any liability to the Borrower. Nothing in this Section 2.20.7 is intended to limit the right of the Borrower to make a claim against the LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.20.6.

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2.20.8 Actions of LC Issuer. The LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer. In the absence of (x) willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) the LC Issuer’s failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC, the LC Issuer shall be fully (i) justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action, and (ii) protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

2.20.9 Indemnification. The Borrower hereby agrees to indemnify and hold harmless each Lender, the LC Issuer and the Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, the LC Issuer or the Agent may incur (or which may be claimed against such Lender, the LC Issuer or the Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the LC Issuer may incur by reason of or on account of the LC Issuer issuing any Facility LC which specifies that the term “Beneficiary” included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the LC Issuer, evidencing the appointment of such successor Beneficiary; provided that the Borrower shall not be required to indemnify any Lender, the LC Issuer or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC, (y) the LC Issuer’s failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC, or (z) the failure of any Lender to fulfill or comply with its obligations to the LC Issuer hereunder.

2.20.10 Lenders’ Indemnification. Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify the LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees’ gross negligence or

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willful misconduct or the LC Issuer’s failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.20 or any action taken or omitted by such indemnitees hereunder.

2.20.11 Facility LC Collateral Account. The Borrower agrees that it will, upon the request of the Agent or the Required Lenders and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to the LC Issuer or the Lenders in respect of any Facility LC, maintain a special collateral account pursuant to arrangements reasonably satisfactory to the Agent (the “Facility LC Collateral Account”) at the Agent’s office at the address specified pursuant to Article XIII, in the name of such Borrower but under the sole dominion and control of the Agent, for the benefit of the Lenders and in which such Borrower shall have no interest other than as set forth in Section 8.1. The Borrower hereby pledges, assigns and grants to the Agent, on behalf of and for the ratable benefit of the Lenders (including the LC Issuer), a security interest in all of the Borrower’s right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Obligations. The Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of Wachovia having a maturity not exceeding thirty (30) days. Nothing in this Section 2.20.11 shall either obligate the Agent to require the Borrower to deposit any funds in the Facility LC Collateral Account or limit the right of the Agent to release any funds held in the Facility LC Collateral Account in each case other than as required by Section 8.1.

2.20.12 Rights as a Lender. In its capacity as a Lender, the LC Issuer shall have the same rights and obligations as any other Lender.

        2.21.     Extension of Revolving Credit Termination Date.  No earlier than sixty (60) days and no later than thirty (30) days prior to each anniversary of the Closing Date, the Borrower shall have the option to request an extension of the Revolving Credit Termination Date for an additional one-year period; provided that no more than two (2) of such one-year extensions shall be permitted hereunder. Any election by a Lender to renew its Commitment will be at such Lender’s sole discretion. Subject to the Agent’s receipt of written consents to such extension from the Required Lenders, and so long as no Default or Unmatured Default has occurred and is continuing, the Revolving Credit Termination Date shall be extended for an additional one-year period for each consenting Lender; provided that each non-consenting Lender shall be required only to complete its Commitment up to the previously effective Revolving Credit Termination Date (without giving effect to such extension). All Obligations and other amounts payable hereunder to such non-consenting Lender shall become due and payable by the Borrower on the previously effective Revolving Credit Termination Date (without giving effect to such extension) and the Aggregate Commitment shall be reduced by the total Commitments of all non-consenting Lenders expiring on such previously effective Revolving Credit Termination Date (without giving effect to such extension) unless one or more lenders (including other Lenders) shall have agreed to assume or increase a Commitment hereunder. Each non-consenting Lender shall be required to maintain its original Commitment up to the previously effective Revolving Credit Termination Date (without giving effect to such extension) that such non-consenting Lender had previously agreed upon.

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ARTICLE III

YIELD PROTECTION; TAXES

        3.1.     Yield Protection.  If, on or after the date of this Agreement, the adoption of any law, rule or regulation or any change in any such law, rule or regulation or in the interpretation or administration thereof by any governmental, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

3.1.1 subjects any Lender or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its Eurodollar Loans, Facility LCs or participations therein, or

3.1.2 imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

3.1.3 imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Commitment or Eurodollar Loans or of issuing or participating in Facility LCs, or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its Commitment or Eurodollar Loans or Facility LCs (including participations therein), or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Commitment or Eurodollar Loans or Facility LCs (including participations therein) held or interest or LC Fees received by it, by an amount deemed material by such Lender.

and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation of making or maintaining its Eurodollar Loans or Commitment or of issuing or participating in Facility LCs, as applicable, or to reduce the return received by such Lender or applicable Lending Installation in connection with such Eurodollar Loans, Commitment or Facility LCs (including participations therein), then, within fifteen (15) days of demand, accompanied by the written statement required by Section 3.6, by such Lender, the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received; provided that no such amount shall be payable with respect to any period commencing more than ninety (90) days prior to the date such Lender first notifies the Borrower of its intention to demand compensation therefor under this Section 3.1.

        3.2.     Changes in Capital Adequacy Regulations.  If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender or is increased as a result of a “Change” (as defined below), then, within fifteen (15) days of demand, accompanied by the written statement

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required by Section 3.6, by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its Commitment to make Loans and issue or participate in Facility LCs, as applicable, hereunder (after taking into account such Lender’s policies as to capital adequacy); provided that no such amount shall be payable with respect to any period commencing more than thirty (30) days before the date such Lender first notifies the Borrower of its intention to demand compensation under this Section 3.2. “Change” means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) after the date of this Agreement, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency given or made after the date of this Agreement. “Risk-Based Capital Guidelines” means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled “International Convergence of Capital Measurements and Capital Standards,” including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

        3.3.     Availability of Types of Advances.  If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, then the Agent shall suspend the availability of Eurodollar Advances and require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law, subject to the payment of any funding indemnification amounts required by Section 3.4.

        3.4.     Funding Indemnification.  If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrower in a Borrowing Notice or a Conversion/Continuation Notice for any reason other than default by the Lenders, or a Eurodollar Advance is not prepaid on the date specified by the Borrower pursuant to Section 2.7 for any reason, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

        3.5.     Taxes.  (i) All payments by the Borrower to or for the account of any Lender or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions

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applicable to additional sums payable under this Section 3.5) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof or, if a receipt cannot be obtained with reasonable efforts, such other evidence of payment as is reasonably acceptable to the Agent, in each case within thirty (30) days after such payment is made.

(ii)	In addition, the Borrower shall pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or Facility LC Application or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note or Facility LC Application (“Other Taxes”).

(iii)	The Borrower shall indemnify the Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Agent or such Lender as a result of its Commitment, any Loans made by it hereunder, any Facility LC issued or participated in by it hereunder, or otherwise in connection with its participation in this Agreement and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within thirty (30) days of the date the Agent or such Lender makes demand therefor pursuant to Section 3.6.

(iv)	Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a “Non-U.S. Lender”) agrees that it will, not more than ten (10) Business Days after the date on which it becomes a party to this Agreement (but in any event before a payment is due to it hereunder), (i) deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, or (ii) in the case of a Non-U.S. Lender that is fiscally transparent, deliver to the Agent a United States Internal Revenue Form W-8IMY together with the applicable accompanying forms, W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would

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otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

(v)	For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv) above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to gross up or indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv) above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

(vi)	Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

(vii)	If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent or the Borrower did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent and the Borrower fully for all amounts paid, directly or indirectly, by the Agent or the Borrower, as the case may be, as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent or the Borrower, as the case may be, under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent or the Borrower, as the case may be, which attorneys may be employees of the Agent or the Borrower, as the case may be). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

(viii)	In the event that the Borrower makes a payment for the account of any Lender and such Lender, in its reasonable judgment, determines that it has finally and irrevocably received or been granted a credit against or release or remission for, or repayment of, any tax paid or payable by it in respect of or calculated with reference to the deduction or withholding giving rise to such payment, such

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Lender shall, to the extent that it determines that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Borrower such amount as such Lender shall, in its reasonable judgment, have determined to be attributable to such deduction or withholding and which will leave such Lender (after such payment) in no worse position than it would have been in if the Borrower had not been required to make such deduction or withholding. Nothing herein contained shall interfere with the right of a Lender to arrange its tax affairs in whatever manner it thinks fit or oblige any Lender to claim any tax credit or to disclose any information relation to its tax affairs or any computations in respect thereof or require any Lender to do anything that would prejudice its ability to benefit from any other credits, relief, remissions or repayments to which it may be entitled.

        3.6.     Lender Statements; Survival of Indemnity.  Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable within fifteen (15) days after demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

        3.7.     Alternative Lending Installation.  To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the reasonable judgment of such Lender, disadvantageous to such Lender. A Lender’s designation of an alternative Lending Installation shall not affect the Borrower’s rights under Section 2.19 to replace a Lender.

ARTICLE IV

CONDITIONS PRECEDENT

        4.1.     Initial Credit Extension.  The Lenders shall not be required to make the initial Credit Extension hereunder unless the following conditions precedent have been satisfied and the Borrower has furnished to the Agent sufficient copies for the Lenders of:

4.1.1 Copies of the articles or certificate of incorporation of the Borrower, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation.

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4.1.2 Copies, certified by the Secretary or Assistant Secretary of the Borrower, of its by-laws and of its Board of Directors’ resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which the Borrower is a party.

4.1.3 An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower, which shall (i) identify by name and title and bear the signatures of the Authorized Officers and any other officers of the Borrower authorized to sign the Loan Documents to which the Borrower is a party, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower and (ii) certify as to the tax identification number and business address of the Borrower, as well as any other information reasonably requested in writing by the Agent or any Lender prior to the Closing Date as necessary for the Agent or any Lender to verify the identity of the Borrower as required by Section 326 of the USA PATRIOT ACT.

4.1.4 A certificate, signed by the chief financial officer or treasurer of the Borrower, stating that on the Closing Date no Default or Unmatured Default has occurred and is continuing.

4.1.5 A written opinion of the Borrower’s counsels, in form and substance satisfactory to the Agent and addressed to the Lenders, in substantially the form of Exhibit A.

4.1.6 Any Notes requested by a Lender pursuant to Section 2.13 payable to the order of each such requesting Lender.

4.1.7 Written money transfer instructions, in substantially the form of Exhibit D, addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

4.1.8 The Agent shall have determined that there is an absence of any material adverse change or disruption in primary or secondary loan syndication markets, financial markets or in capital markets generally that would likely impair syndication of the Loans hereunder.

4.1.9 Evidence satisfactory to the Agent that each Existing Credit Agreement has been, or shall simultaneously on the Closing Date be, terminated (except for those provisions that expressly survive the termination thereof) and all loans outstanding and other amounts owed to the respective lenders or agents thereunder shall have been, or simultaneously with the initial Advance hereunder will be, paid in full.

4.1.10 Such other documents as any Lender or its counsel may have reasonably requested.

        The Agent shall promptly notify the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding on all parties hereto.

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        4.2.     Each Credit Extension.  The Lenders shall not be required to make any Credit Extension (including the initial Credit Extension hereunder) unless on the applicable Credit Extension Date:

4.2.1 There exists no Default or Unmatured Default.

4.2.2 The representations and warranties contained in Article V (other than representations and warranties set forth in Section 5.5 and 5.7) are true and correct in all material respects as of such Credit Extension Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

4.2.3 The Borrower shall have obtained all necessary governmental approvals in order to incur the Credit Extension requested.

4.2.4 All legal matters incident to the making of such Credit Extension shall be satisfactory to the Lenders and their counsel.

        Each Borrowing Notice or request for issuance of a Facility LC with respect to each such Credit Extension shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2.1, 4.2.2, and 4.2.3 have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit B as a condition to making a Credit Extension.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

        The Borrower represents and warrants to the Lenders that:

        5.1.     Existence and Standing.  Each of the Borrower and its Material Subsidiaries is a corporation, partnership (in the case of Subsidiaries only) or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to be in good standing could not reasonably be expected to have a Material Adverse Effect.

        5.2.     Authorization and Validity.  The Borrower has the power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which the Borrower is a party constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

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        5.3.     No Conflict; Government Consent.  Neither the execution and delivery by the Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Material Subsidiaries or (ii) the Borrower’s or any Material Subsidiary’s articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Borrower or any of its Material Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Material Subsidiary pursuant to the terms of any such indenture, instrument or agreement, except for any such violations, conflicts or defaults which, individually and in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Material Subsidiaries, is required to be obtained by the Borrower or any of its Material Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

        5.4.     Financial Statements.  The December 31, 2003 consolidated financial statements of the Borrower and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

        5.5.     Material Adverse Change.  Since December 31, 2003, except as disclosed in the SEC Reports, there has been no change in the business, Property, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries, on a consolidated basis, which could reasonably be expected to have a Material Adverse Effect.

        5.6.     Taxes.  The Borrower and its Material Subsidiaries have filed all United States federal tax returns and all other material tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Material Subsidiaries, except in respect of such taxes, if any, (i) which are not in the aggregate material or (ii) as are being contested in good faith and as to which adequate reserves have been set aside in accordance with GAAP and as to which no Lien exists (except as permitted by Section 6.12.1). The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

        5.7.     Litigation.  Except as disclosed in the SEC Reports, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which

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could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions.

        5.8.     Subsidiaries.  Schedule 1 contains an accurate list of all Material Subsidiaries of the Borrower as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Material Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

        5.9.     Regulation U.  Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (as defined in Regulation U), and after applying the proceeds of each Advance, margin stock (as so defined) constitutes less than 25% of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

        5.10.     Compliance With Laws.  The Borrower and its Material Subsidiaries have complied in all material respects with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect and except where the necessity of compliance therewith is being contested in good faith by appropriate proceedings.

        5.11.     Investment Company Act.  Neither the Borrower nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

        5.12.     Public Utility Holding Company Act.  The Borrower is a “public utility company” and “subsidiary company” of the Parent, which is a “holding company”, as such terms are defined in PUHCA. The Parent and the Borrower are currently exempt from the provisions of PUHCA (except Section 9 thereof).

        5.13.     Non-Energy-Related Assets.  The material assets owned by the Borrower or any Subsidiary on the Closing Date which are not Energy-Related Assets are identified on Schedule 3.

ARTICLE VI

COVENANTS

        During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

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        6.1.     Financial Reporting.  The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Lenders:

6.1.1 Within ninety (90) days after the close of each of its fiscal years, financial statements prepared in accordance GAAP on a consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period, statements of income and statements of cash flows, accompanied by an audit report, consistent with the requirements of the Securities and Exchange Commission, of a nationally recognized firm of independent public accountants or other independent public accountants reasonably acceptable to the Required Lenders.

6.1.2 Within forty-five (45) days after the close of the first three quarterly periods of each of its fiscal years, for itself and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated statements of income and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer or treasurer.

6.1.3 Together with the financial statements required under Sections 6.1(i) and (ii), a compliance certificate in substantially the form of Exhibit B signed by an Authorized Officer showing the calculations necessary to determine compliance with Sections 6.11.6 and 6.14 and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

6.1.4 If requested, within 270 days after the close of each fiscal year of the Borrower, a copy of the actuarial report showing the Unfunded Liabilities of each Single Employer Plan as of the valuation date occurring in such fiscal year, certified by an actuary enrolled under ERISA.

6.1.5 As soon as possible and in any event within ten (10) days after the Borrower knows that any Reportable Event has occurred with respect to any Plan that could reasonably be expected to have a Material Adverse Effect, a statement, signed by the chief financial officer or treasurer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

6.1.6 From time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Lender, may reasonably request.

6.1.7 Promptly upon the filing thereof, copies of all registration statements (other than any registration statement on Form S-8 and any registration statement in connection with a dividend reinvestment plan, shareholder purchase plan or employee benefit plan) and reports on form 10-K, 10-Q or 8-K (or their equivalents) which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

        Information required to be delivered pursuant to these Sections 6.1.1, 6.1.2, and 6.1.7 shall be deemed to have been delivered on the date on which the Borrower provides notice to the Lenders that such information has been posted on the Securities and Exchange Commission

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website on the Internet at sec.gov/edaux/searches.htm, on the Borrower’s IntraLinks site at intralinks.com or at another website identified in such notice and accessible by the Lenders without charge; provided that (i) such notice may be included in a certificate delivered pursuant to Section 6.1.3 and such notice or certificate shall also be deemed to have been delivered upon being posted to the Borrower’s IntraLinks site or such other website and (ii) the Borrower shall deliver paper copies of the information referred to in Sections 6.1.1, 6.1.2 and 6.1.7 to any Lender which requests such delivery.

        6.2.     Use of Proceeds.  The Borrower will use the proceeds of the Credit Extensions to refinance existing indebtedness and for general corporate purposes, including without limitation commercial paper liquidity support. The Borrower shall use the proceeds of the Advances in compliance with all applicable legal and regulatory requirements and any such use shall not result in a violation of any such requirements, including, without limitation, Regulations U and X, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

        6.3.     Notice of Default.  The Borrower will deliver to the Agent within five (5) days after any officer of the Borrower with responsibility relating thereto obtains knowledge of any Default or Unmatured Default, if such Default or Unmatured Default is then continuing, a certificate of an Authorized Officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto.

        6.4.     Maintenance of Existence.  The Borrower will preserve, renew and keep in full force and effect, and will cause each Material Subsidiary to preserve, renew and keep in full force and effect their respective corporate or other legal existence and their respective rights, privileges and franchises material to the normal conduct of their respective businesses; provided that nothing in this Section 6.4 shall prohibit (i) any transaction permitted pursuant to Section 6.10 or (ii) the termination of any right, privilege or franchise of the Borrower or any Material Subsidiary or of the corporate or other legal existence of any Material Subsidiary or the change in form of organization of the Borrower or any Material Subsidiary if the Borrower in good faith determines that such termination or change is in the best interest of the Borrower, is not materially disadvantageous to the Lenders and, in the case of a change in the form of organization of the Borrower, the Agent has consented thereto.

        6.5.     Taxes.  The Borrower will, and will cause each Material Subsidiary to, pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those (i) which are not in the aggregate material or (ii) which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with GAAP.

        6.6.     Insurance.  The Borrower will, and will cause each Material Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts, subject to such deductibles and self-insurance retentions, and covering such risks as is consistent with sound business practice, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

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        6.7.     Compliance with Laws.  The Borrower will, and will cause each Material Subsidiary to, comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws, except where failure to so comply could not reasonably be expected to result in a Material Adverse Effect or necessity of compliance therewith is being contested in good faith by appropriate proceedings.

        6.8.     Maintenance of Properties.  Subject to Section 6.11, the Borrower will, and will cause each Material Subsidiary to keep its Property useful and necessary in the operation of its business in good repair, working order and condition, ordinary wear and tear excepted.

        6.9.     Inspection; Keeping of Books and Records.  The Borrower will, and will cause each Material Subsidiary to, permit the Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property (subject to such physical security requirements as the Borrower or the applicable Subsidiary may reasonably require), to examine and make copies of the books of accounts and other financial records of the Borrower and each Material Subsidiary (except to the extent that such access is restricted by law or by a bona fide non-disclosure agreement not entered into for the purpose of evading the requirements of this Section), and to discuss the affairs, finances and accounts of the Borrower and each Material Subsidiary with, and to be advised as to the same by, their respective officers upon reasonable notice and at such reasonable times and intervals as the Agent or any Lender may designate. The Borrower shall keep and maintain, and cause each of its Material Subsidiaries to keep and maintain, in all material respects, proper books of record and account in which entries in conformity with GAAP shall be made of all dealings and transactions in relation to their respective businesses and activities.

        6.10.     Merger.  The Borrower will not, nor will it permit any Material Subsidiary to, merge or consolidate with or into any other Person, except that (i) a Material Subsidiary may merge into the Borrower or a Wholly-Owned Subsidiary and any Material Subsidiary may merge into any other corporation if after giving effect thereto the survivor is no longer a Subsidiary of the Borrower and the assets of such Subsidiary could have been sold pursuant to the provisions of Section 6.11 if such transaction were treated as a disposition of the assets of such Subsidiary and (ii) the Borrower may merge with another Person if (A) the Borrower is the corporation surviving such merger and (B) after giving effect thereto, (1) no Default shall have occurred and be continuing and (2) the Borrower shall have Investment Grade Status on the date of such merger.

        6.11.     Sale of Assets.  The Borrower will not, nor will it permit any Material Subsidiary to, lease, sell, transfer or otherwise dispose (collectively, “Disposition”) of its assets to any other Person, except:

6.11.1 Dispositions in the ordinary course of business.

6.11.2 Dispositions to the Borrower or a Subsidiary of the Borrower.

6.11.3 Dispositions of obsolete property or other property no longer used or useful in the business of the Borrower or such Material Subsidiary.

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6.11.4 Dispositions of assets to the extent that the net proceeds thereof are invested or re-invested, or held as cash or cash equivalents for reinvestment, directly or indirectly, in each case in Energy-Related Assets.

6.11.5 Dispositions of any non-Energy-Related Assets of the Borrower or any Subsidiary of the Borrower for fair market value as determined in good faith by the Board of Directors.

6.11.6 In addition to Dispositions permitted pursuant to Sections 6.11.1 through 6.11.5, Dispositions of assets of the Borrower or any Subsidiary of the Borrower that do not constitute a Material Part of the Assets.

        “Material Part of the Assets” means assets with a net book value in excess of 25% of the total assets of the Borrower and its Subsidiaries on a consolidated basis as determined in accordance with GAAP, as shown on the consolidated balance sheet of the Borrower and its Subsidiaries most recently delivered to the Lenders pursuant to Section 6.1.1 or 6.1.2, as applicable, prior to the date of determination.

        6.12.     Liens.  The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

6.12.1 Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

6.12.2 Liens imposed by law, such as landlords’, carriers’, warehousemen’s and mechanics’ liens and other similar Liens arising in the ordinary course of business which secure payment of obligations not more than sixty (60) days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

6.12.3 Liens including Liens imposed by Environmental Laws arising in the ordinary course of its business which (i) do not secure Indebtedness, (ii) do not secure any obligation in an amount exceeding $40,000,000 at any time at which Investment Grade Status does not exist as to the Borrower and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business

6.12.4 Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

6.12.5 Liens existing on the date hereof and described in Schedule 2.

6.12.6 Deposits securing liability to insurance carriers under insurance or self-insurance arrangements.

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6.12.7 Deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business.

6.12.8 Easements, reservations, rights-of-way, restrictions, survey exceptions and other similar encumbrances as to real property of the Borrower and its Subsidiaries which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not materially interfere with the conduct of the business of the Borrower or such Subsidiary conducted at the property subject thereto.

6.12.9 Liens existing on property or assets at the time of acquisition thereof by the Borrower or a Subsidiary; provided that (i) such Liens existed at the time of such acquisition and were not created in anticipation thereof, and (ii) any such Lien does not encumber any other property or assets (other than additions thereto and property in replacement or substitution thereof).

6.12.10 Liens existing on property or assets of a Person which becomes a Subsidiary of the Borrower; provided that (i) such Liens existed at the time such Person became a Subsidiary and were not created in anticipation thereof, and (ii) any such Lien does not encumber any other property or assets (other than additions thereto and property in replacement or substitution thereof).

6.12.11 Liens arising by reason of any judgment, decree or order of any court or other governmental authority, if appropriate legal proceedings are being diligently prosecuted and shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired, in an aggregate amount not to exceed $65,000,000 at any time outstanding.

6.12.12 Leases and subleases of real property owned or leased by the Borrower or any Subsidiary not interfering with the ordinary conduct of the business of the Borrower and the Subsidiaries.

6.12.13 Liens securing Indebtedness (including Capitalized Lease Obligations) of the Borrower and its Subsidiaries incurred to finance the acquisition, repair, construction, development or improvement of fixed or capital assets; provided that (i) such Liens shall be created substantially simultaneously with or within 18 months of the acquisition or completion of repair, construction, development or improvement of such fixed or capital assets and (ii) such Liens do not encumber any property other than the property financed by such Indebtedness (other than additions thereto and property in replacement or substitution thereof).

6.12.14 Liens in favor of the United States of America or any state thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any state thereof, or for the benefit of holders of securities issued by any such entity, to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price of the cost of the repair, construction, development or improvement of any fixed or capital assets; provided that such Liens do not encumber any property other

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than the property financed by such Indebtedness (other than additions thereto and property in replacement or substitution thereof).

6.12.15 Liens securing Indebtedness of the Borrower to a Subsidiary or of a Subsidiary to the Borrower or another Subsidiary.

6.12.16 Liens arising in connection with a Receivables Purchase Facility.

6.12.17 Liens created or assumed by a Subsidiary on any contract for the sale of any product or service or any proceeds therefrom (including accounts and other receivables) or related to the operation or use of any acquired property and created not later than 18 months after the later of the date such acquisition or the commencement of full operation of such property.

6.12.18 Liens created by a Subsidiary on advance payment obligations by such Subsidiary to secure indebtedness incurred to finance advances for oil, gas hydrocarbon and other mineral exploration and development.

6.12.19 Cash collateral and other Liens securing obligations of any Subsidiary incurred in the ordinary course of its energy marketing business.

6.12.20 Liens securing obligations, neither assumed by the Borrower or any Subsidiary nor on account of which the Borrower or any Subsidiary customarily pays interest, upon real estate or under which any Subsidiary has a right-of-way, easement, franchise or other servitude or of which any Subsidiary is the lessee of the whole thereof or any interest therein for the purpose of locating pipe lines, substations, measuring stations, tanks, pumping or delivery equipment or similar equipment.

6.12.21 Liens arising by virtue of any statutory or common law provision relating to banker’s liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with a depository institution.

6.12.22 Renewals, extensions and replacements of the Liens permitted under Sections 6.12.5, 6.12.9, 6.12.10, 6.12.13, 6.12.14, 6.12.17 and 6.12.18 above; provided that no such Lien shall as a result thereof cover any additional assets (other than additions thereto and property in replacement or substitution thereof).

6.12.23 Liens not described in Sections 6.12.1 through 6.12.22, inclusive, securing Indebtedness of the Borrower (other than Indebtedness of the Borrower owed to any Subsidiary) and/or securing Indebtedness of the Borrower’s Subsidiaries (other than Indebtedness of any Subsidiary owed to the Borrower or any other Subsidiary), in an aggregate outstanding amount not to exceed ten percent (10%) of the consolidated assets of the Borrower and its Subsidiaries at the time of such incurrence.

        6.13.     Affiliates.  The Borrower will not, and will not permit any Material Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate (other than the Borrower and its Subsidiaries) except upon fair and reasonable terms no less favorable to the Borrower or such Material Subsidiary than the Borrower or such

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Material Subsidiary would obtain in a comparable arms-length transaction.

        6.14.     Leverage Ratio.  The Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters, of (i) Consolidated Indebtedness to (ii) Consolidated Capitalization to be greater than 0.65 to 1.0.

ARTICLE VII

DEFAULTS

        The occurrence of any one or more of the following events shall constitute a Default:

        7.1     Any representation or warranty made or deemed made by or on behalf of the Borrower under or in connection with this Agreement, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

        7.2     Nonpayment of principal of any Loan when due, or nonpayment of any Reimbursement Obligation within five (5) Business Days after the same becomes due, or nonpayment of interest upon any Loan or of any fee or other obligations under any of the Loan Documents within five (5) Business Days after the same becomes due.

        7.3     The breach by the Borrower of any of the terms or provisions of Section 6.2, 6.10, 6.11, 6.12, 6.13 or 6.14.

        7.4     The breach by the Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement which is not remedied within thirty (30) days after written notice is given to the Borrower by the Agent or any Lender.

        7.5     Failure of the Borrower or any of its Material Subsidiaries to pay when due (after any applicable grace period) any Material Indebtedness; or any Material Indebtedness of the Borrower or any of its Material Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

        7.6     The Borrower or any of its Material Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, (v) take any corporate or partnership action to

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authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith in a timely manner any appointment or proceeding described in Section 7.7.

        7.7     Without the application, approval or consent of the Borrower or any of its Material Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Material Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of its Material Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of ninety (90) consecutive days.

        7.8     A judgment or other court order for the payment of money in excess of $65,000,000 shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue without being vacated, discharged, satisfied or stayed or bonded pending appeal for a period of forty-five (45) days.

        7.9     The Unfunded Liabilities of all Single Employer Plans could in the aggregate reasonably be expected to result in a Material Adverse Effect or any Reportable Event shall occur in connection with any Plan that could reasonably be expected to have a Material Adverse Effect.

        7.10     Any Change in Control shall occur.

        7.11     The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred, pursuant to Section 4201 of ERISA, withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $65,000,000 or requires payments exceeding $10,000,000 per annum.

        7.12     The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased, in the aggregate, over the amounts contributed to such Multiemployer Plans for the respective plan years of such Multiemployer Plans immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $65,000,000.

        7.13     Any Loan Document shall fail to remain in full force or effect or any action shall be taken by the Borrower to assert the invalidity or unenforceability of any Loan Document.

ARTICLE VIII

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

        8.1.     Acceleration.  (i) If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder and the

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obligation and power of the LC Issuer to issue Facility LCs shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent, the LC Issuer or any Lender, and the Borrower will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of (x) the amount of LC Obligations at such time less (y) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties (other than the Agent and the Lenders) and has not been applied against the Obligations (the “Collateral Shortfall Amount”). If any other Default occurs, the Required Lenders may (a) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives and (b) upon notice to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrower to pay (a “Funding Demand”), and the Borrower will forthwith upon such demand and without any further notice or act pay to the Agent the Collateral Shortfall Amount which funds shall be deposited in the Facility LC Collateral Account.

(ii)	If at any time while any Default is continuing with respect to which the Required Lenders have made a Funding Demand, the Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Agent may make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

(iii)	The Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Obligations.

(iv)	At any time while any Default is continuing, neither the Borrower nor any Person claiming on behalf of or through the Borrower shall, unless the Required Lenders shall otherwise consent, have any right to withdraw any of the funds held in the Facility LC Collateral Account. Upon request of the Borrower, the Agent shall permit the Borrower to withdraw from the Facility LC Collateral Account, so long as no Default then exists, the balance of the Facility LC Collateral Account. If a Default then exists, the Agent shall, upon the request of the Borrower apply the Excess Balance (as defined below) to the payment of the Obligations; provided further that if there are no Obligations (other than LC Obligations) due and payable, the Agent shall, upon request of the Borrower, release to the Borrower the Excess Balance. As used herein, “Excess Balance” means the amount by which the balance of the Facility LC Collateral Account exceeds the amount of L/C Obligations. In addition, after all of the Obligations have been paid in full and the Aggregate Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Agent to the Borrower or paid to whomever may be legally entitled thereto at such time.

(v)	If, after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and the obligation and power of the LC Issuer to issue Facility LCs hereunder as a result of any Default (other than any Default as described in Section

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7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

        8.2.     Amendments.  Subject to the provisions of this Section 8.2, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of all of the Lenders affected thereby:

8.2.1 Except as specifically provided in this Agreement, extend the final maturity of any Loan, extend the expiry date of any Facility LC to a date after the Revolving Credit Termination Date, or postpone any regularly scheduled payment of principal of any Loan or forgive all or any portion of the principal amount thereof, or any Reimbursement Obligations related thereto, or reduce the rate or extend the time of payment of interest or fees thereon or Reimbursement Obligations related thereto (other than a waiver of the application of the default rate of interest pursuant to Section 2.11 hereof).

8.2.2 Reduce the percentage specified in the definition of Required Lenders or any other percentage of Lenders specified to be the applicable percentage in this Agreement to act on specified matters or amend the definition of “Pro Rata Share”.

8.2.3 Except as specifically provided in this Agreement, extend the Revolving Credit Termination Date, or reduce the amount or extend the payment date for, the mandatory payments required under Section 2.2, or increase the amount of the Commitment of any Lender hereunder or the commitment to issue Facility LCs, or permit the Borrower to assign its rights or obligations under this Agreement.

8.2.4 Amend this Section 8.2.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent, and no amendment of any provision relating to the LC Issuer shall be effective without the written consent of the LC Issuer. The Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement.

        8.3.     Preservation of Rights.  No delay or omission of the Lenders, the LC Issuer or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in

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writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent, the LC Issuer and the Lenders until the Obligations have been paid in full.

ARTICLE IX

GENERAL PROVISIONS

        9.1.     Survival of Representations.  All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.

        9.2.     Governmental Regulation.  Anything contained in this Agreement to the contrary notwithstanding, neither the LC Issuer nor any Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

        9.3.     Headings.  Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

        9.4.     Entire Agreement.  The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent, the LC Issuer and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent, the LC Issuer and the Lenders relating to the subject matter thereof other than those contained in the fee letters described in Section 10.13 which shall survive and remain in full force and effect during the term of this Agreement.

        9.5.     Several Obligations; Benefits of this Agreement.  The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that each Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

        9.6.     Expenses; Indemnification.  (i) The Borrower shall reimburse the Agent and each Arranger for any costs, internal charges and out-of-pocket expenses (including attorneys’ and paralegals’ fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent and expenses of and fees for other advisors and professionals engaged by the Agent or any Arranger) paid or incurred by the Agent or any Arranger in connection with the investigation, preparation, negotiation, documentation, execution, delivery, syndication, distribution (including, without limitation, via the internet), review, amendment, modification

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and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent, the Syndication Agent, the Co-Documentation Agents, the LC Issuer, the Arrangers and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys’ and paralegals’ fees and time charges and expenses of attorneys and paralegals for the Agent, the Syndication Agent, the Co-Documentation Agents, the LC Issuer, the Arrangers and the Lenders, which attorneys and paralegals may be employees of the Agent, the Syndication Agent, the Co-Documentation Agents, the LC Issuer, the Arrangers or the Lenders) paid or incurred by the Agent, the Syndication Agent, the LC Issuer, the Arrangers or any Lender in connection with the collection and enforcement of the Loan Documents.

(ii)	The Borrower hereby further agrees to indemnify the Agent, the Syndication Agent, the Co-Documentation Agents, the LC Issuer, the Arrangers, each Lender, their respective affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Syndication Agent, the Co-Documentation Agents, the LC Issuer, the Arrangers, any Lender or any affiliate is a party thereto, and all reasonable attorneys’ and paralegals’ fees, reasonable time charges and reasonable expenses of attorneys and paralegals of the party seeking indemnification, which attorneys and paralegals may or may not be employees of such party seeking indemnification) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder except to the extent that they have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this Section 9.6 shall survive the termination of this Agreement.

        9.7.     Numbers of Documents.  All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders, to the extent that the Agent deems necessary.

        9.8.     Accounting.  Except as provided to the contrary herein, all accounting terms used in the calculation of any financial covenant or test shall be interpreted and all accounting determinations hereunder in the calculation of any financial covenant or test shall be made in accordance with Agreement Accounting Principles. If any changes in generally accepted accounting principles are hereafter required or permitted and are adopted by the Borrower or any of its Subsidiaries with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, tests, restrictions or standards herein or in the related definitions or terms used therein (“Accounting Changes”), the parties hereto agree, at the Borrower’s request, to enter into negotiations, in good faith, in order to amend such provisions in a credit neutral manner so as to reflect equitably such changes with the desired result that the criteria for evaluating the Borrower’s and its Subsidiaries’ financial condition shall be the same after such changes as if such changes had not been made; provided, however, until such provisions are amended in a manner reasonably satisfactory to the Agent and the Required Lenders, no Accounting Change shall be given effect in such calculations. In the event such amendment is entered into, all references in this

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Agreement to Agreement Accounting Principles shall mean generally accepted accounting principles as of the date of such amendment. Notwithstanding the foregoing, all financial statements to be delivered by the Borrower pursuant to Section 6.1 shall be prepared in accordance with generally accepted accounting principles in effect at such time.

        9.9.     Severability of Provisions.  Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

        9.10.     Nonliability of Lenders.  The relationship between the Borrower on the one hand and the Lenders, the LC Issuer and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent, the LC Issuer nor any Arranger or Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent, the LC Issuer nor any Arranger or Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations. The Borrower agrees that neither the Agent, the LC Issuer nor any Arranger or Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the LC Issuer, nor any Arranger or Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

        9.11.     Confidentiality.  Each of the Agent, the LC Issuer and the Lenders agrees that any information delivered or made available by the Borrower pursuant to this Agreement shall be kept confidential, shall be used solely in connection with evaluating, approving, structuring, administering or enforcing the credit facility contemplated hereby and shall not be provided to any other Person; provided that nothing herein shall prevent any Lender from disclosing such information (a) to any other Lender or the Agent, (b) to any other Person if reasonably incidental to the evaluation, administration or enforcement of the credit facility contemplated hereby, which Person has been informed of the confidential nature of such information, (c) upon the order of any court or administrative agency, (d) upon the request or demand of any regulatory agency or authority, (e) which had been publicly disclosed other than as a result of a disclosure by the Agent or any Lender prohibited by this Agreement, (f) in connection with any litigation (to the extent relating to or involving the Loan Documents or the credit facility evidenced thereby) to which the Agent, any Lender or its Affiliates may be a party, (g) to the extent necessary in connection with the exercise of any remedy hereunder, (h) to such Lender’s or the Agent’s legal counsel, independent auditors and other professional advisors, which Persons have been informed of the confidential nature of such information, (i) to such Lender’s direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, in each case which have been informed as to the confidential nature of such information, (j) to rating agencies if requested or required by such

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agencies in connection with a rating relating to the Credit Extensions hereunder and (k) subject to provisions substantially similar to those contained in this Section 9.11, to any actual or proposed Participant or assignee.

        9.12.     Lenders Not Utilizing Plan Assets.  Each Lender represents and warrants that none of the consideration used by such Lender to make its Loans constitutes for any purpose of ERISA or Section 4975 of the Code assets of any “plan” as defined in Section 3(3) of ERISA or Section 4975 of the Code and the rights and interests of such Lender in and under the Loan Documents shall not constitute such “plan assets” under ERISA.

        9.13.     Nonreliance.  Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Credit Extensions provided for herein.

        9.14.     Disclosure.  The Borrower and each Lender, including the LC Issuer, hereby acknowledge and agree that Wachovia and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates.

        9.15.     USA Patriot Act Notification.  The following notification is provided to the Borrower pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government of the United States of America fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each Person that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. Accordingly, when the Borrower opens an account, the Agent and the Lenders will ask for the Borrower’s name, tax identification number, business address, and other information that will allow the Agent and the Lenders to identify the Borrower. The Agent and the Lenders may also ask to see the Borrower’s legal organizational documents or other identifying documents.

        9.16.     Existing Credit Agreement.  The Borrower, and the Lenders party to the Existing Credit Agreement comprising the “Required Lenders” as defined therein, hereby agree that (i) the commitments of the lenders under the Existing Credit Agreement shall terminate in their entirety immediately and automatically upon the effectiveness of this Agreement, without further action by any party to the Existing Credit Agreement, (ii) all accrued fees under the Existing Credit Agreement shall be due and payable at such time and (iii) subject to the funding loss indemnities in the Existing Credit Agreement, the Borrower shall prepay any and all loans outstanding thereunder on the date of effectiveness of this Agreement.

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ARTICLE X

THE AGENT

        10.1.     Appointment; Nature of Relationship.  Wachovia Bank, National Association is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the “Agent”) hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term “Agent,” it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders’ contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a “representative” of the Lenders within the meaning of the term “secured party” as defined in the New York Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

        10.2.     Powers.  The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

        10.3.     General Immunity.  Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

        10.4.     No Responsibility for Loans, Recitals, etc.  Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the

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Borrower or any guarantor of any of the Obligations or of any of the Borrower’s or any such guarantor’s respective Subsidiaries. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

        10.5.     Action on Instructions of Lenders.  The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

        10.6.     Employment of Agents and Counsel.  The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent’s duties hereunder and under any other Loan Document.

        10.7.     Reliance on Documents; Counsel.  The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

        10.8.     Agent’s Reimbursement and Indemnification.  The Lenders agree to reimburse and indemnify the Agent, the Syndication Agent and the Co-Documentation Agents ratably in proportion to the Lenders’ Pro Rata Shares of the Aggregate Commitment (or, if the Aggregate Commitment has been terminated, of the Outstanding Credit Exposure) (i) for any amounts not reimbursed by the Borrower for which the Agent, the Syndication Agent or either Co-Documentation Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Agent, the Syndication Agent, or either Co-Documentation Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent or the Syndication Agent in connection with any dispute between the Agent or the Syndication Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent, the Syndication Agent, or either Co-Documentation Agent in any way relating to or arising out of the Loan Documents or any other

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document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent, the Syndication Agent, or either Co-Documentation Agent in connection with any dispute between the Agent, the Syndication Agent, the Co-Documentation Agents and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents; provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification and (ii) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

        10.9.     Notice of Default.  The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a “notice of default”. In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

        10.10.     Rights as a Lender.  In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Agent, and the term “Lender” or “Lenders” shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender.

        10.11.     Lender Credit Decision.  Each Lender acknowledges that it has, independently and without reliance upon the Agent, any Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, any Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

        10.12.     Successor Agent.  The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five (45) days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so

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appointed by the Required Lenders within thirty (30) days after the resigning Agent’s giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term “Prime Rate” as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

        10.13.     Agent and Arrangers’ Fees.  The Borrower agrees to pay to the Agent and each Arranger, for their respective accounts, the fees agreed to by the Borrower, the Agent and such Arranger pursuant to those certain letter agreements dated September 22, 2004, or as otherwise agreed from time to time.

        10.14.     Delegation to Affiliates.  The Borrower and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate’s directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.

        10.15.     Syndication Agent and Co-Documentation Agents.  None of the Syndication Agent and the Co-Documentation Agents shall have any obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders. Without limiting the foregoing, none of the Syndication Agent and the Co-Documentation Agents shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgements with respect to the Syndication Agent and the Co-Documentation Agents as it makes with respect to the Agent in Section 10.11.

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ARTICLE XI

SETOFF; RATABLE PAYMENTS

        11.1.     Setoff.  In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due.

        11.2.     Ratable Payments.  If any Lender, whether by setoff or otherwise, has payment made to it upon its Outstanding Credit Exposure (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Aggregate Outstanding Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Aggregate Outstanding Credit Exposure. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their respective Pro Rata Shares of the Aggregate Outstanding Credit Exposure. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

ARTICLE XII

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

        12.1.     Successors and Assigns.  The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower, the Agent and the Lenders and their respective successors and assigns permitted hereby, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents without the prior written consent of each Lender, (ii) any assignment by any Lender must be made in compliance with Section 12.3, and (iii) any transfer by participation must be made in compliance with Section 12.2. Any attempted assignment or transfer by any party not made in compliance with this Section 12.1 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with Section 12.3.3. The parties to this Agreement acknowledge that clause (ii) of this Section 12.1 relates only to absolute assignments and this Section 12.1 does not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Agent may treat each Lender which made any Credit Extension or which holds any Note as the owner thereof for all purposes hereof unless and until such Lender complies with Section 12.3; provided, however, that the Agent may in its discretion (but shall not be required to) follow instructions from the

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Lender which made any Credit Extension or which holds any Note to direct payments relating to such Credit Extension or Note to another Person. Any assignee of the rights to any Credit Extension or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Lender, who at the time of making such request or giving such authority or consent is the owner of the rights to any Credit Extension (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Credit Extension.

        12.2.     Participations.

12.2.1 Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities (“Participants”) participating interests in any Outstanding Credit Exposure of such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Outstanding Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents.

12.2.2 Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Credit Extension or Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section 8.2.

12.2.3 Benefit of Certain Provisions. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents; provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender. The Borrower further agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.2, 3.4 and 3.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3; provided that (i) a Participant shall not be entitled to receive any greater payment under Section 3.1, 3.2, 3.4 or 3.5 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the

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prior written consent of the Borrower, and (ii) any Participant not incorporated under the laws of the United States of America or any State thereof agrees to comply with the provisions of Section 3.5 to the same extent as if it were a Lender.

        12.3.     Assignments.

12.3.1 Permitted Assignments. Any Lender may at any time assign to one or more banks or other entities (“Purchasers”) all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit C or in such other form as may be agreed to by the parties thereto. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate of a Lender or an Approved Fund shall either be in an amount equal to the entire applicable Commitment and Outstanding Credit Exposure of the assigning Lender or (unless each of the Borrower and the Agent otherwise consents) be in an aggregate amount not less than $5,000,000. The amount of the assignment shall be based on the Commitment or Outstanding Credit Exposure (if the Commitment has been terminated) subject to the assignment, determined as of the date of such assignment or as of the “Trade Date,” if the “Trade Date” is specified in the assignment.

12.3.2 Consents. The consent of the Agent and the Borrower shall be required prior to an assignment becoming effective; provided that the consent of the Borrower shall not be required if a Default has occurred and is continuing. Any consent required under this Section 12.3.2 shall not be unreasonably withheld or delayed.

12.3.3 Effect; Effective Date. Upon (i) delivery to the Agent of an assignment, together with any consents required by Section 12.3.2, and (ii) payment of a $3,500 fee to the Agent for processing such assignment (unless such fee is waived by the Agent), such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation and warranty by the Purchaser to the effect that none of the funds, money, assets or other consideration used to make the purchase and assumption of the Commitment and Outstanding Credit Exposure under the applicable assignment agreement constitutes “plan assets” as defined under ERISA and that the rights, benefits and interests of the Purchaser in and under the Loan Documents will not be “plan assets” under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights, benefits and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party thereto, and the transferor Lender shall be released with respect to the Commitment and Outstanding Credit Exposure assigned to such Purchaser without any further consent or action by the Borrower, the Lenders or the Agent. In the case of an assignment covering all of the assigning Lender’s rights, benefits and obligations under this Agreement, such Lender shall cease to be a Lender hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan Documents which survive payment of the Obligations and termination of the Loan Documents. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.3 shall be treated for purposes of this Agreement as a sale by such Lender of a

54

participation in such rights and obligations in accordance with Section 12.2. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.3, the transferor Lender, the Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that, upon cancellation and surrender to the Borrower of the Notes (if any) held by the transferor Lender, new Notes or, as appropriate, replacement Notes are issued to such transferor Lender, if applicable, and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments (or if the Aggregate Commitment has been terminated, their respective Outstanding Credit Exposure), as adjusted pursuant to such assignment.

12.3.4 Register. The Agent, acting solely for this purpose as an agent of the Borrower (and the Borrower hereby designates the Agent to act in such capacity), shall maintain at one of its offices a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

        12.4.     Dissemination of Information.  The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of the Borrower and its Subsidiaries; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

        12.5.     Tax Certifications.  If any interest in any Loan Document is transferred to any Transferee which is not incorporated under the laws of the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).

ARTICLE XIII

NOTICES

        13.1.     Notices.  Except as otherwise permitted by Section 2.14 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower, the Lenders, the LC Issuer or the Agent, at its address or facsimile number set forth on the signature pages hereof or, (y) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (i) if given by

55

facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, three (3) Business Days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that, subject to Section 2.14, notices to the Agent under Article II shall not be effective until received.

        13.2.     Change of Address.  The Borrower, the Agent, the LC Issuer and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

ARTICLE XIV

COUNTERPARTS

        This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent, the LC Issuer and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed original counterpart of this Agreement.

ARTICLE XV

CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

        15.1     CHOICE OF LAW.  THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

        15.2     CONSENT TO JURISDICTION.  THE BORROWER, THE AGENT, THE LC ISSUER AND EACH LENDER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER, THE AGENT AND EACH LENDER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING

56

PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

        15.3     WAIVER OF JURY TRIAL.  THE BORROWER, THE AGENT, THE LC ISSUER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

[Signature Pages Follow]

57

IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.

OKLAHOMA GAS AND ELECTRIC COMPANY
as the Borrower

By: /s/ Deborah S. Fleming
Name: Deborah S. Fleming
Title: Treasurer

Address:
321 N. Harvey
Oklahoma City, OK 73102

Attention: Deborah S. Fleming
Telephone No.: 405 553 3800
Facsimile No.: 405 553 3576

1

WACHOVIA BANK, NATIONAL ASSOCIATION
as Administrative Agent and as a Lender

By: /s/ Lawrence P. Sullivan
Name: Lawrence P. Sullivan
Title: Director

Address:
301 S. College St., NC-0760, DC-05
Charlotte, NC 28288-0760

Attention: Lawrence P. Sullivan
Telephone No.: 704 715 1794
Facsimile No.: 704 383 6647

2

JPMORGAN CHASE BANK,
as Syndication Agent and as a Lender

By: /s/ Robert Traband
Name: Robert Traband
Title: Vice President

Address:
JPMorgan Chase Bank
600 Travis, 20th Floor
Houston, TX 77030

Attention: Robert Traband
Telephone No.: 713 216 1081
Facsimile No.: 713 216 8870

3

CITIBANK, N.A.,
as Co-Documentation Agent and as a Lender

By: /s/ Robert J. Harrity, Jr.
Name: Robert J. Harrity, Jr.
Title: Managing Director

Address:
388 Greenwich St.
21st Floor
New York, NY 10013

Attention: Robert J. Harrity, Jr.
Telephone No.: 212 816 8113
Facsimile No.: 212 816 8098

4

THE ROYAL BANK OF SCOTLAND plc,
as Co-Documentation Agent and as a Lender

By: /s/ Patricia J. Dundee
Name: Patricia J. Dundee
Title: Senior Vice President

Attention: Brian J. Smith
Telephone No.: 713 221 2417
Facsimile No.: 713 221 2430

5

UNION BANK OF CALIFORNIA, NATIONAL ASSOCIATION,
as Co-Documentation Agent and as a Lender

By: /s/ Susan K. Johnson
Name: Susan K. Johnson
Title: Vice President

Address:
445 South Figueroa Street
15th Floor
Los Angeles, CA 90071

Attention: Alex Wernbery
Telephone No.: 213 236 5016
Facsimile No.: 213 236 4096

6

BANK OF OKLAHOMA, N.A.
as a Lender

By: /s/ Laura Christofferson
Name: Laura Christofferson
Title: Senior Vice President

Address:
Bank of Oklahoma Plaza
201 Robert S. Kerr
Oklahoma City, OK 73102

Attention: Laura Christofferson
Telephone No.: 405 272 2327
Facsimile No.: 405 272 2588

7

THE BANK OF NEW YORK,
as a Lender

By: /s/ Nathan S. Howard
Name: Nathan S. Howard
Title: Vice President

Address:
One Wall Street, 19th Floor
New York, NY 10286

Attention: Nathan S. Howard
Telephone No.: 212 635 7916
Facsimile No.: 212 635 7923

8

COMMERZBANK AG, New York and Grand Cayman Branches
as a Lender

By: /s/ Timothy Chin
Name: Timothy Chin
Title: Vice President

By: /s/ Andrew Kjoller
Name: Andrew Kjoller
Title: Vice President

Address:
2 World Financial Center
New York, NY 10281

Attention: Timothy Chin
Telephone No.: 212 266 7631
Facsimile No.: 212 266 7530

9

WILLIAM STREET COMMITMENT CORPORATION,
as a Lender

(Recourse only to assets of William Street Commitment
Corporation)

By: /s/ Jennifer M. Hill
Name: Jennifer M. Hill
Title: Chief Financial Officer

Address:
85 Broad St., 6th Floor
New York, NY 10004

Attention: Philip Green
Telephone No.: 212 357 7570

10

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By: /s/ Keven D. Smith
Name: Keven D. Smith
Title: Vice President

Address:
127 Public Square
Cleveland, OH 44114
OH-01-27-0847

Attention: Paulette M. Murray
Telephone No.: 216 689 4605
Facsimile No.: 216 689 5962

11

LASALLE BANK NATIONAL ASSOCIATION,
as a Lender

By: /s/ Meghan Schultz
Name: Meghan Schultz
Title: Commercial Banking Officer

Address:
135 S. LaSalle Street
Suite 211
Chicago, IL 60603

Attention: Meghan Schultz
Telephone No.: 312 904 9457
Facsimile No.: 312 904 1994

12

LEHMAN BROTHERS BANK, FSB,
as a Lender

By: /s/ Gary Taylor
Name: Gary Taylor
Title: Vice President

Address:
745 7th Avenue
New York, NY 10019

Attention: Gary Taylor
Telephone No.: 212 526 6560
Facsimile No.: 212 520 0450

13

SUNITOMO MITSUI BANKING CORPORATION,
as a Lender

By: /s/ David A. Buck
Name: David A. Buck
Title: Senior Vice President

Address:
277 Park Avenue, 5th Floor
New York, NY 10172

Attention: Joana Bekerman
Telephone No.: 212 224 4071
Facsimile No.: 212 224 5222

14

UBS LOAN FINANCE LLC,
as a Lender

By: /s/ Wilfred V. Saint
Name: Wilfred V. Saint
Title: Director Banking Products Services, US

By: /s/ Doris Mesa
Name: Doris Mesa
Title: Associate Director Banking Products Services, US

Address:
677 Washington Boulevard
Stamford, Connecticut 06901

Attention: Christopher M. Aitkin
Telephone No.: 203 719 3845
Facsimile No.: 203 719 3888

15

UMB BANK, n.a., CORPORATION,
as a Lender

By: /s/ Richard J. Lehrter
Name: Richard J. Lehrter
Title: Community Bank President

Address:
1437 South Boulder Ave, Suite 300
Tulsa, OK 74119

Attention: Richard J. Lehrter
Telephone No.: 918 295 2000
Facsimile No.: 918 295 2020

16

U.S. BANK NATIONAL ASSOCIATION, CORPORATION,
as a Lender

By: /s/ David F. Higbee
Name: David F. Higbee
Title: Vice President

Address:
SL-MO-T12M
One U.S. Bank Plaza
St. Louis, MO 63101

Attention: Amanda Tanner
Telephone No.: 314 418 2432
Facsimile No.: 314 418 3859

17

COMMITMENT SCHEDULE

LENDER	COMMITMENT

Wachovia Bank, National Association	$9,272,727.27
JPMorgan Chase Bank	$9,272,727.27
Citibank, N.A	$7,454,545.46
The Royal Bank of Scotland plc	$7,454,545.46
Union Bank of California, N.A	$7,454,545.46
Bank of Oklahoma, N.A	$6,363,636.36
The Bank of New York	$6,363,636.36
Commerzbank AG	$6,363,636.36
William Street Commitment Corporation	$6,363,636.36
KeyBank National Association	$6,363,636.36
LaSalle Bank National Association	$6,363,636.36
Lehman Brothers Bank, FSB	$6,363,636.36
Sumitomo Mitsui Banking Corporation	$3,636,363.64
UBS AG	$3,636,363.64
UMB Bank, n.a	$3,636,363.64
US Bank National Association	$3,636,363.64

AGGREGATE COMMITMENT	$100,000,	000

18

PRICING SCHEDULE

APPLICABLE MARGIN	LEVEL I STATUS	LEVEL II STATUS	LEVEL III STATUS	LEVEL IV STATUS	LEVEL V STATUS	LEVEL VI STATUS	LEVEL VII STATUS

Eurodollar Rate	0.22%	0.27%	0.325%	0.375%	0.60%	0.825%	1.25%

ABR	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

APPLICABLE FEE RATE	LEVEL I STATUS	LEVEL II STATUS	LEVEL III STATUS	LEVEL IV STATUS	LEVEL V STATUS	LEVEL VI STATUS	LEVEL VII STATUS

Facility Fee	0.08%	0.08%	0.10%	0.125%	0.15%	0.175%	0.25%

Utilization Fee (when usage	0.10%	0.10%	0.125%	0.125%	0.125%	0.125%	0.25%
exceeds 50%)

        “Fitch Rating” means, at any time, the rating issued by Fitch Ratings (“Fitch”) and then in effect with respect to the Borrower’s senior unsecured long-term debt securities without third-party credit enhancement.

        “Level I Status” exists at any date if, on such date, the Borrower has at least two of the following ratings: a Moody’s Rating of A1 or better, a Fitch Rating of A+ or better or a S&P Rating of A+ or better.

        “Level II Status” exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status and (ii) the Borrower has at least two of the following ratings: a Moody’s Rating of A2 or better, a Fitch Rating of A or better or a S&P Rating of A or better.

        “Level III Status” exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status or Level II Status and (ii) the Borrower has at least two of the following ratings: a Moody’s Rating of A3 or better, a Fitch Rating of A- or better or a S&P Rating of A- or better.

        “Level IV Status” exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status, Level II Status or Level III Status and (ii) the Borrower has at least two of the following ratings: a Moody’s Rating of Baa1 or better, a Fitch Rating of BBB+ or better or a S&P Rating of BBB+ or better.

        “Level V Status” exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status and (ii) the Borrower has at least two of the following ratings: a Moody’s Rating of Baa2 or better, a Fitch Rating of BBB or better or a S&P Rating of BBB or better.

1

        “Level VI Status” exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status and (ii) the Borrower has at least two of the following ratings: a Moody’s Rating of Baa3 or better, a Fitch Rating of BBB- or better or a S&P Rating of BBB- or better.

        “Level VII Status” exists at any date if, on such date, the Borrower has not qualified for Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI Status.

        “Moody’s Rating” means, at any time, the rating issued by Moody’s Investors Service, Inc. (“Moody’s”) and then in effect with respect to the Borrower’s senior unsecured long-term debt securities without third-party credit enhancement.

        “S&P Rating” means, at any time, the rating issued by Standard and Poor’s Rating Services, a division of The McGraw Hill Companies, Inc. (“S&P”), and then in effect with respect to the Borrower’s senior unsecured long-term debt securities without third-party credit enhancement.

        “Status” means Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status, Level VI Status or Level VII Status.

        The Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table based on the Borrower’s Status as determined from its then-current Moody’s Rating, Fitch Rating and S&P Ratings. The credit rating in effect on any date for the purposes of this Schedule is that in effect at the close of business on such date. The Borrower shall at all times maintain a rating from at least two of Moody’s, Fitch and S&P. If at any time the Borrower does not have a rating from at least two of Moody’s, Fitch and S&P, Level VII Status shall exist.

        Notwithstanding the foregoing, if the Borrower is split-rated and (i) two ratings are equal and higher than the third, the higher rating will apply, (ii) two ratings are equal and lower than the third, the lower rating will apply, (iii) no ratings are equal, the intermediate rating will apply. In the event that the Borrower shall maintain ratings from only two of Moody’s, Fitch and S&P and the Borrower is split-rated and (x) the ratings differential is one level, the higher rating will apply and (y) the ratings differential is two levels or more, the intermediate rating will apply.

2

SCHEDULE 1

MATERIAL SUBSIDIARIES
(See Section 5.8)

None.

1

SCHEDULE 2

LIENS
(See Section 6.12)

None.

2

SCHEDULE 3

NON-ENERGY RELATED
(See Section 5.13)

As of the Closing Date, the Borrower and its Subsidiaries do not own any material asset which is a non-Energy-Related Asset.

Please note that for purposes hereof,

(i)	assets which are not tangible and/or do not constitute property, plant and equipment, such as insurance premiums, Rabbi trusts or similar savings plans and memberships, are treated as Energy-Related Assets to the extent they relate to assets or persons which are involved in the operations of, or provide services to, a public utility subsidiary (as defined in PUHCA) or a state regulated public utility;

(ii)	assets constituting general plant (e.g., office furniture and equipment, communications equipment, computer software and hardware) used in the operations of or used to provide services to a public utility subsidiary (as defined in PUHCA) or a state regulated public utility are treated as Energy-Related Assets; and

(iii)	property, plant and equipment that was once in service, but is no longer used, or property, plant and equipment that was purchased for use (whether or not such assets have at such time yet been placed in service), by or to provide services to, a public utility subsidiary (as defined in PUHCA) or a state regulated public utility are treated as Energy-Related Assets.

3

EXHIBIT A

FORM OF OPINIONS

Omitted

1

EXHIBIT B

COMPLIANCE CERTIFICATE

To	The Lenders parties to the
Credit Agreement Described Below

            This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of October 20, 2004 (as amended, modified, renewed or extended from time to time, the “Agreement”) among OKLAHOMA GAS AND ELECTRIC COMPANY (the “Borrower”), the lenders party thereto and Wachovia Bank, National Association, as Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

            THE UNDERSIGNED HEREBY CERTIFIES THAT:

            1.   I am the duly elected __________ of the Borrower;

            2.   I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

            3.   The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

            4.   Schedule I attached hereto sets forth financial data and computations evidencing the Borrower’s compliance with certain covenants of the Agreement.

            Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

1

        The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ___ day of __________, _____.

2

SCHEDULE I TO COMPLIANCE CERTIFICATE

Compliance as of _________, ____ with
Provisions of Sections 6.11.6 and 6.14 of
the Agreement

1

EXHIBIT C

ASSIGNMENT AND ASSUMPTION AGREEMENT

        This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

        For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including without limitation any letters of credit, guaranties and swingline loans included in such facilities and, to the extent permitted to be assigned under applicable law, all claims (including without limitation contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), suits, causes of action and any other right of the Assignor against any Person whether known or unknown arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby) (the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1

1.	Assignor:
2.	Assignee:		[and is an Affiliate/Approved
Fund of [identify Lender]1
3.	Borrower:	OKLAHOMA GAS AND ELECTRIC COMPANY
4.	Agent:	Wachovia Bank, National Association	, as the agent under the Credit
Agreement.
5.	Credit Agreement:	The Credit Agreement dated as of October 20, 2004 among OKLAHOMA GAS AND ELECTRIC COMPANY, the Lenders party thereto, Wachovia Bank, National Association as Agent, and the other agents party thereto.
6.	Assigned Interest:
Aggregate Amount of Commitment/Loans for all Lenders*	Amount of Commitment/Loans Assigned*	Percentage Assigned of Commitment/Loans[2]
$	$	_______%
$	$	_______%
$	$	_______%
7.	Trade Date:	[3]

Effective Date: ____________, 20__ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER BY THE AGENT.]

1 Select as applicable.

*         Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

2          Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

3          Insert if satisfaction of minimum amounts is to be determined as of the Trade Date.

2

        The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]
By:___________________________________________ Title:
ASSIGNEE [NAME OF ASSIGNEE]
By:___________________________________________ Title:

Consented to and Accepted:

WACHOVIA BANK, NATIONAL
ASSOCIATION, as Agent
By:
Title:

[Consented to:]4

OKLAHOMA GAS AND ELECTRIC
COMPANY
By:
Title:

___________________________________________

4         To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

3

ANNEX 1
TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

        1.        Representations and Warranties.

        1.1        Assignor.  The Assignor represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, perfection, priority, collectibility, or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document, (v) inspecting any of the property, books or records of the Borrower, or any guarantor, or (vi) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

        1.2.        Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iii) agrees that its payment instructions and notice instructions are as set forth in Schedule 1 to this Assignment and Assumption, (iv) none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are “plan assets” as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be “plan assets” under ERISA, (v) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys’ fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee’s non-performance of the obligations assumed under this Assignment and Assumption, (vi) it has received a copy of the Credit Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Lender, and (vii) attached as Schedule 1 to this Assignment and Assumption is any documentation required to be delivered by the Assignee with respect to its tax status pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan

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Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

        2.        Payments.  The Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the [Assignor]6 for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

        3.        General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

_________________________________
5          If assignment is made pursuant to Section 2.19 and Borrower has made the payments required by said Section, the Assignor’s portion of payments in respect of the Assigned Interest shall be payable to the Borrower.

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ADMINISTRATIVE QUESTIONNAIRE

[Schedule to be supplied by Closing Unit or Trading Documentation Unit]

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US AND NON-US TAX INFORMATION REPORTING REQUIREMENTS

[(Schedule to be supplied by Closing Unit or Trading Documentation Unit)]

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EXHIBIT D

LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To Wachovia Bank, National Association
as Agent (the “Agent”) under the Credit Agreement
Described Below.

Re:	Credit Agreement, dated October 20, 2004 (as the same may be amended or modified, the “Credit Agreement”), among OKLAHOMA GAS AND ELECTRIC COMPANY (the “Borrower”), the Lenders named therein and the Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

        The Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Agent of a specific written revocation of such instructions by the Borrower, provided, however, that the Agent may otherwise transfer funds as hereafter directed in writing by the Borrower in accordance with Section 13.1 of the Credit Agreement or based on any telephonic notice made in accordance with Section 2.14 of the Credit Agreement.

Facility Identification Number(s)_____________________________________________________________________

Customer/Account Name ______________________________________________________________________________________

Transfer Funds To __________________________________________________________________________________________

                                  __________________________________________________________________________________________

For Account No. ____________________________________________________________________________________________

Reference/Attention To _____________________________________________________________________________________

Authorized Officer (Customer Representative;	Date ________________________________
_______________________________________________	_________________________________________
(Please Print)	Signature
Bank Officer Name	Date ____________________________________
________________________________________________	__________________________________________
(Please Print)	Signature

         (Deliver Completed Form to Credit Support Staff For Immediate Processing)

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EXHIBIT E

NOTE

                                                                                                                                                                                                           [Date]

        Oklahoma Gas and Electric Company, an Oklahoma corporation (the "Borrower"), promises to pay to ____________________________________ (the "Lender") on the Revolving Credit Termination Date __________ DOLLARS ($_____) or, if less, the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at the main office of Wachovia Bank, National Association in Charlotte, North Carolina, as Agent, together with accrued but unpaid interest thereon. The Borrower shall pay interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement.

        The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

        This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of October 20, 2004 (which, as it may be amended or modified and in effect from time to time, is herein called the "Agreement"), among the Borrower, the lenders party thereto, including the Lender, and Wachovia Bank, National Association, as Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

        Any assignment of this Note, or any rights or interest herein, may only be made in accordance with the terms and conditions of the Agreement. This Note is a registered Note and, as provided in the Agreement, the Borrower, the Agent and the Lenders may treat the person whose name is recorded in the Register as the owner hereof for all purposes, notwithstanding notice to the contrary. The entries in the Register shall be conclusive, absent manifest error.

        This Note shall be governed by, and construed in accordance with, the laws of the State of New York, but giving effect to federal laws applicable to national banks.

OKLAHOMA GAS AND ELECTRIC COMPANY
By: _________________________________________________
Print Name: ___________________________________________
Title: ________________________________________________

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SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
TO
NOTE OF OKLAHOMA GAS AND ELECTRIC COMPANY, CORP.,
DATED _____________, 20____

Date	Principal Amount of Loan	Maturity of Interest Period	Principal Amount Paid	Unpaid Balance

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Exhibit 99.03

OGE Energy Corp. announces new credit facilities

OKLAHOMA CITY – OGE Energy Corp. (NYSE: OGE) announced today it has closed two new revolving credit facilities totaling $550 million with a 16-bank group led by Wachovia Securities and JP Morgan Securities. The facilities replace $400 million of existing credit facilities set to expire this year.

One new credit facility provides up to $450 million to OGE Energy; the other up to $100 million to the company’s utility subsidiary, Oklahoma Gas and Electric Company (OG&E). Planned uses of the revolving credit include working capital, general corporate purposes, back-up for commercial paper programs, and the issuance of letters of credit.

Each of the new credit facilities has a five-year term with two options to extend the term for one year. OG&E’s use of its new revolving credit facility has been approved by the Oklahoma Corporation Commission.

OGE Energy is the parent company of OG&E, a regulated electric utility serving approximately 733,000 customers in a service area spanning 30,000 square miles in Oklahoma and western Arkansas, and of Enogex Inc., a natural gas pipeline business with principal operations in Oklahoma and Arkansas.